Exhibit 10.4

Receivables Purchase Agreement

Moneytech Limited Moneytech Finance Pty Limited Moneytech Services Pty Limited Westpac Banking Corporation
Moneytech DealerCard Program
2 Chifley Square Sydney NSW 2000 Australia Tel 61 2 9230 4000 Fax 61 2 9230 5333 www.aar.com.au © Copyright Allens Arthur Robinson 2013

Receivables Purchase Agreement	Allens Arthur Robinson

Table of Contents

1.	Interpretation		7
	1.1	Definitions	7
	1.2	Interpretation	31
	1.3	Agency	32
	1.4	No application of certain provisions RPA commitment	32
	2.1	Sale notices	33
	2.2	Limit	35
	2.3	Further Instalments	35
	2.4	Security Interest	36
	2.5	Registration on PPSR	36
	2.6	PPSA Provisions	36
	2.7	Change of Purchase Limit; Concentration Limit and extension of Concentration Term	37
	2.8	Voluntary termination of RPA Commitment or reduction of Purchase Limit	37
	2.9	Extension	37
	2.10	Seller obligations upon RPA Termination	38
	2.11	Purchase Limit availability	38
3.	Collection		38
	3.1	Collection of Receivables	38
	3.2	Deemed Collections	39
	3.3	Return of Distribution	41
	3.4	Interpretation	41
4.	Settlement Procedures		41
	4.1	Settlement Procedures for all Collections	41
	4.2	Discharge	42
	4.3	Adjustments to Reserves	42
	4.4	Payments and Computations, etc.	43
	4.5	Additional payments	43
	4.6	Reimbursement	44
	4.7	Treatment of Collections	44
	4.8	Settlement arrangements	44
5.	Fees		45
	5.1	Establishment Fee	45
	5.2	Commitment Fee	45
	5.3	Unused Limit Fee	45
	5.4	Termination Payment	45
	5.5	Changes in law	45
	5.6	Right to Terminate	45
	5.7	Program Costs	46
	5.8	Prepayment Amount	46
	5.9	Authorisation	46

Receivables Purchase Agreement	Allens Arthur Robinson

6.	Conditions precedent		46
	6.1	Conditions precedent to first Sale Notice	46
	6.2	Further conditions precedent	47
	6.3	Additional conditions precedent in respect of NZ Approved Originators	48
7.	Representations and Warranties		48
	7.1	Representations and warranties by Seller and Servicer	48
	7.2	Representations and warranties by Westpac	53
	7.3	General representations and warranties	54
	7.4	Reliance on representations and warranties	54
	7.5	Repetition of representations and warranties	54
8.	Undertakings		54
	8.1	Seller and Servicer undertakings	54
9.	Administration, Servicing and collection		60
	9.1	Appointment	60
	9.2	Duties of the Servicer	61
	9.3	Replacement of the Servicer	61
	9.4	Remuneration of Successor Servicer	62
	9.5	Rights of Westpac	62
	9.6	Responsibilities of the Seller	63
	9.7	Further action evidencing purchase	63
	9.8	Application of Collections	64
	9.9	Stand-by Servicer	64
10.	Early Amortisation Events; servicer transfer events; termination; Review Events		64
	10.1	Early Amortisation Events	64
	10.2	Remedies for Early Amortisation Events	66
	10.3	Awareness of Early Amortisation Events	66
	10.4	Review Event	66
	10.5	Consequences of Review Events	66
	10.6	Event of Default	67
	10.7	Remedies for Events of Default	67
	10.8	Collection Account Letter	67
11.	Indemnification		67
	11.1	General indemnity	67
12.	Power of attorney		69
	12.1	Seller Appointment	69
	12.2	Australian Approved Originator Appointments	70
	12.3	NZ Approved Originator Appointments	70
13.	Assignment of Receivables		71
	13.1	Restrictions on assignments	71
	13.2	Rights of Assignee	71
14.	Interest on overdue amounts		71
	14.1	Accrual	71
	4.2	Payment	72

Receivables Purchase Agreement	Allens Arthur Robinson

15.	Miscellaneous		72
	15.1	Notices	72
	15.2	Severability clause	72
	15.3	Amendments	72
	15.4	Governing Law and jurisdiction	73
	15.5	Survival of representations and indemnities	73
	15.6	Set-off	73
	15.7	Costs and expenses	73
	15.8	Waivers; remedies cumulative	74
	15.9	Force Majeure	74
16.	Confidentiality		75
	16.1	Confidentiality	75
	16.2	Counterparts	76
17.	GST		77
	17.1	Interpretation	77
	17.2	Consideration is GST exclusive	77
	17.3	Gross up of consideration	77
	17.4	Reimbursements (net down)	77
18.	Privacy		77
19.	Code of Banking Practice (2003)		77
20.	Electronic Presentment & Payment		77
	20.1	Access to the Presentment & Payment System	77
Annexure A – Part 1			80
	Sale Notice from the Seller		80
Annexure A – Part 2			84
	Sale Notice from an Australian Approved Originator to the Seller		84
Annexure A – Part 3			88
	Sale Notice from a NZ Approved Originator to the Seller		88
	Sale Notice		88
Annexure B			95
	Verification Certificate (Clause 6.1(a))		95
Annexure C			97
	Determination Date Statement		97
Annexure D			98
	Instalment Notice		98
Annexure E			100
	Form of Director's Certificate		100
Annexure F			104
	Form of Australian Power of Attorney for each Australian Approved Originator		104
Annexure F			107
	Form of NZ Power of Attorney for each NZ Approved Originator		107

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure G			111
	Credit and Collections Policies		111
Annexure H			112
	Presentment and Payment Platform		112
1.	Description of the Platfor		112
2.	Definitions		112
3.	Service information		112
	3.1	Provisions of Access to Platform	112
4.	Westpac Obligations		113
	4.1	Access	113
	4.2	Preparation	113
5.	Obligations of the Seller		113
	5.1	Seller's Hardware and Software	113
	5.2	Data security	113
	5.3	Internet connection	113
6.	Use of the Platform		114
	6.1	Use	114
7.	Training		114
	7.1	Training in use of the Platform	114
8.	Operation of the Platform		115
	8.1	Access	115
	8.2	No third party use	115
9.	Transactions		115
	9.1	No responsibility for Transactions	115
10.	Proprietary rights		115
	10.1	Seller no proprietary rights	115
11.	Use of Data		116
	11.1	Collection and privacy	116
12.	New Releases		116
	12.1	New Release	116
13.	Maintenance Services		117
	13.1	Maintenance that Westpac will provide	117
	13.2	Seller's obligations for maintenance	117
	13.3	Maintenance exclusions	117
	13.4	Chargeable items	118
	13.5	Support	118
	13.6	Service Levels	118
	13.7	Planned Outages	118
14.	Suspension of Access		118
	14.1	Westpac's right to suspend Access	118
	14.2	No objection by the Seller	119

Receivables Purchase Agreement	Allens Arthur Robinson

15.	Exclusion of Warranties and Liability	119
1.	Westpac Support Centre - Hours of Operations	121
2.	General service provisions	121
3.	Seller's Hardware and Software	122
4.	Purpose	122
5.	Method of contact	122
6.	Service Levels	122
7.	Priority Levels and Resolutions Targets	123
Annexure I		124
	Form of Insurance Policy	124

Receivables Purchase Agreement	Allens Arthur Robinson

Date

Parties
1.	Moneytech Limited (ABN 77 106 249 852) incorporated under the laws of Australia and registered in New South Wales of 964 Pacific Highway, Pymble, NSW 2073 (the Indemnifier).

2.	Moneytech Finance Pty Ltd (ABN 75 112 110 906) incorporated under the laws of Australia and registered in New South Wales of 964 Pacific Highway, Pymble, NSW 2073 (the Seller).

3.	Moneytech Services Pty Ltd (ABN 81 112 110 933) incorporated under the laws of Australia and registered in New South Wales of 964 Pacific Highway, Pymble, NSW 2073 (the Servicer).

4.	Westpac Banking Corporation (ABN 33 007 457 141) incorporated under the laws of Australia of Level 4, 255 Elizabeth Street, Sydney (Westpac).

Recitals
A	The Seller has, and expects to have, Receivables which the Seller may wish to sell. Some of the Receivables may have been acquired by the Seller from Approved Originators.

B
The parties have entered into this agreement to set out the terms which will apply if the Seller makes an offer to Westpac to sell, and Westpac agrees to purchase, such Receivables from the Seller from time to time during the term of a Future Agreement.

C	The parties have agreed to include in this agreement certain provisions that will not apply until all the parties subsequently agree in writing to activate those provisions. Those provisions include:

(a) the ability to offer for sale NZ Receivables;

(b)
the requirements for a Concentration Reserve, a Credit Reserve, a Dilution Reserve, an FX Reserve, a Loss Horizon Ratio, a Loss Ratio, a Required Reserve and the definitions that relate only to those provisions.

It is agreed as follows:

1.	Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise.

Accounts means statements of financial position, statements of financial performance and statements of cash flows together with any statements, reports (including any directors' and auditors' reports) and notes attached to or intended to be read with any of them.

Receivables Purchase Agreement	Allens Arthur Robinson

Accounts Receivable Trial Balance means the Seller's accounts receivable trial balance as at a specified date, in either Computer File or hard copy computer printout form, summarising debit and credit entries and the Original Balances for Receivables as at the relevant date, containing a list of Obligors and the Original Balances of the Receivables as at the close of business on that date in the form agreed between the Seller and Westpac.

Accrued Interest Cost means, for any Remittance Date, an amount equal to the sum of the product of the following amounts calculated for each day during the Yield Period ending immediately before that Remittance Date:

(a)           the aggregate of Westpac's Investment and any Accrued Interim Cost;

(b)           the Bank Bill Rate for that Yield Period; and

(c)           1/365.

Accrued Interim Cost means, for any Remittance Date, the aggregate of any Accrued Interest Cost and Retention Amount that was not paid on the preceding Remittance Dates as a result of there being insufficient Collections.

Adjusted Dilution Ratio means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the sum of the Dilution Ratios at each of the 12 consecutive Determination Dates (or such lesser number of Determination Dates as have elapsed since the first Purchase Date) ending with such Determination Date by 12 (or such lesser number).

Amount Due, on any Collection Date, in relation to an Obligor under a Receivable, means the amount determined by the Platform Provider to be due by that Obligor under that Receivable on that Collection Date in accordance with the Program.

Approved Originator means an Australian Approved Originator or a NZ Approved Originator.

Approved Originator Sale Notice means, in respect of:

(a)	an Australian Approved Originator, a notice substantially in the form of Annexure A Part 2 (or such other form as the Seller and that Australian Approved Originator may agree); and

(b)	an NZ Approved Originator, a notice substantially in the form of Annexure A Part 3 (or such other form as the Seller and that NZ Approved Originator may agree),

under which that Australian Approved Originator or NZ Approved Originator (as the case may be) offers to sell Receivables originated by it to the Seller.

APRA means the Australian Prudential Regulation Authority.

Associate in relation to an entity means:

(a)            a Related Corporation of that entity;

(b)           an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity, or a Related Corporation of that entity;

(c)           a Related Corporation of an entity included in paragraph (b) or (e);

(d)           a director of that entity or an entity included in paragraph (a) or (c);

Receivables Purchase Agreement	Allens Arthur Robinson

(e)	a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c), (d), (f) or (g) alone or together has a Controlling Interest;

(f)
the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d) (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

(g)	an entity of which a director of that entity or a Related Corporation of that entity is also a director.

For the purposes of this definition:

(i)	where a person is a beneficiary of a discretionary trust, that person shall be taken to own, and control, all the assets of that trust;

(ii)	director has the meaning given in the Corporations Act; and

(iii)	a person has a Controlling Interest in a corporation or trust if:

(A)
the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

(B)
the person has a relevant interest (as defined in the Corporations Act) in aggregate in more than 20% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued.  The definition of relevant interest applies as if units or other interests were shares.

ASX means the Australian Stock Exchange Limited (ABN 98 008 624 691).

Australian Approved Originator means:

(a)           Moneytech Limited; and

(b)   any other wholly-owned Australian incorporated subsidiary of the Seller that originates Receivables in its ordinary course of business.

Australian Collection Account means the account in the name of the Servicer with BSB number [*], account number [*] at Westpac Banking Corporation or such other account approved by Westpac.

Australian Receivable means a Receivable originated by the Seller or an Australian Approved Originator in Australia.

Authorisation means:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Receivables Purchase Agreement	Allens Arthur Robinson

Authorised Officer means:

(a)
in respect of the Seller or the Servicer, any director or secretary, or any person from time to time nominated as an Authorised Officer by the Seller or the Servicer, as the case may be, by a notice to the relevant party accompanied by certified copies of signatures of all new persons so appointed; and

(b)	in respect of Westpac, any person whose title or acting title includes the word Director, Manager or Associate or cognate expressions, or any secretary or director.

Authorised User means a person notified by the Seller to Westpac in writing, and accepted by Westpac as such, from time to time, and who is authorised by the Seller to access and use the Platform.

Bank Bill Rate for a period means:

(a)	the average bid rate displayed at or about 10.15am (Sydney time) on the first day of that period on the Reuters screen BBSWAV page for a term equal or closest to (within 5 days) that period; or

(b)
if for any reason that rate is not displayed for a term equal or closest to (within 5 days) that period, then the Bank Bill Rate will be the rate calculated by Westpac at or about 10.15am (Sydney time) on the first day of the period to be Westpac's estimate in good faith of the rate calculated on a linear interpolation or extrapolation basis using the two rates displayed at or about 10.15am (Sydney time) on the first day of that period on the Reuters screen BBSWAV page having a term closest to that period; or

(c)
if the basis on which that rate is displayed is changed and in the reasonable opinion of Westpac, it ceases to reflect the cost of funding of Westpac to the same extent as at the date of this agreement solely due to the change, then the Bank Bill Rate will be the rate calculated by Westpac in good faith as Westpac's cost of funds for a term equal or closest to (within 5 days) the period in consultation with the Seller to be the average of the buying rates quoted to Westpac on the first day of the period by 3 large Australian banks selected by Westpac (as relevant); or

(d)
if the Bank Bill Rate cannot be determined under paragraphs (a), (b) or (c), the rate will be the rate determined by Westpac in good faith to be Westpac's cost of funds for a term equal or closest to (within 5 days) the period in consultation with the Seller, or

(e)	if an Early Amortisation Event is subsisting, the rate will be the rate determined by Westpac as the aggregate of:

(i)	the rate determined under paragraphs (a), (b), (c) or (d) (as the case may be); and

(ii)	2%.

Bill has the same meaning as in the Bills of Exchange Act 1909 (Cwlth).

Business Day means any day other than a Saturday or Sunday or a day when banks are authorised or required by law to close in Sydney.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Receivables Purchase Agreement	Allens Arthur Robinson

Carrier has the meaning given to it in the Telecommunications Act 1997 (Cth).

Cash Reserve means at any time the credit balance of the Cash Reserve Bank Account at that time.

Cash Reserve Requirement means on any Determination Date the aggregate of:

(a)	the Aggregate Deductible as defined in the Insurance Policy, subject to that amount being not less than $1 million;

(b)	the Outstanding Balance of Purchased Receivables that have been Overdue Receivables for more than 30 days; and

(c)	the Delinquency Reserve Requirement.

Cash Reserve Bank Account means [*].

Change of Control means a change in "control" as defined in the Corporations Act.

Charge means a charge given by the Seller, the Indemnifier, the Servicer and each Approved Originator to Westpac to secure their obligations to Westpac under the Transaction Documents.

Chargee means any person, other than Westpac, to whom the Seller or any Approved Originator has granted a Security Interest.

Charge-Off Receivable means a Purchased Receivable:

(a)	as to which an Insolvency Event has occurred and is subsisting with respect to the relevant Obligor; or

(b)
which the Seller, or if the Seller is not the Servicer, the Servicer, has taken all reasonable steps to collect and enforce, and has concluded in accordance with its usual practice is not reasonably recoverable, and has been written off in accordance with the Credit and Collection Policy.

Collection Account means either the Australian Collection Account and the NZ Collection Account.

Collection Account Letter means each letter (in a form approved by Westpac, acting reasonably) from the Seller and the Servicer or an Approved Originator to Westpac in its various capacities dated on or about the date of this agreement, in relation to the operation of the relevant Collection Account.

Collection Date means, in relation to a Receivable, the date on which the relevant Obligor is required to make a payment of an Amount Due in relation to that Receivable.

Collection Period means, in respect of a Remittance Date:

(a)	the calendar month (or part thereof) ending on (and including) the last day of the calendar month immediately before that Remittance Date; or

(b)	if an Early Amortisation Event has occurred and is subsisting, a period selected by Westpac, notice of which is given to the Servicer.

Collections means, with respect to any Purchased Receivable, all funds which on or after the date specified in the Computer File provided by the Seller to Westpac for the purposes of identifying such Purchased Receivable for sale either are:

(a)
received by the Seller or the Servicer from or on behalf of the related Obligors in payment of any amounts owed in respect of such Purchased Receivable or applied to such amounts owed by such Obligors (including, without limitation, by set off, counterclaim, netting or any similar right or defence);

Receivables Purchase Agreement	Allens Arthur Robinson

(b)
deemed to be received by the Seller or Servicer under clause 3.2 in respect of that Purchased Receivable, or are paid to Westpac under clause 11 in respect of that Purchased Receivable (other than in respect of any penalty, fine, Tax or obligation of any Indemnified Party to any other person); or

(c)	paid under the Insurance Policy in respect of that Purchased Receivable.

Collections will be allocated by the Servicer and Platform Provider into either Finance Charge Collections or Principal Collections.

Commitment Termination Date means the earlier to occur of:

(a)	the Scheduled Commitment Termination Date;

(b)	the date of termination of the RPA Commitment under clause 10.2; and

(c)	if the RPA Commitment is terminated in whole, the date of termination of the RPA Commitment nominated by the Seller under clause 2.8;

(d)	the date five months before the scheduled termination of the Insurance Policy.

Computer File means a computer file or email confirmation that contains a summary or list of Receivables (including all Eligible Receivables (if any) that have been originated since the initial Purchase Date to the extent they have not been included in a Computer File that has previously been given by the Seller to Westpac).

Concentration Limit means:

(a)	the amount that Westpac specifies (from time to time) in respect of an Obligor that Westpac specifies as a Concentration Obligor from time to time; and

(b)	in respect of any other Obligor at any time, or for any Obligor referred to in paragraph (a) once it is no longer a Concentration Obligor, $250,000 at that time.

Concentration Obligor means any company that Westpac (acting reasonably) specifies as a Concentration Obligor from time to time.

Concentration Reserve means the Outstanding Balance of the Purchased Receivables (including those offered for sale under a Sale Notice on a Purchase Date) for each Obligor that exceeds the Concentration Limit for that Obligor (or would exceed the Concentration Limit for that Obligor if the Sale Notice is accepted).

Concentration Term means the period of one year from the date the first Sale Notice (if any) is accepted by Westpac, as extended under clause 2.7.

Consumer Credit Legislation means any legislation relating to consumer credit including:

(a)	the Credit Act of any Australian state or territory;

(b)	the Consumer Credit (Queensland) Act 1994;

(c)	the Credit Contracts Act 1981 (NZ); and

(d)	any other equivalent legislation of any Australian state or territory or New Zealand;

Receivables Purchase Agreement	Allens Arthur Robinson

Contract means a contract (which need not be in writing) between the Seller or an Approved Originator and any person under which one of the following applies:

(a)	the Seller or the relevant Approved Originator sells goods to that person, and that person is given a certain period of time in which to pay the relevant purchase price; or

(b)
the Seller or the relevant Approved Originator provides loans, financial accommodation or credit to that person, and that person is given a certain period of time in which to repay the relevant loan, financial accommodation or credit.

Corporations Act means the Corporations Act 2001 (Cth).

Credit and Collection Policy means those policies and procedures of the Seller and each Approved Originator relating to the operation of its business, including, without limitation, the policies and procedures:

(a)	for determining the creditworthiness of customers and the extension of credit to customers;

(b)	relating to the maintenance of accounts and collection of Receivables; and

(c)	relating to the writing off of bad debts,

in the form attached as Annexure G (as amended from time to time, provided that in the case of any material amendment, the prior approval of Westpac has been obtained, such approval not to be unreasonably withheld).

Credit Reserve means, at any date, the amount calculated as follows.

CR = CRP x PR

where

CR means the Credit Reserve at that date

CRP means the Credit Reserve Percentage at that date.

PR means the Outstanding Balance of all performing Purchased Receivables which are referable to Non-Concentration Obligors calculated as follows:

(a)	the Outstanding Balance of all Purchased Receivables less;

(b)	the aggregate of:

(i)	the Outstanding Balance of all Overdue Receivables;

(ii)	the Outstanding Balance of all Receivables Ineligible for Funding:

(iii)	the Outstanding Balance of all Charge-Off Receivables; and

(iv)	the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors.

Credit Reserve Percentage means, on any date, the percentage rate calculated as the greater of:

(a)	the Loss Ratio as at that date multiplied by the Loss Horizon Ratio as at that date multiplied by the Rating Multiple at that date; and

(b)	10%.

Current Receivable means any Purchased Receivable other than an Overdue Receivable, Receivable Ineligible for Funding or Charge-Off Receivable.

Receivables Purchase Agreement	Allens Arthur Robinson

Default Ratio means, as at the last day of any calendar month, a percentage calculated as follows:

DR =

where

DR means the Default Ratio at that date.

COR means the Outstanding Balance of all Purchased Receivables which have become Charge-Off Receivables during that month.

CR means the Outstanding Balance of all Current Receivables originated within the six-month period immediately preceding that month.

Defect means any defect, error or malfunction in the operation of the Platform that results in the Platform not operating in accordance with its published specifications.

Delinquency Reserve means at any time, the amount in the Cash Reserve Bank Account at that time that represents the Delinquency Reserve.

Delinquency Reserve Requirement means $750,000.

Delinquent Obligor means an Obligor that has not paid any scheduled minimum monthly Amount Due for payment under the applicable Contract within 30 days of the due date for payment.

Determination Date means the last day of each calendar month.

Determination Date Statement means the statement prepared by the Servicer with respect to each Determination Date pursuant to clause 6.2(b)(i) substantially in the form of the example set out as Annexure C or in such other form as Westpac and the Seller may agree from time to time.

Dilution means the amount of any reduction in the Original Balance of a Purchased Receivable other than due to payment by an Obligor in relation to that Receivable in accordance with the terms of the related Contract or upon the Receivable becoming a Charge-Off Receivable.

Dilution Horizon means a period of 30 days.

Dilution Horizon Ratio means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the aggregate sales (in Dollars) of the Seller and its Related Corporations during the Dilution Horizon ending on such Determination Date by the aggregate Outstanding Balance of all Purchased Receivables less the Outstanding Balance of all Overdue Receivables of the previous Collection Period.

Dilution Receivable Amount means, in respect of any Collection Period, the aggregate amount of Dilutions made in respect of Purchased Receivables during that Collection Period.

Dilution Ratio means, on any date, the ratio (expressed as a decimal) calculated as of the most recent Determination Date by dividing the aggregate of all Dilutions for the Collection Period immediately preceding such Determination Date (the Latest Collection Period) by the aggregate Dollar amount of sales of the Approved Originators during the Collection Period immediately preceding the Latest Collection Period.

Receivables Purchase Agreement	Allens Arthur Robinson

Dilution Reserve means, on any date, the amount calculated in accordance with the following formula:

DR = (DRP x PR) + (DRP x PRCO) +PMSI

where:

DR means the Dilution Reserve as at that date.

DRP means the Dilution Reserve Percentage in respect of Concentration Obligors or Non-Concentration Obligors (as the case may be) as at that date.

PR means the Outstanding Balance of all performing Purchased Receivables which are referable to Non-Concentration Obligors, calculated as follows:

(a)   the Outstanding Balance of all Purchased Receivables, less

(b)   the aggregate of:

(i)	the Outstanding Balance of all Overdue Receivables;

(ii)	the Outstanding Balance of all Receivables Ineligible for Funding;

(iii)	the Outstanding Balance of all Charge-Off Receivables; and

(iv)	the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors.

PRCO means the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors.

PMSI means the average value of trade credits due (as determined by the Servicer from time to time acting reasonably and notified to Westpac) to suppliers to the NZ Approved Originators which benefit from a Supplier's Security Interest.

Dilution Reserve Percentage means, on any date:

(a)	in respect of Non-Concentration Obligors, the product of:

(i)	the sum of:

(A)	the Rating Multiple times the Adjusted Dilution Ratio; and

(B)	the Dilution Volatility Component; and

(ii)	the Dilution Horizon Ratio,

expressed as a percentage; and

(b)	in respect of Concentration Obligors:

(i)	5.0%; or

(ii)	the percentage notified to the Seller by Westpac in respect of any Concentration Obligors.

Dilution Volatility Component means, on any date, the amount (expressed as a decimal) computed as of the most recent Determination Date equal to the product of:

(a)	the difference between:

(i)	the highest three month rolling average Dilution Ratio occurring during the immediately preceding 12 months ending on such Determination Date; and

(ii)	the Adjusted Dilution Ratio as of such Determination Date, provided that if such difference is negative it shall be deemed to be zero; and

Receivables Purchase Agreement	Allens Arthur Robinson

(b)
a fraction, the numerator of which is equal to the amount calculated pursuant to clause (a)(i) of this definition and the denominator of which is equal to the amount calculated pursuant to clause (a)(ii) of this definition.

Discount means, on any date, the amount specified as the Discount in the most recently delivered Sale Notice or Determination Date Statement.  The Discount shall be an amount agreed between the Seller and Westpac to be an amount that relates to all Receivables (including those offered for sale under a Sale Notice on a Purchase Date).  It shall be determined using the following formula.

D = (SR + (2 x RR) + PM) x (2  x DSO) x PB
                                                     365

where

D means the Discount at that date

SR means the Servicer Rate as at that date

RR means the Bank Bill Rate for a period equal to the Settlement Period following that date

PM means the Program Margin expressed as a percentage per annum

DSO means the number which is the greater of the DSO and the Yield Period, as at that date

PB means the Purchase Base for the Settlement Period immediately following that date.

Documentation means program material supplied by Westpac in relation to the Platform which may include, operating instructions, input information, format specifications (including the Solution Description) or instructional documentation such as guides, manuals or education materials, but excluding maintenance diagnostics.

Dollars means the lawful currency of the Commonwealth of Australia from time to time.

DSO means, at any date, day sales outstanding, being that number of days calculated using the following formula.

DSO = TR     x 365
                                            TC

where

DSO means DSO at that date

TR means the then unpaid amount payable (whether actually or contingently) under all Current Receivables and all Purchased Receivables past due as at:

(a)            that date, if that date is the end of a calendar month; or

(b)	otherwise, the last day of the calendar month immediately preceding that date

TC means the unpaid amount payable (whether actually or contingently) under all Current Receivables for the 12 full calendar months preceding that date (if that date is the last day of a calendar month, including that calendar month).

Early Amortisation Event means each of the events referred to in clause 10.1 except that, so far as any such event relates to the Servicer, it will only be an Early Amortisation Event if the Servicer is the Seller or an Associate of the Seller at the time the relevant event occurs.

Receivables Purchase Agreement	Allens Arthur Robinson

Event of Default means each of the events referred to in clause 10.6.

Eligible Insurer means an insurance company regulated by APRA, which is either:

(a)	rated at least A- by S&P; or

(b)	a wholly owned subsidiary of an insurer rated at least A- by S&P and approved by Westpac.

Eligible Receivable means, on the date of any determination under this agreement which involves, or requires a calculation of, an Eligible Receivable a Receivable:

(a)	in relation to which:

(i)	the Seller was the first and only creditor of the Obligor under the relevant Contract and where that Contract was entered into by the Seller in the ordinary course of its business; or

(ii)
an Approved Originator was the first creditor of the Obligor under the relevant Contract, the Contract was entered into by the Approved Originator in the ordinary course of its business, the Approved Originator has assigned its interest in the Contract to the Seller, and that Approved Originator and the Seller have been the only creditors of the Obligor under that Contract;

(b)	the Obligor of which is not an Associate or employee of the Seller or any Approved Originator;

(c)	which is not a Charge-Off Receivable;

(d)
with regard to which the warranty of the Seller in each of clause 7.1(r) and 7.1(s) is true and correct, as if such representation and warranty was provided on such day by reference to the facts and circumstances then existing;

(e)	the sale of an equitable interest in which does not contravene or conflict with any law;

(f)	which is:

(i)	in the case of an Australian Receivable, a Receivable denominated and payable only in Dollars in Australia; or

(ii)
in the case of a NZ Receivable, a Receivable in respect of which the Obligor is located in New Zealand or has its place of business, or its principal place of business (if the Obligor has more than one place of business) in New Zealand, and the Receivable is denominated and payable only in NZ Dollars in New Zealand;

(g)
is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of that Receivable enforceable against that Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defence whatsoever (except the discharge in insolvency or bankruptcy of such Obligor);

(h)
which, together with the Contract, does not contravene any laws, rules or regulations and with respect to which no party to the Contract is in violation of any law, rule or regulation if that violation would impair the collectability of such Receivable;

(i)	which satisfies all applicable requirements of the relevant Credit and Collection Policy and the Insurance Policy;

Receivables Purchase Agreement	Allens Arthur Robinson

(j)	as to which at the time the relevant Contract was entered into and as at the proposed date of sale the Seller had not received any notice of an Insolvency Event in respect of the relevant Obligor;

(k)	which is not subject to any Consumer Credit Legislation;

(l)	where each of the relevant Contracts is governed by the laws of an Australian jurisdiction or, in the case of a Receivable originated by an NZ Approved Originator, the laws of New Zealand;

(m)	where the relevant Contract, if required to be stamped, has been stamped with all applicable duty;

(n)
where the amount of any payment which the Obligor is required to make in respect of the Receivable may not pursuant to any contractual right of set off be reduced by, or by any income derived by the Obligor on, any moneys deposited by it with any person (including, without limitation, the Seller) or an Approved Originator;

(o)	which is specifically identifiable and able to be segregated and marked for purposes of enforcement if an Early Amortisation Event occurs;

(p)	which is fully assignable and is not subject to dispute, offset or counterclaim at the time it is offered for sale;

(q)	where the Obligor has provided the bank with which the Collection Account is held with authority to initiate and collect the minimum Amount Due on each Collection Date; and

(r)
which is covered by an Insurance Policy where Westpac holds a Certificate of Currency in respect of the relevant Insurance Policy which provides the Seller and Westpac with protection against loss due to non-payment in respect of the Purchased Receivables due to the insolvency of the Obligor.

Exchange Rate on any date, in relation to a NZ Receivable or NZ Dollars, means the forward exchange rate quoted to the Seller by Westpac at that time as its market rate for converting NZ Dollars to Dollars, or vice versa (as the case may be) for payment on the next Remittance Date.

Expiry Time means, in relation to a Sale Notice, 4.00pm on the third Business Day after the day on which Westpac receives that Sale Notice.

Fee Letter means the letter to Hugh Evans of Moneytech Pty Limited dated [*] from Ian Makovec of Westpac, as amended in writing thereafter by mutual agreement between the Seller and Westpac.

Finance Charge Collections means, on any Remittance Date, the sum of:

(a)	any Collections received during the relevant Collection Period that are not Principal Collections; and

(b)	amounts received from, or on behalf of, Obligors in respect of Receivables that became Charge-Off Receivables received during the relevant Collection Period.

Financial Indebtedness means any indebtedness, present or future, actual or contingent in respect of moneys borrowed or raised or any financial accommodation whatever.  It includes indebtedness under or in respect of a negotiable or other financial instrument, Guarantee, interest, gold or currency exchange, hedge or arrangement of any kind, redeemable share, share the subject of a Guarantee, discounting arrangement, finance or capital lease, hire purchase, deferred purchase price (for more than 90 days) of an asset or service or an obligation to deliver goods or other property or provide services paid for in advance by a financier or in relation to another financing transaction.

Receivables Purchase Agreement	Allens Arthur Robinson

Financial Undertaking Breach means, circumstances where the Seller fails to meet its financial undertakings set out in clause 8.1(cc).

Further Instalment means, if an offer in or pursuant to a Sale Notice is accepted, an amount requested by the Seller under clause 2.3, or, as the context requires, withdrawn by the Seller pursuant to that request.

Further Sale Notice means, a further sale notice in substantially the form agreed between the Seller and Westpac from time to time.

Future Agreement means an agreement formed between the Seller and Westpac if Westpac accepts the offer made in a Sale Notice.

FX Reserve means, on any date, the amount specified as the FX Reserve in the most recently delivered Sale Notice or Determination Date Statement.  The FX Reserve is an amount determined on the basis of the following formula:

FXR = (NZR) x10%
             ERx1.1

where:

FXR means the FX Reserve at that date.

NZR means the NZ Dollar equivalent of the Outstanding Balance of all NZ Receivables at that date.

ER means the Exchange Rate to convert NZ Dollars to Dollars as advised by Westpac.

Governmental Agency means any government or any governmental, semi-governmental or judicial entity or authority.  It also includes any self-regulatory organisation established under statute or any stock exchange.

Group means the Seller and its Subsidiaries.

GST Legislation means the A New Tax System (Goods and Services Tax) Act 1999 or similar legislation and any related regulations.

Guarantee means any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship, or any other obligation or irrevocable offer (whatever called and of whatever nature):

(a)	to pay or to purchase;

(b)
to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

(c)	to indemnify against the consequences of default in the payment of; or

(d)	to be responsible otherwise for,

an obligation or indebtedness of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the insolvency or financial condition of another person.

Indemnified Amounts means any and all damages, losses, claims, liabilities and related costs and reasonable expenses including legal costs on a full indemnity basis.

Receivables Purchase Agreement	Allens Arthur Robinson

Indemnified Party means:

(a)           Westpac;

(b)           any of Westpac's respective successors, transferees, participants and assigns; or

(c)	any officer, director, shareholder, controlling person, employee or agent of any of the above.

Information has the meaning given in clause 16.

Input Tax Credit has the meaning given to the term under the GST Legislation.

Insolvency Event means in respect of a person:

(a)	(i)	an administrator of the person is appointed;

(ii)
any step is taken to appoint or with a view to appointing a statutory manager (including the making of any recommendation in that regard by the Securities Commission under the Corporations (Investigations and Management) Act 1989 or the Reserve Bank of New Zealand Act 1989);

(iii)	except for the purpose of a solvent reconstruction or amalgamation previously approved by Westpac (such approval not to be unreasonably withheld)

(A)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken for:

(1)	the winding up, dissolution or administration of the person; or

(2)	the person entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

other than frivolous or vexatious applications, proceedings, notices and steps or applications; or

(B)
the person ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of all or a substantial part of its assets; or

(iv)
the person is, or under applicable legislation is taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts;

(b)	(i)	a receiver, receiver and manager, administrative receiver or similar officer is appointed to;

(ii)	a Security Interest is enforced in respect of an amount in excess of A$500,000 over; or

(iii)	a distress, attachment or other execution is levied, or enforced or applied for in respect of an amount in excess of A$500,000 over,

    all or any of the assets and undertaking of the person unless the relevant action is terminated within 7 days;

Receivables Purchase Agreement	Allens Arthur Robinson

(c)	in the case of a party to this agreement, without the prior consent of the other parties to this agreement, the person:

(i)	reduces its capital (including a purchase of its shares but excluding a redemption of redeemable shares);

(ii)
passes a resolution to reduce its capital or to authorise it to purchase its shares or passes a resolution under chapter 2J of the Corporations Act or an equivalent provision, or calls a meeting to consider such a resolution; or

(iii)	applies to a court to call any such meeting or to sanction any such resolution or reduction; or

(d)
anything analogous to anything referred to in paragraphs (a) to (c) inclusive, or having substantially similar effect, occurs with respect to the person under any overseas law or any law which commences or is amended after the date of this agreement.

Instalment means:

(a)	at any time in relation to an amount specified in a Sale Notice or an Instalment Notice as an Instalment, that amount; and

(b)	otherwise, an amount actually paid by Westpac upon its acceptance of an offer in a Sale Notice, or pursuant to an Instalment Notice.

Instalment Notice means a notice in the form of Annexure D given under clause 2.3(a).

Insurance Policy means the trade credit insurance policy issued by American House Assurance Company, Australia Branch to the Seller in relation to the Receivables, a copy of which is annexed as Annexure I.

Intellectual Property means all industrial and intellectual property rights of any kind including, but not limited to, copyright, trade mark, design, patent, semi-conductor or circuit layout rights, trade, business, domain or company names, Moral Rights or other proprietary rights, or any rights prior to registration of such rights anywhere in the world.

Loss Horizon Ratio means, as at the last day of any calendar month, a percentage calculated as follows.

LHR = CR
                                            AR

where

LHR means the Loss Horizon Ratio at that date

CR means the aggregate of Sales (as used in the definition of, and in calculating, DSO) for that month and the previous five months.

AR means the Net Pool Balance less the aggregate of:

(a)	the Outstanding Balance of all Overdue Receivables;

(b)	the Outstanding Balance of all Receivables Ineligible for Funding; and

(c)	the Outstanding Balance of all Charge-Off Receivables.

Receivables Purchase Agreement	Allens Arthur Robinson

Loss Ratio means, at any date, the highest 3 month rolling average Default Ratio for any month during the 12 full calendar months preceding that date (and, where that date is the last day of the month, including that month), expressed as a percentage.

Mandate Letter means the letter from Westpac to the Seller dated [*].

Material Adverse Effect means, with respect to any event or circumstance, a material adverse effect on:

(a)	the ability of the Servicer or the Seller to perform its obligations under any Transaction Document or the Program;

(b)	the validity, enforceability or collectability of this agreement, a Future Agreement, 10% or more of the Purchased Receivables or any Contract relating to 10% or more of the Purchased Receivables; or

(c)	the status, existence, perfection or priority of Westpac's interest in 10% or more of the Purchased Receivables.

Moneytech Group means the Indemnifier and all of its related body corporates.

Moral Rights means each right defined as a moral right in Part IX of the Copyright Act 1968 and any similar rights capable of protection under the laws of any foreign jurisdiction.

Net Pool Balance means, at any time, an amount equal to the aggregate of the Outstanding Balance of all Purchased Receivables at that time.

Nominated Account means the account in the name of and maintained by the Seller at Westpac, as advised by the Seller to Westpac, and approved by Westpac, from time to time.

Non-Concentration Receivables means, at any time:

(a)           the Outstanding Balance of the Purchased Receivables at that time; less

(b)           the aggregate of:

(i)             the Outstanding Balance of all Overdue Receivables at that time;

(ii)            the Outstanding Balance all Receivables Ineligible for Funding at that time;

(iii)           the Outstanding Balance of all Charge-Off Receivables at that time; and

(iv)           the Outstanding Balance of all Purchased Receivables which are referable to Concentration Obligors at that time.

NZ Approved Originator means any wholly-owned New Zealand incorporated subsidiary of the Seller that originates Receivables.

NZ Collection Account means the account in the name of the Servicer, notified by Westpac to the Servicer and the Seller as the NZ Collection Account or such other account approved by Westpac.

NZ Dollars means the lawful currency of New Zealand from time to time.

NZ Originator Power of Attorney means a power of attorney entered into by a NZ Approved Originator substantially in the form set out in Annexure F.

NZ Receivable means a Receivable originated by an NZ Approved Originator excluding any right to payment of interest, finance or late payment charges payable by the relevant Obligor in respect of that Receivable.

Receivables Purchase Agreement	Allens Arthur Robinson

Obligor means a person obligated to make payments in respect of a Receivable, being customer of the Seller or an Approved Originator who is a member of the Program.

Offered Receivables means any Receivables, Related Agreements and Collections which are offered for sale by the Seller to Westpac in accordance with this document and pursuant to a Sale Notice including those Receivables and Collections that are identified in a Computer File subsequently given by the Seller to Westpac pursuant to the agreement formed upon the acceptance of the offer in that Sale Notice.

Original Balance means, at the time a Receivable is offered for sale, the then unpaid amount payable (whether actually or contingently) under that Receivable.

Originator Guarantee means a Guarantee by the Approved Originators of the obligations of the Seller and the Servicer under this agreement.

Outstanding Balance means, at any time, in relation to:

(a)	any Purchased Receivable, the amount then owing and unpaid (whether or not then due and payable) under that Purchased Receivable;

(b)	any NZ Receivable, the amount then owing and unpaid (whether or not then due and payable) under the Receivable converted into Dollars at the applicable Exchange Rate at that time;

(c)	any Overdue Receivable, the scheduled minimum monthly Amount Due for payment which is past due by more than 30 days; and

(d)	any Receivable Ineligible for Funding, the amount recorded in the Accounts Receivable Trial Balance in respect of that Receivable Ineligible for Funding.

Overdue Receivable means a Purchased Receivable (other than any Receivable Ineligible for Funding or Charge-Off Receivable) owing by a Delinquent Obligor in relation to which any scheduled minimum monthly Amount Due for payment is past due by more than 30 days.

Permitted Security Interest means any Security Interest created in favour of the Seller or Westpac by virtue of either:

(a)	the transfer of NZ Receivables by the NZ Approved Originator to the Seller; or

(b)	the transfer of NZ Receivables by the Seller to Westpac,

being a deemed security interest pursuant to section 17(1)(b) of the PPSA and (if applicable) a security interest, aspects of which are governed by the PPSA.

Personal Information means any personal information in relation to an Obligor as that term is defined in the Privacy Act 1988 that is provided to Westpac.

Planned Outage means a period of time, other than an interruption, which is less than one hour in duration, during which time access to the Platform will be unavailable to permit Westpac to carry out routine maintenance or up-grading or other similar processes relevant to networks.

Platform means the electronic web based system known as "the bill presentment and payment platform" owned by or licensed to Westpac for the administration of the sale of Receivables and Purchased Receivables.

Platform Provider means Westpac.

Receivables Purchase Agreement	Allens Arthur Robinson

Potential Early Amortisation Event means any event which, with the giving of notice or lapse of time, or both, would become an Early Amortisation Event.

PPSA means the Personal Property Securities Act 1999 (New Zealand).

PPSR means the Personal Property Securities Register established by the PPSA.

Prepayment Amount means the sum of:

(a)
the aggregate of the amount reasonably determined by Westpac in respect of each day during the Prepayment Period, as being the Program Margin (calculated as an effective daily rate) multiplied by Westpac's Investment on that day; and

(b)
the projected amount of any Unused Limit Fee Amount, in respect of each day during the Prepayment Period, which will be payable by the Seller to Westpac on the basis that Westpac’s Investment is $0 for the period commencing on the expected date Westpac’s Investment becomes $0 and ending on the date which is the anniversary of this agreement immediately following the Commitment Termination Date or as agreed between the Seller and Westpac in the Fee Letter.  It excludes the amount of any Program Margin which has not yet accrued.

Prepayment Period means the period from (and including) the day that the Seller notifies Westpac that it wishes to terminate the RPA Commitment in whole or in part prior to the Commitment Termination Date to (and including) the revised Commitment Termination Date.

Presentment and Payment Website means the electronic commerce portal on the World Wide Web, which is hosted by or on behalf of Westpac using Qvalent’s presentment and payment software.

Principal Collections means on any Remittance Date such Collections that equate to the amount of principal (determined by the Seller in accordance with the Credit and Collection Policy) received during the preceding Collection Period.

Program means the Moneytech DealerCard Program established by the Indemnifier.

Program Change means any change in, any making of, or any change in the interpretation or application of, or compliance with any change in, any law, official directive or request.  A Program Change includes:

(a)
any law, official directive or request with respect to taxation (but not including changes in respect of Taxes upon or measured by net income or capital gain) or reserve, liquidity, capital adequacy, special deposit or similar requirements;  and

(b)
any official directive or request of the Reserve Bank of Australia, the Reserve Bank of New Zealand, APRA or any other Governmental Agency which does not have the force of law where it is the practice of responsible persons in the position of Westpac  to comply with it.

Program Costs means, for any Remittance Date, the amount which Westpac certifies in good faith is necessary to compensate it for the relevant Collection Period for:

(a)
any cost attributable to goods and services or similar tax that it incurs an obligation to pay in respect of any payment under any Related Agreement, reduced by any Input Tax Credit or Reduced Input Tax Credit to which it is entitled in respect of that payment; or

(b)	any of the following as a result of a Program Change:

Receivables Purchase Agreement	Allens Arthur Robinson

(i)	any reduction, direct or indirect, in the amount of any payment made or payable by or for the account of it or received by any of them in connection with this agreement or any Future Agreement;

(ii)
any reduction, direct or indirect, in the effective return of it in connection with this agreement or any Future Agreement (other than any reduction as a result of an increase in amounts payable by it to another person as a result (direct or indirect) of any change of the rate of GST); or

(iii)
any imposition, direct or indirect, of any cost on it as a result of its, or their, participation in the transactions contemplated by any Transaction Document including, without limitation, its funding any purchase of a Receivables (other than any cost arising (directly or indirectly) as a result of any change in the rate of GST), which reduction or cost occurs, is incurred or first calculated in or in respect of that Collection Period.  If the increased cost or reduction is indirect, the Program Cost is the proportion which Westpac reasonably determines to be fairly attributable to the purchase of Receivables under this agreement.

The Program Costs include any increased cost or reduction which arises because Westpac is restricted in its capacity to enter into other transactions, or is required to make a payment, or forgoes or earns reduced interest or other return on any capital or any sum calculated by reference in any way to the amount of any amount paid or payable or received or receivable under any Transaction Document or allocates capital to any such sum.

Program Margin means the percentage per annum referred to in the Fee Letter, as amended thereafter by mutual agreement between the Seller and Westpac.

Program Member means a member of the Program.

Purchase means the purchase made under a Future Agreement upon acceptance of the offer in a Sale Notice given in accordance with this agreement (if the offer in that Sale Notice is accepted).

Purchase Base at any time means the sum of the Outstanding Balance of all Purchased Receivables as at the immediately preceding Determination Date, less the aggregate amount of:

(a)           the Required Reserve as at that Determination Date;

(b)           the Outstanding Balance of all Overdue Receivables as at that Determination Date;

(c)	the Outstanding Balance of all Receivables Ineligible for Funding as at that Determination Date; and

(d)	the Outstanding Balance of all Charge-Off Receivables as at that Determination Date,

provided that for so long as the Seller maintains the Cash Reserve Bank Account with Westpac, the Purchase Base will be increased by the amount of the Cash Reserve.

Purchase Date means the Business Day on which Receivables are purchased by Westpac on the terms of a Sale Notice.

Purchase Limit means, subject to clause 2.11, $50,000,000, as reduced under clause 2.8, or as otherwise agreed by the Seller and Westpac.

Receivables Purchase Agreement	Allens Arthur Robinson

Purchased Interest means on any date, the percentage calculated as follows.

P1 = WI   x  100
                         PB         1

Where

PI	means the Purchased Interest as at that date, which in no event will be more than 100%

WI	means Westpac’s Investment as at that date

PB	means the Purchase Base as at that date

Purchased Receivable means any Receivables, Related Agreements and Collections which are offered for sale by the Seller in a Sale Notice accepted by Westpac, including those Receivables and Related Agreements that are identified in a Computer File or ledger subsequently given by the Seller to Westpac pursuant to the Future Agreement formed upon the acceptance of the offer in that Sale Notice.

Qvalent means Qvalent Australasia Pty Limited (ABN 71 088 314 827).

Rating Multiple means 2.25, or such other multiple as is agreed between Westpac and the Seller.

Receivable means any right, title, benefit and interest (present or future) in, to, under or derived from a Contract, including the purchase price payable under that Contract and any amount paid or payable to the Seller or the Approved Originator pursuant to the Insurance Policy in respect of that Contract, but excluding, in the case of any Contract originated by an NZ Approved Originator, any right to payment of interest, finance or late payment charges payable under that Contract.

Receivables Ineligible for Funding means any Receivables or other items which are noted in the Accounts Receivable Trail Balance as being Receivables Ineligible for Funding (other than any Overdue Receivable or Charge-Off Receivable).

Reduced Input Tax Credit means an Input Tax Credit for a reduced credit acquisition (as defined in the GST Legislation).

Related Agreement means any Guarantee, mortgage, charge, encumbrance, lien, trade credit insurance policy or other agreement or arrangement of whatever character from time to time supporting or securing payment of each Receivable whether pursuant to any Contract related to such Receivable or otherwise and, in respect of a Receivable, includes the rights of the Seller under the Approved Originator Sale Notice for the relevant Approved Originator in relation to that Receivable or otherwise, but does not include:

(a)	a Guarantee facility deed or chattel mortgage given by an Obligor where that deed or mortgage is expressed to secure obligations of the Obligor in addition to a Receivable; or

(b)
any Guarantee, mortgage, charge, encumbrance, lien or other agreement or arrangement where the relevant Obligor is resident in Queensland, or the property the subject thereof is situated in Queensland, or where a transfer of it by means of a Future Agreement would be subject to ad valorem stamp duty.

Related Corporation has the meaning given to Related Body Corporate in the Corporations Act.

Remittance Date means:

(a)	the 15th day of each month or as otherwise agreed between Westpac and the Seller; or

(b)	if an Early Amortisation Event has occurred and is subsisting, such other date or dates selected by Westpac, notice of which is given to the Servicer.

Receivables Purchase Agreement	Allens Arthur Robinson

Required Reserve means on any date $0, unless and until the parties agree that it is to be the amount equal to the aggregate of:

(a)           the Discount;

(b)           the Credit Reserve;

(c)           the Dilution Reserve;

(d)           the Concentration Reserve; and

(e)           the FX Reserve,

calculated with reference to the data notified to Westpac in the Sale Notice or the most recent Determination Date Statement, provided that Westpac may agree, by written notice to the Seller within 30 days of a request received by Westpac from the Seller, that for so long as the Seller maintains the Cash Reserve Bank Account with Westpac, the Required Reserve be an amount equal to 20% of the Non-Concentration Receivables at that time.

Reserve means the Credit Reserve, the Dilution Reserve, the Discount Reserve, the Concentration Reserve, or the FX Reserve as they relate to the Required Reserve.

Retention Amount means, for any Remittance Date, the sum of each amount calculated for each day during the relevant Collection Period on the basis of the following formula:

(a)	Westpac’s Investment made on that day during the relevant Collection Period multiplied by the Program Margin (calculated as an effective daily rate), plus

(b)	the Unused Limit Fee Amount.

Review Event means each event referred to in clause 10.4.

RPA Commitment means Westpac's obligations to purchase Receivables under any Future Agreement.

Sale Notice means a notice substantially in the form of Annexure A or in such other form as Westpac and the Seller may agree but otherwise complying with clause 2.1.

Scheduled Commitment Termination Date means, subject to clause 2.9, the second anniversary of the date of this agreement.

Security Interest includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset in favour of any person other than the Seller, and in the case of any NZ Receivable, includes any security interest (as defined and construed in accordance with the PPSA).

It includes retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Governmental Agency by operation of statute unless there is default in payment of moneys secured by that charge or lien.

Seller’s hardware means all hardware and equipment used by the Seller to access the Platform.

Receivables Purchase Agreement	Allens Arthur Robinson

Seller’s Interest means at any time the difference between 100% and the Purchased Interest at that time.

Seller’s software means all software used by the Seller to access the Platform other than that supplied by Westpac.

Service Levels means the levels of service described in Attachment B to Annexure H.

Servicer means the person designated as the Servicer under each Future Agreement from time to time in accordance with clause 9.1.

Servicer Amount means, on any date, an amount calculated as follows:

SA = SR x WI x D

where

SA means the Servicer Amount on that date

SR means the Servicer Rate at that date

WI means Westpac's Investment as at that date

D means the number of days from the commencement of the Yield Period in which that date falls to that date

Servicer Fee means (if at any time the Servicer is not the Seller), on any date, the amount of any fee due and payable to the Servicer with respect to its servicing role as at that date.

Servicer Rate means, at any date, the estimated  percentage rate representing the cost of employing a  Successor Servicer at that date, being:

(a)	at the date of this agreement, 1%; and

(b)	at any later date, any other percentage agreed by Westpac and the Seller to represent that cost.

Servicer Transfer Event means any of the events specified in clause 10.1 so far as they relate to the Servicer.

Settlement Period means, in relation to any Offered Receivables, the period specified as such in the Sale Notice (or agreed by Westpac and the Seller from time to time) for those Offered Receivables, being the period which would commence on the date of the Purchase of the relevant Offered Receivables and which equals the DSO calculated on that date in respect of those Offered Receivables.

However, any Settlement Period which would otherwise end on a day that is not a Business Day will end on the next succeeding Business Day.

S&P Standard & Poor's Ratings Group.

Solution Description means the document described as such between the Seller and Westpac dated [*] 2005.

Subsidiary has the meaning in the Corporations Act.

Successor Notice means a notice from Westpac to the Seller appointing a new Servicer for the purpose of each Future Agreement in accordance with clause 9.3.

Successor Servicer means a new Servicer appointed under clause 9.3.

Receivables Purchase Agreement	Allens Arthur Robinson

Supplier's Security Interest means any Security Interest in favour of a supplier to a NZ Approved Originator in respect of which any Receivable constitutes proceeds of any goods so originally supplied to that NZ Approved Originator by that supplier, and includes any such Security Interest subsequently transferred by that supplier to another person.

Swap Agreement means the ISDA Master Agreement, Schedule and confirmation with Westpac relating to exchange of NZ Dollars and Dollars under the transactions contemplated under this agreement to enable it to hedge its exposure to NZ Dollars for expected receipts in NZ Dollars.

Tangible Net Worth means that amount (calculated by reference to the consolidated balance sheet of the Moneytech Group) as being the total assets of the Moneytech Group less the total liabilities of the Moneytech Group less the goodwill and intangible assets of the Moneytech Group as recorded in that balance sheet.  For the purposes of this definition, redeemable preference shares and convertible notes will not be treated as liabilities.

Tax includes any tax (including under the GST Legislation), levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount but excludes income tax.

Transaction Document means:

(a)	this agreement;

(b)	any Future Agreement;

(c)	the [Originator Guarantee];

(d)	the [Collection Account Letter];

(e)	the Mandate Letter;

(f)	each power of attorney referred to in clause 12;

(g)	any Approved Originator Sale Notice from an Approved Originator to the Seller or any Sale Notice;

(h)	any Swap Agreement;

(i)	the Insurance Policy;

(j)	the Endorsement of the Insurance Policy to Westpac;

(k)	the Charge;

(l)
any other document entered into by the Seller or the Servicer (for so long as the Servicer is the Seller or an Associate of the Seller) and an Indemnified Party arising out of or related to this agreement, any Future Agreement, or the ownership or funding of any Receivables or in respect of any Receivable or Contract;

(m)
a document or agreement entered into or provided by the Seller or the Servicer (for so long as the Servicer is the Seller or an Associate of the Seller) under or in connection with, or for the purpose of amending or novating any of the above; or

(n)	any other document or agreement entered into by Westpac and any successor Servicer appointed under clause 9.3 in relation to any of the above.

Unused Limit Fee means the percentage per annum referred to in the Fee Letter, as amended from time to time by mutual agreement between the Seller and Westpac.

Receivables Purchase Agreement	Allens Arthur Robinson

Unused Limit Fee Amount means:

(a)	if the Purchaser's Investment is less than $30,000,000, the product of:

(i)	the difference between the available Purchase Limit and the Purchaser's Investment;

(ii)	the Unused Limit Fee; and

(iii)	1/365; and

(b)           otherwise, nil.

Westpac's Investment means:

(a)	subject to paragraphs (b) and (c), at any time an amount equal to the sum of all payments of Instalments and Further Instalments less all reductions in Westpac's Investment under clause 4.1(c)(vi).

(b)	Westpac's Investment shall not be reduced by any distribution of Collections:

(i)
until that distribution is received by Westpac in immediately available funds or (to avoid double counting where Collections are applied towards meeting an Instalment) has been applied in accordance with clause 4.8 in satisfaction of the Instalment; or

(ii)	if at any time that distribution is rescinded or must otherwise be returned for any reason.

(c)
On any Purchase Date, Westpac's Investment shall include (without double counting) any Instalment to be made by Westpac under a Sale Notice offered to and accepted by Westpac with respect to that Purchase Date.

Westpac Support Centre means the support centre for the Platform as notified to the Seller by Westpac from time to time.

Yield Period means with respect to the Receivables (or any part):

(a)
the period which commences on the date of the Purchase of a Receivable and ending on (but excluding) the Remittance Date set out in the relevant Sale Notice (or such other period as agreed by Westpac); and

(b)
after the initial period, each period which commences on the Remittance Date immediately preceding Yield Period and ending on (but excluding) the next Remittance Date (or such other period as agreed by Westpac);

however,

(c)	any Yield Period which would otherwise end on a day that is not a Business Day will end on the next succeeding Business Day; and

(d)
any Yield Period which commences before the Commitment Termination Date and would otherwise end after the Commitment Termination Date, shall end on the Commitment Termination Date and each subsequent Yield Period for such Receivables (or part) will be of a duration selected by Westpac, provided that no Yield Period will exceed 100 days.

Receivables Purchase Agreement	Allens Arthur Robinson

1.2	Interpretation

In this agreement the following rules apply unless the context requires otherwise.

(a)	The singular includes the plural and the converse.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	Headings are for convenience only and do not affect interpretation.

(e)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing.

(f)
a reference to a clause, paragraph, annexure or attachment is to a clause or paragraph of, or annexure or attachment to (an annexure to), this agreement, and a reference to this agreement includes any annexure or attachment (to an annexure);

(g)	A reference to a party to this agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

(h)	A reference to an agreement or document is to the agreement or document as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this agreement.

(i)
A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(j)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(k)	A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing.

(l)
A reference to an asset includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset.

(m)
A reference to liquidation includes appointment of an administrator under Part 5.3A of the Corporations Act, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy or a similar procedure or, where applicable, changes in the constitution of any partnership or person or death.

(n)	A reference to time is a reference to Sydney time.

(o)	Mentioning anything after include, includes or including does not limit what else might be included.

(p)
In clauses 2.4-2.7 and 7.2, the expressions 'account receivable', 'chattel paper', 'financing statement', 'new value', 'personal property', 'possession', 'proceeds', 'purchase money security interest', 'secured party', 'security interest' and 'transfer' have the respective meanings given to them under, or in the context of, the PPSA.

Receivables Purchase Agreement	Allens Arthur Robinson

1.3	Agency

Anything that the Seller is required to do under or in relation to the Transaction Documents may be done by Indemnifier as agent for the Seller.  However, for the purposes of this Agreement, and in particular the indemnities in clause 11, it shall be taken to have been done by the Seller.  A failure by the Indemnifier to do anything the Seller is required to do in accordance with the relevant Transaction Document shall not absolve the Seller from the obligation to do that thing.

1.4	No application of certain provisions

Notwithstanding any provision in this document to the contrary, unless and until the parties agree in writing that this clause 1.4 does not apply:

(a)	the provisions relating to:

(i)	the ability to offer NZ Receivables for sale;

(ii)
the requirements for a Concentration Reserve, a Credit Reserve, a Dilution Reserve, an FX Reserve, a Loss Horizon Ratio, a Loss Ratio, a Required Reserve and the definitions that relate only to those provisions, do not apply;

(b)	clauses 2.1(c)(v), 2.1(c)(vi), 2.3(b), 3.2(e), 4.3, 7.1(z)(ii), 6.2(a)(iii)(B) and 10.1(j) have no application; and

(c)	the provisions in this document are to be interpreted by ignoring the following concepts:

(i)	Adjusted Dilution Ratio;

(ii)	Credit Reserve;

(iii)	Credit Reserve Percentage;

(iv)	Current Receivables;

(v)	Default Ratio;

(vi)	Dilution;

(vii)	Dilution Horizon Ratio;

(viii)	Dilution Receivable Amount;

(ix)	Dilution Ratio;

(x)	Dilution Reserve;

(xi)	Dilution Reserve Percentage;

(xii)	Dilution Volatility Component;

(xiii)	Discount;

(xiv)	DSO;

(xv)	FX Reserve;

(xvi)	Loss Horizon Ratio;

(xvii)	Loss Ratio;

(xviii)	Net Pool Balance;

(xix)	Non-Concentration Receivables;

(xx)	Rating Multiple;

(xxi)	Required Reserve;

(xxii)	Reserve.

Receivables Purchase Agreement	Allens Arthur Robinson

2.	RPA commitment

2.1	Sale notices

(a)
The parties agree that the proposed Westpac's Investment, the proposed Required Reserve, the proposed Instalment and the proposed Concentration Limit will be as follows, or as otherwise amended or altered pursuant to the provisions of this agreement or as agreed in writing between the parties from time to time pursuant to the provisions of this agreement:

(i)	Westpac's Investment: the aggregate of the Outstanding Balance of the Purchased Receivables at the relevant time.

(ii)	Required Reserve: 0% of the aggregate of the Outstanding Balance of the Purchased Receivables.

(iii)	Instalment: the aggregate of the Outstanding Balance of the Purchased Receivables on any date until a Review Event occurs.

(iv)	Concentration Limit: Zero.

(b)
Subject to clauses 2.1(d) and 6, the Seller may offer to sell Receivables, Related Agreements and Collections from time to time to Westpac by delivering a Sale Notice to Westpac during the period from the date of this agreement to (but excluding) the third Business Day immediately preceding the Commitment Termination Date.  A Sale Notice, and each subsequent Computer File issued in respect of the Sale Notice, must relate to all Eligible Receivables at the relevant date.

(c)
Any Sale Notice given under this agreement shall (unless otherwise agreed by the parties in writing) be delivered to Westpac not later than 11:00 a.m. on the third Business Day before the date of the proposed Purchase (which must also be a Business Day).  Each Sale Notice shall annex to it an Accounts Receivable Trial Balance and shall (unless otherwise agreed by Westpac):

(i)	specify the proposed Purchase Date, Remittance Date, Settlement Period and Yield Period;

(ii)	specify the then Outstanding Balance of the Receivables offered for purchase that will apply if that Sale Notice is accepted;

(iii)	specify the proposed Instalment which would be payable by Westpac in respect of the Receivables so offered for purchase if Westpac were to accept the Seller's offer as contained in the Sale Notice;

(iv)	specify Westpac's Investment that will apply if that Sale Notice is accepted;

Receivables Purchase Agreement	Allens Arthur Robinson

(v)
specify the Credit Reserve, the Credit Reserve Percentage, the Dilution Reserve, the Dilution Reserve Percentage and the Concentration Reserve that will apply to all Receivables if that Sale Notice is accepted;

(vi)	specify the Discount that will apply to all Receivables if that Sale Notice is accepted;

(vii)	specify the Net Pool Balance and Purchased Interest that will apply if that Sale Notice is accepted; and

(viii)	specify such other information as required in clause 4 of any Sale Notice.

(d)	An offer in a Sale Notice is irrevocable during the period up to and including the Expiry Time of that Sale Notice.

(e)
The Seller is not obliged to offer for sale to Westpac any Receivables, Related Agreements and Collections and Westpac is not obliged to accept any offer for sale of any Receivables, Related Agreements and Collections made by the Seller.  Westpac will however act reasonably in considering whether to accept a Sale Notice.

(f)
Westpac may accept the offer contained in a Sale Notice at any time prior to the Expiry Time by, and only by, the payment by Westpac to the Seller (or as it directs) of the Instalment in the manner described in clause 2.1(h), or in accordance with clause 4.8(b).  Upon receipt of a Sale Notice, if Westpac decides not to accept that Sale Notice, it will notify the Seller orally of that decision within 24 hours of receipt of that Sale Notice.

(g)
Notwithstanding satisfaction of all relevant conditions precedent or any negotiations undertaken between the Seller and Westpac prior to Westpac accepting the offer contained in a Sale Notice, Westpac is not obliged to accept the offer contained in a Sale Notice and no contract for the sale or purchase of any Receivables, Related Agreements or Collections detailed in a Sale Notice will arise unless and until Westpac accepts the offer contained in the Sale Notice in accordance with this clause.  Westpac will however act reasonably in considering whether to accept a Sale Notice.  The offer contained in a Sale Notice may only be accepted in relation to all the Receivables detailed in the Sale Notice.

(h)
If Westpac wishes to accept a Sale Notice in the manner specified in clause 2.1(f), it will (unless another method of payment is agreed between the Seller and Westpac) make payment of the Instalment (being a non-refundable payment representing part of the purchase price for the Receivables) as specified in the Sale Notice on the Purchase Date in Dollars in immediately available funds to such bank account in Australia as the Seller may specify in writing.  If pursuant to clause 4.1, there are funds payable to Westpac, then subject to clause 4.8, they shall be available for application to the Instalment and Westpac will remit to the Seller's account only that portion of the Instalment to be paid by Westpac on the Purchase Date that exceeds the amount payable to Westpac pursuant to clause 4.1 for application to the Instalment.  The balance (if any) of the funds available for application to the Instalment shall be applied in accordance with clause 4.

(i)	If the offer contained in a Sale Notice is accepted, Westpac shall be taken to have undertaken to the Seller to pay to the Seller as further consideration for the purchase of the Offered Receivables:

(i)	an amount equal to the Collections allocated under clause 4.1(b)(iii) in respect of the Offered Receivables; and

(ii)	an amount equal to any Collections remaining after application under clause 4.1(c)(vii) in respect of the Offered Receivables.

Receivables Purchase Agreement	Allens Arthur Robinson

(j)
Nothing in clauses 2.1(k) or 4.2 or any other provision of any Transaction Document confers on the Seller any right or interest in any Receivable, Related Agreement or Collections (other than in each case as trustee), each party acknowledging that no Security Interest arises from a Purchase (other than a Permitted Security Interest, if any) and that each Purchase constitutes an equitable assignment that is absolute and not by way of security (other than a Permitted Security Interest).

(k)
Subject to this agreement, the purchase price for each Receivables shall be an amount equal to its Outstanding Balances at the opening of business on the date specified in the Computer File provided by the Seller to Westpac for the purposes of identifying such Receivable for sale.  The purchase price shall be satisfied by the payment of the Instalments, the Further Instalments, and the Seller's Interest in Collections in accordance with clause 4. The Seller's Interest is a means by which the parties determine the share of Collections to which the Seller is entitled as part of the deferred purchase price.  It does not constitute an equitable interest in the Purchased Receivables.

2.2	Limit

Under no circumstances shall Westpac make a Purchase or pay an Instalment or Further Instalment to the extent that, after giving effect to the Purchase or paying the Instalment or Further Instalment, Westpac’s Investment would exceed the lesser of:

(a)	the Purchase Limit; and

(b)	the Purchase Base.

2.3	Further Instalments

(a)
The Seller shall be entitled to request payments from Westpac (either from the relevant Collection Accounts or other applicable accounts) not more than once a week in an amount (a Further Instalment) not exceeding the amount equal to the Purchase Base less Westpac’s Investment on that day. Any request by the Seller for a Further Instalment shall be in the form of an Instalment Notice.

(b)	The Reserves shall not be recalculated between Remittance Dates for the purposes of determining the entitlement of the Seller to Further Instalments.

(c)	The Seller may only request a Further Instalment if:

(i)	the conditions precedent in clause 6.2 are satisfied; and

(ii)	it has given to Westpac a Further Sale Notice and satisfied Westpac (acting reasonably) it is entitled to request the Further Instalment.

(d)	Subject to clause 2.3(c):

(i)
NZ Collections can be paid to the NZ Approved Originator on account for the Seller, up to the amount of the Outstanding Balance of NZ Receivables that have been originated since the immediately preceding Instalment or Further Instalment was paid; and

(ii)
Collections in Dollars can be paid to the Australian Approved Originator or the Seller, up to the amount of the Outstanding Balance of Australian Receivables that have been originated since the immediately preceding Instalment or Further Instalment was paid.

Receivables Purchase Agreement	Allens Arthur Robinson

2.4	Security Interest

In respect of any NZ Receivable that is transferred to Westpac under and in accordance with a Future Agreement, the parties agree and acknowledge that:

(a)
the transfer is a deemed security interest under the PPSA, governed by the PPSA, which arises by virtue of the transfer to Westpac of that NZ Receivable by the Seller under and in accordance with a Sale Notice;

(b)
the purchase arrangements contemplated by each Sale Notice are intended to operate so that the Seller and Westpac will at all times be able to prove that, in respect of each relevant NZ Receivable that is an account receivable, the sale in equity of that NZ Receivable constitutes a transfer for which new value was provided by Westpac for and in respect of the acquisition of that NZ Receivable;

(c)
the security interest referred to in clause 2.4(a) will have been perfected by the registration of a financing statement on the PPSR against the Seller in respect of all of the Seller's present and after acquired accounts receivable and chattel paper;

(d)
nothing in clauses 2.4 to 2.6, or anything else in or contemplated by the Transaction Documents, is intended to create or imply that the sale of any Receivable under a Future Agreement is anything other than an absolute assignment of the Seller's rights and interest in those Receivables to Westpac.  In particular, it is not a secured or unsecured loan.

2.5	Registration on PPSR

The Seller agrees and acknowledges that, in relation to NZ Receivables to be transferred from the Seller to Westpac, Westpac will arrange for financing statements in relation to those NZ Receivables under the PPSA to be registered:

(a)	describing the collateral to which it relates as "All of the debtor's present and after acquired accounts receivable and chattel paper;

(b)	describing the proceeds of that collateral as "All present and after acquired personal property being proceeds of the collateral described in this financing statement"; and

(c)	with the secured party group being the Seller and Westpac and the debtor group being the relevant NZ Approved Originator and the Seller.

2.6	PPSA Provisions

(a)
(Part 9 Provisions)  The parties to this agreement acknowledge that it is their intention that the provisions contained in Part 9 of the PPSA do not apply to the NZ Receivables transferred to Westpac pursuant to a Future Agreement.  However, if at law this is not the case and in respect of any other security interest created by this agreement:

Receivables Purchase Agreement	Allens Arthur Robinson

(i)
any power to sell any of the NZ Receivables, whether conferred by this agreement or otherwise, may be exercised without the need to give the Seller any notice of the kind that is referred to in section 114 of the PPSA and, if any of the NZ Receivables are sold at any time, Westpac is not required to give the statement referred to in section 116 of the PPSA; and

(ii)	the Seller acknowledges that it is not entitled by section 117 of the PPSA to any surplus amounts which may result from any sale at any time.

(b)
(Verification Statement)  The Seller waives the right to receive a copy of the verification statement confirming registration of a financing statement or financing change statement relating to the security interest under this agreement.

2.7	Change of Purchase Limit; Concentration Limit and extension of Concentration Term

(a)	Purchase Limit or Concentration Limit

If the Seller wants  a change to either the Purchase Limit  or a Concentration Limit it shall give a written request to Westpac.  Westpac shall respond to that request within 30 days.  If Westpac in its discretion agrees to a change to either limit it shall prepare the necessary documents.  No change shall be effective until the documents are signed and any condition satisfied.

(b)	(i)
If the Seller wants an extension of the Concentration Term on the first or any subsequent anniversary of this agreement it shall give a written request to Westpac at least 60 days before the relevant anniversary.  If Westpac agrees, it shall give a written notice of acceptance to the Seller before the then current Concentration Term.

(ii)	The Concentration Term shall be extended by Westpac for a further period if it is satisfied with the proposed fees and margins.

2.8	Voluntary termination of RPA Commitment or reduction of Purchase Limit

Subject to clause 5.8, the Seller may, upon at least 60 days' notice to Westpac, terminate the RPA Commitment in whole or reduce in part the unused portion of the Purchase Limit, however:

(a)	each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple of $5,000,000; and

(b)	unless the RPA Commitment is terminated in whole, after giving effect to such reduction, the remaining Purchase Limit, in accordance with this agreement, will not be less than $10,000,000.

2.9	Extension

Not less than 60 days prior to the Scheduled Commitment Termination Date, the Seller may request Westpac to agree to extend the term of this agreement by another calender years.  If that request is made by the Seller, and accepted by Westpac not less than 30 days prior to the Scheduled Commitment Termination Date, this agreement will be deemed to be amended such that the revised Scheduled Commitment Termination Date is the date falling one calender year after the date that would otherwise have been the Scheduled Commitment Termination Date.

Receivables Purchase Agreement	Allens Arthur Robinson

2.10	Seller obligations upon RPA Termination

Subject to clause 3.3, and provided that all amounts actually or contingently owed to Westpac by the Seller and the Servicer (in the case of the Servicer, whilst the Servicer is the Seller or an Associate of the Seller) under the Transaction Documents have been paid in full and all outstanding obligations of the Seller and the Servicer (in the case of the Servicer, whilst the Servicer is the Seller or an Associate of the Seller) under the Transaction Documents have been fulfilled, the Seller and the Servicer (in the case of the Servicer, whilst the Servicer is the Seller or an Associate of the Seller) shall have no further obligations under the Transaction Documents following the termination of the RPA Commitment in whole and any remaining interest of Westpac in the Purchased Receivables is extinguished.

2.11	Purchase Limit availability

(a)	The Purchase Limit on the first Closing Date shall be $10,000,000.

(b)	In order for the Purchase Limit to be increased:

(i)	first to $25,000,000 at the end of the 6 month review period commencing on the Closing Date (the First 6 Months); and

(ii)	then to $50,000,000 at the end of the 6 month review period commencing on the expiration of the First 6 Months,

the Seller must first demonstrate the following to the satisfaction of Westpac;

(iii)
the number of Delinquent Obligors with Receivables with Amounts Due that are greater than 30 days past due is less than 4% of the number of Obligors in the Program during the applicable six month review period, or as otherwise agreed; and

(iv)	it has satisfied its obligations under the Transaction Documentation as confirmed by an auditor appointed by Westpac,

at which point Westpac will provide confirmation to the Seller of the increased Purchase Limit.

3.	Collection

3.1	Collection of Receivables

(a)
Subject to clause 9.2(b), on each day the Servicer receives payment from an Obligor on account of Purchased Receivables included in the Purchase Base on that day, the Servicer shall receive those payments on behalf of Westpac and shall deposit each payment into the relevant Collection Account in accordance with the terms of the relevant Collection Account Letter;

(b)	Subject to clause 9.2(b), the Servicer undertakes:

(i)
that on each day an Approved Originator receives a payment from an Obligor on account of Purchased Receivables included in the Purchase Base on that day and such a payment represents a Collection, it receive those payments on behalf of Westpac; and

(ii)	that each such Collection will be deposited into the relevant Collection Account in accordance with the terms of the relevant Collection Account Letter.

Receivables Purchase Agreement	Allens Arthur Robinson

(c)
Pursuant to the Collection Account Letter, on each Business Day and subject to an Early Amortisation Event not subsisting, amounts standing to the credit of the Collection Account may be remitted to, and applied by, the Seller or the relevant Approved Originator at the Seller's or the relevant Approved Originator's discretion.  The Servicer or the relevant Approved Originator (as the case may be) will account to Westpac for all remittances from the Collection Account during the Collection Period on the relevant Remittance Date immediately following a Collection Period (other than to the extent that the remittances relate to a Relevant Receivable (as defined in clause [*] of the Collection Account Letter).

3.2	Deemed Collections

(a)	Subject to paragraph (e), for the purposes of this agreement:

(i)	if on any day the Outstanding Balance of any Purchased Receivable is:

(A)	reduced or adjusted by the Seller or Servicer as a result of any defective, rejected, repossessed or returned goods or services or any cash discount or other adjustment made by the Seller;

(B)
reduced or cancelled by the Seller or Servicer or by operation of law as a result of a set off or by agreement in respect of any claim by the Obligor or any other person against the Seller, an Approved Originator or any other person (whether such claim arises out of the same or another transaction); or

(C)	not paid because of any change by the Seller or Servicer in the due date for payment of any such Receivable otherwise than with the prior consent of Westpac,

the Seller will be deemed to have received on such day a Collection of such Receivable in the amount reflected in the books and records of the Seller or the Servicer as the amount of such reduction, adjustment or cancellation, or in relation to paragraph (C), the Outstanding Balance of the Purchased Receivables;

(ii)	without limiting the generality or effect of any other provision of this agreement if:

(A)	a Purchased Receivable is not paid when due;

(B)	the Servicer takes all reasonable steps in accordance with the Credit and Collection Policy to collect the Purchased Receivable; and

(C)
the Purchased Receivable is not collected in full solely by reason of any facts or circumstances the occurrence of which constitutes a breach of any of the Seller’s or the Servicer’s (if the Servicer is the Seller or an Associate of the Seller) representations, warranties or obligations under this agreement, the Seller will be deemed to have collected an amount equal to the Purchased Receivable (or any uncollected part) at the time that breach is first known to the Seller; or

Receivables Purchase Agreement	Allens Arthur Robinson

(iii)	if:

(A)
a Purchased Receivable, together with the Contract or any Related Agreement, is in contravention of any relevant law and as a consequence the Purchased Receivable becomes unenforceable, the Seller will be deemed to have collected an amount equal to the Purchased Receivable (or any uncollected part) at the time that contravention or violation is first known to the Seller;

(B)
(except as otherwise disclosed to Westpac in writing by the Seller prior to the date of the relevant Sale Notice) any of the representations or warranties contained in clause 7.1 prove to have been incorrect in relation to a Purchased Receivable when made at the time the Receivables are purchased by Westpac, the Seller will be deemed to have received a Collection of such Purchased Receivable equal to its Original Balance less any Collections with respect to that Purchased Receivable previously accounted for and applied pursuant to clause 4, at the time the relevant circumstances are first detected by the Seller; or

(C)
in respect of any Purchased Receivables, the Seller records in any account or ledger maintained by it in respect of the relevant Obligor a payment of that Purchased Receivable (whether by way of crediting that account or ledger or otherwise), then the Seller shall be deemed to have received a Collection equal to that amount at the time the contravention, violation or circumstances (as the case may be) are first detected by the Seller, or at the time such recording is made (unless the Seller has subsequently reversed that record of payment).

(b)
If the Seller is not acting as the Servicer, it will promptly pay to the Servicer (to be held by the Servicer in accordance with clause 9.2) the amount of any deemed Collection pursuant to clause 3.2(a)(i) – [iii] (inclusive).

(c)
Any deemed Collection under clause 3.2 will be accounted for and applied in accordance with clause 4 on the Remittance Date immediately following the date on which that deemed Collection is deemed to have occurred.

(d)
Any Purchased Receivable for which there is a deemed Collection under this clause 3.2 is deemed not to be an Overdue Receivable, a Receivable Ineligible for Funding or Charge-Off Receivable to the extent of such deemed Collection.

(e)
To the extent that the Seller is required to pay an amount under this clause 3.2 as a direct consequence of a Dilution (the Dilution Deemed Collection), the Seller is only required to pay that part of the Dilution Deemed Collection which, when aggregated with all previous Dilutions, exceeds the sum of each amount equal to the Dilution Reserve calculated on each Purchase Date (assuming for the purpose of such calculation that the Receivables as at each Purchase Date comprise only the Pool of Receivables referred to in the Sale Notice or Further Notice (as the case may be) given on that Purchase Date).

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3.3	Return of Distribution

No amount payable in respect of a Purchase or pursuant to the Transaction Documents shall be considered paid, and no Westpac’s Investment shall be reduced by any distribution of Collections pursuant to the Transaction Documents, if at any time such payment or distribution is rescinded by any law relating to preferential payments in the event of a bankruptcy or insolvency or must otherwise be returned.

3.4	Interpretation

All references in this agreement to the Seller accounting to Westpac for Collections made in respect of Purchased Receivables shall mean, in relation to deemed Collections where no money may have been actually received by the Servicer from, or for the account of, the relevant Obligor, the payment by the Seller to the Servicer (to be held by the Servicer in accordance with clause 9.2) no later than the time for application of deemed Collections specified in clause 3.2(b) of an amount or amounts equal to the relevant deemed Collections.

4.	Settlement Procedures

4.1	Settlement Procedures for all Collections

(a)	On:

(i)	each Remittance Date; or

(ii)	if an Early Amortisation Event is subsisting, more frequently as Westpac (acting reasonably, having regard to the implications for the Seller and the Servicer) may from time to time require,

the Seller and the Servicer shall account to Westpac for Collections in respect of Purchased Receivables during the relevant Collection Period.  Collections in NZ Dollars shall be paid into the NZ Collection Account in NZ Dollars.  To the extent that Collections have been withdrawn from the Collection Account during the relevant Collection Period, the Seller undertakes to pay to Westpac on the Remittance Date, the amounts set out in clauses 4.1(c)(i) to clause 4.1(c)(vi) on the relevant Remittance Date that follows the Collection Period.

(b)	Collections shall be allocated rateably on each Remittance Date in the following proportions:

(i)	to Westpac, the Finance Charge Collections, for application in accordance with clause 4.1(c);

(ii)	to Westpac, the Purchased Interest of Principal Collections, at the opening of business on the relevant Remittance Date, for application in accordance with clause 4.1(c); and

(iii)	to the Seller, the Seller’s Interest of Principal Collections.

Westpac undertakes to the Seller to, at Westpac’s election:

(iv)	pay the Seller the amount required under clause 2.1(i)(i); or

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(v)
if Westpac does not pay that amount, allow the Servicer to retain (if the Servicer is the Seller or any Associate of the Seller) or to require the Servicer to pay to the Seller (if the Servicer is not the Seller or an Associate of the Seller) Collections equal to the amount allocated under clause 4.1(b)(iii), in satisfaction of Westpac’s liability to the Seller under clause 2.1(i)(i).

(c)	Westpac shall apply amounts received under paragraph (b)(i) and (b)(ii) in the following order:

(i)	first, if the Seller is not the Servicer and the Servicer Fee is payable, to the Servicer in an amount equal to the Servicer Fee;

(ii)	second, to Westpac in an amount equal to the relevant Retention Amount;

(iii)
third, to Westpac in an amount equal to the Accrued Interest Cost (where Westpac has provided notice in writing to the Seller of the Accrued Interest Cost on or prior to the relevant Remittance Date, and otherwise, zero);

(iv)
fourth, to Westpac to pay any other costs, expenses, damages, claims or fees it incurs in servicing the Purchased Receivables (including the costs and fees of any replacement Servicer) which have been incurred under clauses 9.4 and 9.5;

(v)	fifth, to the Cash Reserve Bank Account in an amount so that the Cash Reserve is not less than the Cash Reserve Requirement;

(vi)	sixth:

(A)	if an Event of Default or Early Amortisation Event is subsisting, to Westpac to reduce Westpac's Investment; and otherwise

(B)	subject to reinvestment under clause 2.1(h) at the request of the Seller, to Westpac to reduce Westpac's Investment;

(vii)	seventh to the Seller as further payment of the purchase price.

4.2	Discharge

When the Servicer has received sufficient funds on behalf of Westpac to reduce Westpac's Investment to zero, and no other amounts are then due and payable to Westpac by the Seller, or (if the Servicer is the Seller or an Associate of the Seller) the Servicer, under any Transaction Document, Westpac undertakes to the Seller to:

(a)	pay the Seller the amount required under clause 2.1(i)(ii); or

(b)
if Westpac does not pay that amount, allow the Servicer to retain (if the Servicer is the Seller or an Associate of the Seller) or to require the Servicer to pay to the Seller (if the Servicer is not the Seller or an Associate of the Seller) any Collections remaining after application under clause 4.1(c)(vi), in satisfaction of Westpac’s liability to the Seller under clause 2.1(i)(ii).

4.3	Adjustments to Reserves

(a)
On each Purchase Date Westpac shall, without limiting or prejudicing its rights under this agreement, apply any amount standing to the credit of the Cash Reserve in or towards satisfaction of Receivable that has been an Overdue Receivable for more than 30 days and, in this event the Cash Reserve shall be reduced by the amount so applied.

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(b)	Upon the application of the Cash Reserve in or towards satisfaction of a Receivable under clause 4.3(a), Westpac agrees that its interest in that Receivable is extinguished.

(c)
On each Purchase Date Westpac shall, without limiting or prejudicing its rights under this agreement, apply any amount standing to the credit of the Credit Reserve in or towards satisfaction of Charge-Off Receivables and, in this event the Credit Reserve shall be reduced by the amount so applied.

(d)
The Seller acknowledges that Westpac is not required to release or reduce the Credit Reserve determined in relation to the Receivables referred to in a Sale Notice (the First Sale Notice), except as referred to in clause 4.2.  Accordingly, the Credit Reserve referred to in the Sale Notice that is given next after the First Sale Notice will not be less than the greater of:

(i)	the Credit Reserve in the First Sale Notice less the aggregate Charge-Off Receivables applied to reduce that Credit Reserve; and

(ii)	the Credit Reserve that would otherwise be calculated for that Sale Notice under this agreement.

(e)
Upon the application of the Credit Reserve in or towards satisfaction of Charge-Off Receivables, Westpac may, at the request of the Seller, agree that its interests in those Charge-Off Receivables be extinguished.

4.4	Payments and Computations, etc.

(a)	The Seller and the Servicer shall make all payments to Westpac under a Transaction Document:

(i)	without set off or counterclaim and without deduction, except any compulsory deduction with respect to Taxation; and

(ii)
by paying or depositing it in accordance with the terms of the relevant Transaction Document no later than 11.00 am (or such other time as the parties agree in writing) on the day when due in same day funds to such bank account in Australia, or in such other manner as Westpac may specify from time to time.

(b)
All computations of interest and any fees under each Transaction Document shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) elapsed.

(c)	If any payment is due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

4.5	Additional payments

Whenever the Seller or the Servicer is obliged to make a deduction in respect of Tax from any payment to Westpac under any Transaction Document:

(a)	it shall promptly pay the amount deducted to the appropriate Governmental Agency;

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(b)
within 30 days of the end of the month in which the deduction is made, it shall deliver to Westpac official receipts (or, if no official receipt issues at such time, promptly after issue of an official receipt) or other documentation acceptable to the relevant Indemnified Party evidencing payment of that amount; and

(c)
unless the Tax is a tax on overall net income, it shall pay Westpac on the due date of the payment any additional amounts necessary (as determined by Westpac) to ensure that Westpac receives when due a net amount (after payment of any Taxes (other than any tax on net income) in respect of those additional amounts) in the relevant currency equal to the full amount which it would have received had a deduction not been made.  It shall indemnify Westpac on demand against the Tax and any amounts recoverable from Westpac in respect of the Tax.

Each of the Seller and the Servicer waives any statutory right to recover from Westpac any amount paid under this clause.

The obligations of the Seller and the Servicer under this clause survive the repayment of Westpac's Investment and the termination of this agreement.

4.6	Reimbursement

(a)	Whenever:

(i)	the Seller or the Servicer pays any additional amount under clause 4.5 in respect of deducted Tax; and

(ii)	Westpac (acting reasonably) decides that it has received any clearly identifiable relief for the deducted Tax in computing its income Tax,

Westpac will promptly pay to the Seller or the Servicer (as the case may be) the amount of any consequent reduction in its income Tax, but only to the extent that it determines that a payment to the Seller or the Servicer (as the case may be) can be made without prejudice to the retention of the relief.

(b)
Nothing in paragraph (a) interferes with the right of Westpac to arrange its tax affairs in any manner it thinks fit.  In particular, Westpac need not claim any relief in respect of deducted Tax in priority to any other relief available to it.  Nor need it disclose to the Seller or the Servicer any information regarding its tax affairs or tax computations.

4.7	Treatment of Collections

So long as the Seller shall hold any Collections required to be paid to the Servicer or Westpac, it shall hold such Collections on behalf of, and for the account of, Westpac and shall clearly mark such records as agreed between Westpac and the Seller in writing to reflect such account.  However, unless and until the Seller or the Servicer receives a notice under clause 9.2(b), the Seller may commingle Collections with its other property without being in breach of its fiduciary obligations in respect of such Collections.

4.8	Settlement arrangements

(a)
Collections that would otherwise be payable to Westpac may be applied as payment for all or part of any Instalment for Receivables offered for sale under a Sale Notice that is payable by Westpac on the day the Collections are payable to Westpac, unless Westpac gives a notice to the Seller that Collections are not to be so applied.

(b)
If as a result of the application of paragraph (a) above, no cash consideration would be payable by Westpac to the Seller on the acceptance of the relevant Sale Notice, Westpac may accept the offer in that Sale Notice by paying $1 to the Seller by the Expiry Time.

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5.	Fees

5.1	Establishment Fee

The Seller shall to the extent it has not already done so pay to Westpac a one-off establishment fee.  The establishment fee shall be as set out in the Fee Letter and any unpaid arranger fee shall be payable on the date of this agreement.

If the facility is increased or varied at the request of the Seller, Westpac reserves the right to charge a further establishment or other fee in an amount determined by it (acting reasonably).

5.2	Commitment Fee

The Seller shall pay to Westpac a commitment fee in accordance with the Fee Letter.

5.3	Unused Limit Fee

The Seller shall pay to Westpac an unused limit fee in accordance with the Fee Letter.

5.4	Termination Payment

If the Seller wishes to terminate the Program before the Scheduled Termination Date, it can do so by payment of Westpac’s Investment and the Termination Payment.  The Termination Payment reflects the Commitment Fee expected to be paid to the Purchaser from the date the Program is terminated to the Scheduled Termination Date, if the Program had not been utilised and remained on foot.  The Termination Payment is set out in the Fee Letter.

5.5	Changes in law

When there is a change in law that will result in Program Costs, Westpac shall use reasonable efforts to mitigate the effect of such change in law, failing which Westpac and the Seller shall negotiate in good faith to avoid or reduce the effect of such change.  Subject to clause 5.6, if that also fails the Seller shall from time to time pay to Westpac upon demand such amounts as necessary to compensate Westpac for such Program Costs on and from the date that they are incurred or suffered.  If the Seller requires these costs to be verified by an independent accounting firm, they shall only be payable to the extent they are so verified.

The Seller's obligations under this clause survive the termination of this agreement and any Future Agreement.

5.6	Right to Terminate

The Seller may terminate the Program without any penalties applying if Program Costs are incurred and all reasonable endeavours to restructure the Program and this agreement have been exhausted which result in a cost to the Seller which is worse than can be achieved elsewhere in the market for the Program.

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5.7	Program Costs

Westpac agrees to notify the Seller promptly upon becoming aware of Program Costs.

5.8	Prepayment Amount

Subject to clause 5.6, if the RPA Commitment is terminated by the Seller under clause 2.8, then on the Commitment Termination Date, the Seller will pay the Prepayment Amount to Westpac.

5.9	Authorisation

The Seller authorises Westpac to debit the Nominated Account on the final day of each calendar month, or more frequently at Westpac's discretion, for each amount payable by the Seller to Westpac under this Agreement.

6.	Conditions precedent

6.1	Conditions precedent to first Sale Notice

The right of the Seller to give the first Sale Notice shall be subject to Westpac having received in form and substance satisfactory to it on or before the date such Sale Notice is given:

(a)
(verification certificate)  a certificate in relation to each of the Seller and the Servicer given by a director of the Seller and the Servicer respectively substantially in the form of Annexure B with the attachments referred to and dated on the date such Sale Notice is given;

(b)	(documents) duly executed counterparts of each Transaction Document together with a cheque for all relevant stamp duty payable in connection with these documents;

(c)	(Credit and Collection Policy) a copy of the Credit and Collection Policy of each Originator initialled by the Seller;

(d)	(Westpac's lawyers' opinions) an opinion of Australian legal advisers to Westpac;

(e)
(Deed of release) evidence satisfactory to Westpac (acting reasonably) that each Chargee has released any claim it may have to any Purchased Receivables originated by the Seller and each Approved Originator and Collections derived from such Purchased Receivables, except in relation to:

(i)	the Seller's Interest; or

(ii)	a Supplier's Security Interest;

(f)	(Power of Attorney):

each Australian Approved Originator has provided to Westpac a power of attorney in a form consistent with clause 12.2; and

(g)	(Sale to Seller) evidence that the relevant Approved Originators have equitably assigned to the Seller the Receivables originated by them.

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(h)	(Pro form settlement statements) a pro form settlement statement in respect of the proposed initial Purchase;

(i)	(Accountant's report) a report from the Seller's auditor on the Seller's records and systems relating to the Receivables;

(j)	(Cash Reserve) evidence that the amount in the Cash Reserve is not less than the Cash Reserve Requirement; and

(k)	(Financial confirmations):

(i)	confirmation from Moneytech Limited's legal counsel that the holders of the convertible notes issued by Moneytech Pty Limited have no rights to accelerate the repayment of the convertible notes; and

(ii)	confirmation from each preference shareholder of Moneytech Limited (PSH) to Moneytech Limited that either:

(A)	the PSH expects to rollover their preference shares for a further period which extends beyond the Scheduled Commitment Termination Date;

(B)	the PSH will use the proceeds of all its maturing preference shares to subscribe for convertible notes issued by Moneytech Limited; or

(C)	the PSH will redeem its preference shares for cash and Moneytech has arranged for its convertible notes to be issued to that PSH in an amount equal to the redemption amount.

6.2	Further conditions precedent

The rights of the Seller to give a Further Sale Notice or withdraw a Further Instalment and the obligations of Westpac to pay an Instalment shall be subject to the further conditions precedent that:

(a)
on the date of giving the Further Sale Notice or the date of payment of the Instalment or withdrawal of the Further Instalment the following statements shall be true (and the Seller shall, by virtue of giving the Sale Notice, or receiving the Instalment or Further Instalment, be deemed to have certified that):

(i)	(representations true):

(A)
the representations and warranties in clause 7.1 in respect of the Seller and, where the Servicer is the Seller or an Associate of the Seller, the Servicer are, to the best of the Seller's and Servicer's knowledge and belief, true as of such day as though they had been made at that date in respect of the facts and circumstances then subsisting; or

(B)
the representations and warranties in clause 7.1 in respect of the Servicer, where the Servicer is not the Seller or an Associate of the Seller, are to the best of the Servicer’s knowledge and belief true as of such day as though they had been made at that date in respect of the facts and circumstances then subsisting;

(ii)
(no default)  no event has occurred and is subsisting or would result from such increase, addition, removal or remittance, that constitutes an Early Amortisation Event or Potential Early Amortisation Event;

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(iii)	(limits) after making the Instalment:

(A)	clause 2.2 will not be breached; and

(B)	the Net Pool Balance shall equal or exceed the sum of Westpac's Investment and the Required Reserves; and

(iv)	(Insurance Policy) the Insurance Policy is current; and

(b)	on or before the date of that Further Sale Notice or the payment of the Instalment, Westpac has received in form and substance to the satisfaction of it:

(i)	(Determination Date Statement) a Determination Date Statement as of the most recent Determination Date; and

(ii)	(release) to the extent necessary, the release from any Security Interest of the Receivables other than:

(A)	a Permitted Security Interest (if any); or

(B)	a Supplier's Security Interest.

6.3	Additional conditions precedent in respect of NZ Approved Originators

Notwithstanding the prior provisions of this clause 6, the right of the Seller to give the first Sale Notice in respect of any NZ Receivables is subject to satisfaction of such conditions precedent as Westpac may in its discretion specify (including without limitation any amendment to the provisions of this agreement and the delivery of a Directors Certificate in the form of Annexure D).

7.	Representations and Warranties

7.1	Representations and warranties by Seller and Servicer

Each of the Seller and the Servicer makes the following representations and warranties:

(a)	(Status) It is a corporation validly existing under the laws of the place of its incorporation specified in this agreement.

(b)
(Power) It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents, and to carry on its business substantially as now conducted or contemplated.

(c)
(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party and to carry out the transactions contemplated by those documents.

(d)
(Documents binding) Each Transaction Document to which it is expressed to be a party is its valid and binding and enforceable obligation in accordance with its terms, subject to any necessary stamping and registration and subject to laws affecting creditors' rights and to general principles of equity.

(e)
(Transactions permitted) The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not (as applicable) violate in any respect a provision of:

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(i)	a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

(ii)	any constitution or other constituent documents of it; or

(iii)	any other document or agreement which is binding on it where such breach is reasonably likely to have a Material Adverse Effect,

and, except as provided or permitted by the Transaction Documents, did not and will not (as applicable):

(iv)	create or impose a Security Interest on any of the Receivables contemplated in any Future Agreement other than a Permitted Security Interest (if any); or

(v)
allow a person to accelerate or cancel an obligation with respect to any material Financial Indebtedness provided to the Seller or Servicer (for so long as the Servicer is the Seller or an Associate of the Seller) or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to such Financial Indebtedness, whether immediately or after notice or lapse of time or both.

(f)	(Accounts):

(i)	The most recent consolidated Accounts of the Group give a true and fair view of the matters with which they deal.

(ii)
There has been no subsequent change in the Group's state of affairs since that date which is reasonably likely to have a Material Adverse Effect or materially adversely affect the collectability of the Purchased Receivables.

(iii)	Those consolidated accounts comply:

(A)	with current accounting practices applied in the applicable jurisdictions, except to the extent disclosed in them; and

(B)	with all applicable laws.

(g)
(No litigation) Other than as disclosed in writing to Westpac prior to the date of this agreement, no litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened, which is reasonably likely to have a Material Adverse Effect.

(h)	(No default)

(i)
It is not and none of the Approved Originators are in default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Financial Indebtedness and which may have a Material Adverse Effect.

(ii)
Nothing has occurred which constitutes an Early Amortisation Event, cancellation event, prepayment event or similar event (whatever called) under any Future Agreement or any other material agreements, whether immediately or after notice or lapse of time or both where in any such case the default would have a Material Adverse Effect.

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(i)	(Authorisations) Each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of the Transaction Documents to which it is expressed to be a party; and

(iii)	the perfection of the interest of Westpac in the Purchased Receivables (not including such Authorisations, (if any) pertaining solely to acts of Westpac),

has been obtained or effected.  Each is in full force and effect.  It is not in breach of any of them where such breach has or is reasonably likely to have a Material Adverse Effect.  It has paid all applicable fees for each of them.

(j)	(Filings) It has filed all necessary returns and holds all appropriate licences and possesses the necessary skill, judgement and ability to carry out its obligations under the Transaction Documents.

(k)
(No misrepresentation) All information provided by it to Westpac is true in all material respects at the date of this agreement or, if later, when provided.  Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by Transaction Documents, was or is misleading, by omission or otherwise, in any material respect.

(l)
(Agreements disclosed) Each document or agreement which is material to the Transaction Documents or Contract in relation to a Purchased Receivable or which has the effect of varying a Transaction Document or Contract in relation to a Purchased Receivable, has been disclosed to Westpac in writing.

(m)	(Copies of documents) All copies of documents (including its latest audited accounts and all Authorisations) given by it or on its behalf to Westpac are true and complete copies.

(n)	(Law) It and each Approved Originator has complied in all material respects with all laws binding on it where breach has or is reasonably likely to have a Material Adverse Effect.

(o)	(Trust) It does not hold any assets as the trustee of any trust, other than under a Future Agreement.

(p)	(Solvency) It, and each Approved Originator, is not insolvent.

(q)	(Taxes) It, and each Approved Originator, has paid all Taxes payable by it when due other than, Taxes for which it has set aside sufficient reserves and which are being contested in good faith.

(r)
(Valid Sale) Each Purchase will constitute a valid sale, by way of equitable assignment of the Offered Receivables to Westpac, enforceable against creditors of, and purchasers from, the Seller (subject to the rule in Dearle v Hall) but subject to the rights of any creditor of or to an NZ Approved Originator or the Seller to the extent of each relevant Supplier's Security Interest (if any).

(s)	(Quality of Title):

(i)
Each Offered Receivable which was originated by the Seller is owned by the Seller and each Offered Receivable which was originated by an Approved Originator is beneficially owned by the Seller, free and clear of any Security Interest (other than any Supplier's Security Interest or any Security Interest arising solely as the result of any action taken by Westpac including, for the avoidance of doubt, a Permitted Security Interest (if any)).

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(ii)
If Westpac makes a Purchase it shall have acquired and shall continue (subject to any action taken by Westpac not contemplated by this agreement) to have maintained an equitable interest in each Purchased Receivable and in respect of each Collection related to that Purchased Receivable (in each case subject to the rule in Dearle v Hall), free and clear of any Security Interest (other than any Supplier's Security Interest or any Security Interest arising solely as the result of any action taken by Westpac, including, for the avoidance of doubt, a Permitted Security Interest (if any)).

(iii)	Each Obligor is a Program Member, and satisfies the eligibility criteria of the Program to be and remain a Program Member.

(t)
(Accurate Reports) To the best of its knowledge and belief (after reasonable investigation) no Determination Date Statement (if prepared by the Seller, or to the extent information contained in that Determination Date Statement was supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller or the Servicer to Westpac in connection with a Transaction Document is inaccurate in any material respect as of the date it is dated or (except as otherwise disclosed to Westpac at that time) as of the date so furnished, or contains any material misstatement of fact or omission or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading as of the date it is dated or (except as otherwise disclosed to Westpac at that time) as of the date so furnished.

(u)
(Eligible Receivables) Each Receivable was an Eligible Receivable on the date it was offered for sale and on the date it was Purchased, and on the date the first Instalment was paid in relation to that Receivable.

(v)
(Servicing Programs) Any and all systems, computer programs, hardware and software used by the Seller, or any agent or subcontractor of the Seller, in the servicing of the Receivables are owned leased or licensed by it, or, as the case may be, by the relevant agent or subcontractor.

(w)
(No Security Interests) The Seller, or the relevant Approved Originator, created or acquired title to the Receivables in good faith, without notice of any adverse claim other than any relevant Supplier's Security Interest.

(x)
(No Fraudulent Conveyance) No circumstances exist by reason of which any transfer of any Offered Receivables or Receivables from the Approved Originators to the Seller or from the Seller to Westpac would be held by a court of competent jurisdiction to constitute under value transfers or otherwise as preferential, fraudulent or uncommercial transactions.

(y)
(Not Assets of the Seller) It intends that no Purchased Receivable will be considered by it to be an asset beneficially owned by the Seller or an Approved Originator in the event of any receivership or liquidation proceedings against it under applicable law.

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(z)	(No Obligor Default) To the best of the knowledge and belief of the Seller (after due enquiry from the Approved Originators):

(i)	no Obligor is in default with respect to its obligations under any Receivable at the date of this agreement; and

(ii)
no moneys are at the date of this agreement due but unpaid with respect to any Receivable to the extent that that default or non payment would have a material impact on the value of the aggregate Credit Reserve to Westpac.

(aa)
(Entire documents) Each Contract in relation to a Receivable contains all of the terms of the arrangements between the Seller, or the relevant Approved Originator, and the Obligor in respect of matters covered by those documents and there are no other documents or agreements which have the effect of varying or discharging any of those documents.  Those documents constitute all the documents necessary to enforce the provisions of, and the security created by, the Contract.

(bb)
(Credit and Collection Policy) It and the relevant Approved Originator has complied with and will comply in all material respects with the Credit and Collection Policy in respect of Offered Receivables and Purchased Receivables.

(cc)	(Approved Originator) Each Approved Originator:

(i)	is a Related Corporation of the Seller, who originates the invoices in its ordinary course of business;

(ii)	has offered for sale its beneficial interest in all Receivables it has originated to the Seller for the purposes of the offer that may be made by the a Seller under a Sale Notice; and

(iii)	has provided Westpac with a power of attorney to effect the legal sale of the Purchased Receivables in a form consistent with clause 12.

(dd)	(Power of attorney) Each:

(i)	Australian Approved Originator has provided Westpac with a power of attorney to effect the legal sale of the Purchased Receivables in a form consistent with clause 12; and

(ii)	NZ Approved Originator has provided the Seller with a power of attorney to effect the legal sale of the Purchased Receivables in the form attached as Annexure F.

(ee)
(Knowledge) It is not aware of any facts which may have or would be reasonably likely to have a Material Adverse Effect on its ability to perform its obligations under the Transaction Documents or a Contract in relation to a Purchased Receivable.

(ff)	(Change in Collection Account) It will notify Westpac of any proposed change in a Collection Account and request Westpac to approve any such proposed change.

(gg)	(Location of documents) The material documents relating to the Receivables are located at the registered office of the Seller.

(hh)	(Insurance Policy) An insurance policy is in force in respect of each Contract in a form and substance satisfactory to Westpac (acting reasonably).

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(ii)	(Security disclosure) it will disclose to Westpac any actual, threatened or potential breach of security relevant to the Platform of which it is aware;

(jj)	(Annexure H compliance) it will ensure that it will comply at all times with these terms and conditions of use contained in Annexure H; and

(kk)	(Platform disclosure) it will not misuse, or permit any other persons to misuse, the Platform.

7.2	Representations and warranties by Westpac

Westpac makes the following representations and warranties:

(a)	(Status) It is a corporation validly existing under the laws of the place of its incorporation specified in this agreement.

(b)
(Power) It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents, and to carry on its business substantially as now conducted or contemplated.

(c)
(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party and to carry out the transactions contemplated by those documents.

(d)
(Documents binding) Each Transaction Document to which it is expressed to be a party is its valid and binding and enforceable obligation in accordance with its terms, subject to any necessary stamping and registration and subject to laws affecting creditors' rights and to general principles of equity.

(e)
(Transactions permitted) The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not (as applicable) violate in any respect a provision of:

(i)	a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

(ii)	any constitution or other constituent documents of it; or

(iii)	any other document or agreement which is binding on it where such breach is reasonably likely to have a Material Adverse Effect.

(f)	(Authorisations) Each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents; and

(ii)	the validity and enforceability of the Transaction Documents to which it is expressed to be a party,

has been obtained or effected.  Each is in full force and effect.

Receivables Purchase Agreement	Allens Arthur Robinson

7.3	General representations and warranties

The Seller represents and warrants in relation to the NZ Receivables that the Credit and Collection Policy of the NZ Approved Originator, together with each Contract in respect of those NZ Receivables, contains all the contractual arrangements between the NZ Approved Originator and the relevant Obligor concerning the goods sold in accordance with the Credit and Collection Policy and the subject of the relevant Contract between the NZ Approved Originator and the relevant Obligor.

7.4	Reliance on representations and warranties

Each of the Seller and the Servicer acknowledges that Westpac has entered into this agreement, and may accept an offer in any Sale Notice in accordance with clause 2.1 and, if an offer is accepted, will make each Instalment and Further Instalment in reliance on the representations and warranties in clauses 7.1 and 7.3.  Westpac acknowledges that the Seller and the Servicer has entered into this agreement in reliance on the representations in clause 7.2.

7.5	Repetition of representations and warranties

The representations and warranties made in clauses 7.1 , 7.2 and 7.3 will be deemed to be repeated with reference to the facts and circumstances then subsisting on each day on which Westpac's Investment is greater than $0.

8.	Undertakings

8.1	Seller and Servicer undertakings

Each of the Seller and the Servicer undertakes to each Indemnified Party as follows unless Westpac otherwise consents.

(a)	(Corporate reporting and information) It will provide Westpac with:

(i)	(annual accounts) as soon as practicable after the close of each of its financial years copies of the Group's consolidated Accounts in respect of that financial year;

(ii)
(half-yearly reports) as soon as practicable after each half-year of its financial year, copies of the Group's consolidated management Accounts in respect of that half-year and for the financial year to date.

(iii)
(monthly Determination Date Statement reporting) a Determination Date Statement for the preceding month as at the Determination Date for that preceding month and an Accounts Receivable Trial Balance for the preceding month on a date in each month agreed between the Seller and Westpac;

(iv)
(Governmental Agency) promptly, any notice, order or material correspondence from or with a Governmental Agency relating to the Receivables which is reasonably likely to have a Material Adverse Effect;

(v)	(Security Interests) promptly, notice in reasonable detail of any Security Interest (other than a Permitted Security Interest) asserted against any of the Purchased Receivables;

(vi)	(Certificate of Currency of Insurance Policy and renewal) promptly, a copy of each renewal of the Insurance Policy for the benefit of the Seller and Westpac.

Receivables Purchase Agreement	Allens Arthur Robinson

(vii)
(other information) as soon as practicable, but in any event within 5 Business Days (subject to the Seller reasonably complying with any confidentiality obligations by which it is bound and for so long as it is bound, including those imposed by the rules of the ASX), any other information, documents, records or reports relating to the Purchased Receivables or the conditions or operations, financial or otherwise, of the Seller as Westpac may from time to time reasonably request in order to protect its interests under any Transaction Document, to allow Westpac to facilitate its tasks in respect of:

(A)	Collections from Obligors; or

(B)	co-ordination of the preparation of statements to be sent to each Obligor; and

(viii)	(Program Members) the list of Program Members at that time, promptly upon request.

(b)
(Transaction Documents) It will promptly provide to Westpac, details of any proposed material variation of the Transaction Documents or of any actual or proposed termination of the Transaction Documents.

(c)	(Accounting principles) It will ensure that each balance sheet and account provided under paragraph (a):

(i)	comply with current accounting principles in Australia applied except to the extent disclosed in them and with all applicable laws; and

(ii)	gives a true and fair view of the matters with which they deal.

(d)	(Authorisations) It will ensure that each Authorisation required for:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)
the carrying on by it and each of the Approved Originators of a material part of its and their business substantially as now conducted or contemplated where failure to do so is reasonably likely to have a Material Adverse Effect, is obtained and promptly renewed and maintained in full force and effect.  It will pay all applicable fees for them.  It will provide copies of the Authorisations referable to sub-paragraphs (i) and (ii) promptly to Westpac when they are obtained or renewed and in the case of an Authorisation referable to sub-paragraph (iii) after request from Westpac promptly when they are obtained or renewed.

(e)	(Notice to Westpac) It will notify Westpac as soon as it becomes aware of:

(i)	any Early Amortisation Event or Potential Early Amortisation Event or Event of Default;

(ii)	the provider of the Insurance Policy not being an Eligible Insurer;

(iii)	any proposal by a Governmental Agency to acquire compulsorily the whole or a substantial part of its or any of the Approved Originator's assets or business;

Receivables Purchase Agreement	Allens Arthur Robinson

(iv)	any substantial dispute between it or any of the Approved Originators and a Governmental Agency;

(v)
any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where reasonably requested by Westpac, evidence satisfactory to Westpac (acting reasonably) of the authority of any Authorised Officer;

(vi)
any impending change in the regulation of the business of the Seller by any Governmental Agency of which it is aware and where that change would reasonably be expected to have a Material Adverse Effect or is reasonably likely to impair the ability of the Seller, the Servicer or Westpac to recover any amount under a Purchased Receivable;

(vii)
any notice or other document which materially affects the collectability of any Purchased Receivable or aggregate Purchased Receivables due by an Obligor with an unpaid balance in excess of $100,000, and will promptly provide a copy of each such document to Westpac; and

(viii)	any other occurrence that could have a Material Adverse Effect.

(f)	(Disposal of assets) It will not sell or otherwise dispose of, part with possession of, or create an interest in:

(i)	any Purchased Receivable or related Contract;

(ii)	any Collection Account to which any Collections of any Purchased Receivables are deposited; or

(iii)	either:

(A)	all of its assets; or

(B)	a part of its assets, where to do so has or is reasonably likely to have a Material Adverse Effect,

or agree or attempt to do so (whether in one or more related or unrelated transactions) except as contemplated by any Transaction Document, provided that nothing in this clause 8.1(f) does, or will, apply to any security interest in or to any of the above to the extent that that security interest arises in or to any of the above by virtue of it or their comprising or including a Supplier's Security Interest.

(g)
(Negative pledge)  It will not create or allow to exist a Security Interest over any Receivable other than the Charge or a Permitted Security Interest or lien arising by operation of law in the ordinary course of day-to-day trading and not securing Financial Indebtedness where it duly pays (or contests in good faith and has made provisions for the amount demanded) the indebtedness secured by that lien.

(h)	(Corporate existence) It will do everything necessary to maintain its corporate existence in good standing. It will not transfer its jurisdiction of incorporation or enter any merger or consolidation.

(i)	(Compliance with law) It will comply fully in all material respects with all laws binding on it where failure to do so has or is reasonably likely to have a Material Adverse Effect.

Receivables Purchase Agreement	Allens Arthur Robinson

(j)	(Partnership and joint ventures) It will not enter after the date of this agreement into a partnership or joint venture with another person.

(k)	(Pay Taxes) It will pay all Taxes payable by it when due, but:

(i)
it need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay those Taxes is reasonably likely to have a Material Adverse Effect; and

(ii)	to the extent liable, it will pay those Taxes on the final determination or settlement of the contest.

(l)	(Compliance and enforcement of Transaction Documents) It will:

(i)	comply fully with its obligations under the Transaction Documents or a Contract in respect of a Purchased Receivable;

(ii)
enforce each Transaction Document or a Contract in respect of a Purchased Receivable to which it is a party and exercise its rights, authorities and discretions under those documents prudently and vigorously in order to avoid a Material Adverse Effect; and

(iii)	use its best endeavours to keep Transaction Documents or a Contract in respect of a Purchased Receivables valid and enforceable,

where a failure to take such action would be reasonably likely to have a Material Adverse Effect.

(m)	(Variation of Transaction Documents) It will not do any thing which has the effect of:

(i)	amending or varying, or consenting to any amendment or variation of;

(ii)	avoiding, releasing, surrendering, terminating, rescinding, discharging (other than by performance) or accept the repudiation of;

(iii)	expressly or implicitly waiving, or extending or grating any time or indulgence in respect of, any provision of or obligation under; or

(iv)	do or permit anything which would enable or give grounds to another party to do anything referred to in sub-paragraphs (i), (ii) or (iii) in relation to,

a Transaction Document or a Contract in respect of a Purchased Receivable where such action would be likely to have a Material Adverse Effect.

(n)
(Commercial dealings)  It will not deal in any way with any person who is not an Approved Originator except at arm's length in the ordinary course of business for valuable commercial consideration provided that, to the extent this undertaking relates to the conduct of its Subsidiary (which is not itself an Approved Originator), it shall only apply to material dealings of that Subsidiary.

(o)	(Change of business or Credit and Collection Policy)

(i)
It will not cease or materially change its business carried on in connection with any Purchased Receivable or make any material change in the Credit and Collection Policy, or its policy in respect of writing off amounts owing under Purchased Receivables, that would adversely impact the recoverability or adversely affect the collectability of the Purchased Receivables without the consent of Westpac (acting reasonably).

Receivables Purchase Agreement	Allens Arthur Robinson

(ii)
It will not take action whether by acquisition or otherwise which alone or in aggregate would materially alter the nature of its business taken as a whole that would adversely impact the recoverability or adversely affect the collectability of the Purchased Receivables without the consent of Westpac (acting reasonably).

(iii)
It will not dissolve, liquidate, consolidate with or merge with, or otherwise acquire all or any substantial portion of the ownership interest, assets, or properties of any corporation, partnership, limited liability company or other entity if to do so has or is reasonably likely to have a Material Adverse Effect without the prior written consent of Westpac (acting reasonably).

(p)
(Take proceedings)  It will take or defend all legal proceedings which are necessary or which Westpac reasonably requires to protect or recover any right, title or interest in, to, under or derived from the Purchased Receivables.

(q)
(Nothing prejudicial)  It will not do or omit to do anything which would be reasonably likely to render the rights of Westpac in the Purchased Receivables liable to forfeiture, cancellation, avoidance or loss or would be reasonably likely otherwise to prejudicially affect the rights of Westpac in the Purchased Receivables or the value of the Purchased Receivables.

(r)
(Notices) It will promptly deliver to Westpac copies of all notices and other documents received by it in its capacity as a party to the Purchased Receivables or the Insurance Policy or relating in any way to the Purchased Receivables which adversely affect the collectability of any of the Receivables.

(s)	(Records) It will, at its own cost and expense retain:

(i)	the ledger and documentation relating to it as a master record of the Receivables; and

(ii)	copies of all documents relating to each Purchased Receivable as custodian for Westpac.

(t)	(Amending Receivables):

(i)	It will not:

(A)	release, discharge, rescind or cancel;

(B)	grant any waiver or modify;

(C)	extend any term or provision of,

any Purchased Receivable or any Contract in respect of a Purchased Receivable without the prior written consent of Westpac (which must not be unreasonably withheld or delayed), except in the ordinary course of business and consistent with the provisions of the Credit and Collection Policy.

(ii)	It will not consent to the creation of any Security Interest over any Purchased Receivable without the prior written consent of Westpac other than a Permitted Security Interest.

Receivables Purchase Agreement	Allens Arthur Robinson

(u)
(Administrative procedures) It will maintain administrative and operating procedures (including an ability to recreate records evidencing the Purchased Receivables in the event of the destruction of the originals) and keep and maintain all documents, books, records and other information reasonably necessary or customary for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Purchased Receivable).

(v)	(Inspection) At any other time and from time to time during Business Hours, it will permit Westpac, or its agents or representatives, upon two Business Day's notice:

(i)
to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to the Receivables including, without limitation, the related Contracts and other agreements; and

(ii)
to visit the offices and properties of the Seller for the purpose of examining such materials described in paragraph (i) above, and to discuss matters relating to the Purchased Receivables or the Seller's or the Servicer's performance under each Future Agreement with any of the officers or employees of the Seller or the Servicer having knowledge of such matters.

(w)
(Performance and Compliance with Receivables and Contracts) At its expense, it will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under or in connection with the Purchased Receivables and the related Contracts and other agreements related to such Purchased Receivables and shall comply in all material respects with all of the provisions of the Credit and Collection Policy.

(x)
(Collections) If an Early Amortisation Event is subsisting and on demand by Westpac it will immediately instruct all Obligors to cause all Collections of Purchased Receivables to be deposited directly into the relevant Collection Account or to the extent that the Seller or Servicer receives any Collections it shall deposit them in the relevant Collection Account within 1 Business Day of receipt.

Otherwise, it shall ensure that its records and accounts are such that it will always be possible to determine what Collections it has received, and, subject to clause 3.1, it shall hold the Collections to which Westpac is or may become entitled on behalf of and for the account of Westpac.

(y)
(Change in Payment Instructions to Obligors) It will not make any change in its instructions to Obligors regarding payments to be made to the account referred to in paragraph (x), unless Westpac has approved such change.

(z)	(Audits):

On 14 days written notice from Westpac, it shall permit Westpac and its officers and agents and representatives (at Westpac’s expense) to audit its records and systems in such reasonable detail that Westpac may establish whether or not the Seller is complying with its obligations under any Transaction Document. It will provide timely access to all information reasonably requested in connection with such inspection.

Receivables Purchase Agreement	Allens Arthur Robinson

(aa)
(Incorrect or misleading information) It will notify Westpac as soon as reasonably practicable if it becomes aware that any information provided to Westpac or any representation made to Westpac has become incorrect or misleading in any material respect.

(bb)	(Purchased Interest) The Purchased Interest will not be greater than 100%.

(cc)
(Financial Undertaking) Unless Westpac otherwise gives its consent, it will ensure that at all times that the Tangible Net Worth (treating all redeemable preference shares and convertible notes as equity) of the Moneytech Group will not be less than A$2 million on each 30 June and 31 December.

(dd)	(Cash Reserve) It will ensure that at all times the Cash Reserve is not less than the Cash Reserve Requirement.

(ee)
(Reconciliation)  For so long as the Platform is online and operating properly, it will ensure that a daily reconciliation of the [Accounts Receivable Trial Balance] and the Presentment and Payment Website is completed in relation to all Receivables and the payment schedule of minimum Amounts Due.

(ff)	(Insurance Policy) It will ensure that the Insurance Policy always has a term that expires at least 5 months after the Scheduled Commitment Termination Date.

(gg)	(Concentration) It will ensure that, at all times, the number of Obligors with credit limits as set out below, as a percentage of the number of Obligors in the Program, do not exceed the limits below:

(i)	Up to $50,000	Unlimited

(ii)	between $50,001 and $100,000	15%

(iii)	between $100,001 and $250,000	2%

(iv)	above $250,000	0%

9.	Administration, Servicing and collection

9.1	Appointment

(a)
Subject to clause 9.3, the Seller appoints the Servicer as its agent to enforce its rights and interests in and under the Purchased Receivables and the Contracts with all powers expressly delegated to it by this agreement together with all other powers reasonably incidental to those powers.  The Servicer accepts such appointment, and agrees to service the Purchased Receivables in an efficient and business like manner and in accordance with sound business practices.

(b)
The Servicer may subcontract with any other person for servicing, administering or collecting the Purchased Receivables, provided that in the case where such subcontracting may materially affect the collectability of any Receivable the Servicer shall first obtain the prior consent of Westpac which shall not to be unreasonably withheld or delayed. The Servicer shall remain liable for the performance of those duties and obligations.

(c)
The Servicer's appointment under this agreement will terminate on the date after the Commitment Termination Date when Westpac's Investment is zero and all other amounts owed by the Seller to Westpac under the Transaction Documents have been fully and finally paid and all amounts payable to the Seller under clause 2.1(i) have been fully and finally paid or when the Servicer is replaced under clause 9.3.

Receivables Purchase Agreement	Allens Arthur Robinson

9.2	Duties of the Servicer

(a)
(Collection of Receivables) The Servicer shall take or cause to be taken all such actions to service, administer and collect each Purchased Receivable from time to time in accordance with the Credit and Collection Policy, applicable laws, rules and regulations and otherwise, with reasonable care and diligence.  The Servicer will obtain the prior consent of Westpac prior to making any material amendment to the Credit and Collection Procedures.

(b)
(Deposit Collections) If an Early Amortisation Event is subsisting, upon the request of Westpac, the Servicer shall on each day Collections are made or deemed to be made ensure that these are paid into a bank account specified by Westpac from time to time.

(c)	(Hold Collections) The Servicer shall hold all Collections to which Westpac is or may become entitled which are unbanked cheques for the benefit of Westpac, and for Westpac’s account.

(d)
(Servicer's Records) The Servicer shall ensure its records and accounts are such that it will always be able to determine what Collections it has received and in respect of which Purchased Receivables.

(e)
(Documents and Records)  If the Servicer is the Seller or an Associate of the Seller, Westpac authorises the Servicer to, without limiting its obligations under this clause 9.2(e) to Westpac, use and make copies of all such documents, computer tapes, disks and Related Agreements in the ordinary course of the Servicer’s and its Associate’s businesses and for all other purposes necessary for or ancillary to the performance of its obligations under this agreement.  This clause 9.2(e) survives termination of this agreement.

(f)	(Servicing expenses) The Servicer (for so long as the Servicer is the Seller) will pay all legal expenses incurred by the Servicer relating to the enforcement and recovery of Overdue Receivables.

9.3	Replacement of the Servicer

(a)	If a Servicer Transfer Event is subsisting, Westpac may remove the Servicer from office by giving the Servicer a Successor Notice.

(b)	Upon removal of a Servicer, Westpac has the right to appoint a successor Servicer who accepts the appointment.

(c)	Subject to the appointment of a successor Servicer acceptable to Westpac (acting reasonably), the Servicer may resign at any time by giving not less than 1 month’s notice to Westpac.

(d)
On its appointment, the Successor Servicer will have all the rights, powers and obligations under this agreement of the retiring Servicer.  The retiring Servicer will be discharged from its rights, powers and obligations under this agreement.

(e)	The retiring Servicer shall execute and deliver all documents and agreements which Westpac reasonably believes are necessary or desirable to effect the appointment of the Successor Servicer.

Receivables Purchase Agreement	Allens Arthur Robinson

9.4	Remuneration of Successor Servicer

The Seller agrees to pay or reimburse Westpac for all its reasonable costs and expenses incurred in connection with the performance of the Servicer's duties by a Successor Servicer as specified in any Transaction Document, including, at any time, an amount equal to the Servicer Fee at that time less the Servicer Amount at that time (if positive).

9.5	Rights of Westpac

(a)	(Notice to Obligors) If a Servicer Transfer Event is subsisting, Westpac may notify any Obligor of a Purchased Receivable of its ownership of that Purchased Receivable.

(b)	(Collection Accounts) If an Early Amortisation Event is subsisting, Westpac shall notify the Seller and the Servicer to take the action required under clause 8.1(y).

(c)	(Rights on Servicer Transfer Event) At any time following the occurrence of a Servicer Transfer Event and the appointment of a Successor Servicer (other than the Seller) pursuant to clause 9.3:

(i)	Westpac may direct the Obligors of Purchased Receivables, or any of them, to pay all amounts payable under any Purchased Receivable directly to Westpac or its designee;

(ii)
the Seller shall, at Westpac's request and at the Seller's expense, give notice of Westpac's ownership of the Receivables to each Obligor and direct that payments be made directly to Westpac or its designee;

(iii)	each of the Seller and the outgoing Servicer shall, at Westpac's request:

(A)
assemble all Contracts and copies of the other documents, instruments and other records (including computer programs, tapes and disks) held by the Seller or the Servicer (as the case may be) which evidence the Purchased Receivables, or which are otherwise necessary or desirable to collect such Purchased Receivables, and shall make the same available to Westpac at a place in Sydney selected by Westpac or its designee (not being a place where, in consequence of the presence in that place of any such document, instrument or record, the Seller would have any increased liability to Taxes, significant fees, costs, charges, expenses or other outgoings beyond the liability it would have had if it had retained such document, instrument or record in the jurisdiction in which it was previously held); and

(B)
segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Purchased Receivables in a manner acceptable to Westpac and shall, promptly upon receipt, remit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to Westpac or its designee; and

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(iv)
the Seller authorises Westpac to take any and all steps in the Seller's name and on behalf of the Seller which are necessary or desirable, in the determination of Westpac, to collect all amounts due under any and all Purchased Receivables, including, without limitation, endorsing the Seller's name on cheques and other instruments representing Collections and enforcing such Purchased Receivables and the related Contract.

9.6	Responsibilities of the Seller

The following provisions apply despite any other term of any Transaction Document:

(i)
The Seller shall perform all of its obligations under the Contracts related to the Purchased Receivables and other agreements to the same extent as if the Purchased Receivables had not been sold and the exercise by Westpac of its rights shall not relieve the Seller from such obligations.

(ii)
Westpac shall not have any obligation or liability with respect to any Receivables, Contracts related to those Receivables or other agreements (other than to the extent of any fraud, misconduct or negligence on the part of Westpac), nor shall Westpac be obligated to perform any of the obligations of the Seller under those agreements.

(iii)
Where an Early Amortisation Event is subsisting, the Seller for valuable consideration grants to the Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest (being the absolute beneficial ownership of the Purchased Receivable and Related Agreements that Westpac will acquire upon its acceptance of the relevant Sale Notices, which interest the Servicer services on behalf of Westpac), to take in the name of the Seller all steps which are necessary or advisable to endorse or negotiate or otherwise realise any right of any kind held or transmitted by the Seller or transmitted or received by Westpac (whether or not from the Seller) that relates directly to any Purchased Receivable.

9.7	Further action evidencing purchase

The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that Westpac may reasonably request in order to perfect, protect or more fully evidence the Purchase under a Future Agreement, or to enable Westpac to exercise or enforce any of its rights under a Future Agreement.  Without limitation, the Seller will upon the request of Westpac execute such instruments or notices, as may be necessary or appropriate to indicate Westpac's title in the Purchased Receivables.  This clause does not require the Seller to:

(a)	give notice to the Obligor requiring the payment of Purchased Receivables to Westpac;

(b)	give notice of any assignment to Obligors unless an Early Amortisation Event is subsisting; or

(c)	execute any stampable instrument.

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9.8	Application of Collections

(a)
Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless Westpac instructs otherwise, be applied as a Collection of any Purchased Receivable of such Obligor to the extent of any amounts then due and payable under such Receivable before such payment is applied to any other indebtedness of such Obligor.

(b)	The Seller’s obligation under clause 9.8(a) is purely personal, and does not create any Security Interest.

9.9	Stand-by Servicer

(a)	If Westpac becomes entitled to replace or remove a Servicer as servicer then Westpac may act as the Servicer itself.

(b)
The Seller must use its best endeavours to procure that Westpac is provided with the systems, data and documentation referred to in clause 9.5(c)(iii)(A) above as soon as is practicable after a request is made.

(c)	Westpac may appoint a third party to fulfil any of the roles to be fulfilled by the Successor Servicer.

10.	Early Amortisation Events; servicer transfer events; termination; Review Events

10.1	Early Amortisation Events

The occurrence and continuation of any one of the following events shall be an Early Amortisation Event (whether or not it is in the control of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller)):

(a)
(payments) the failure on the part of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) to make any payments within 1 Business Day of becoming due under any Transaction Document, or 2 Business Days where the delay is the result of a failure by the banking system to remit funds within 1 Business Day;

(b)
(covenants) the failure on the part of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) to observe or perform any other term, undertaking, covenant, condition or agreement provided for in this agreement or any Transaction Document and the continuation of such failure for 14 Business Days after an officer of the Seller or the Servicer (as the case may be) who has a working knowledge of this agreement becomes aware of that failure;

(c)
(representations and warranties) any representation or warranty made or deemed to be made by the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) under or in connection with any Transaction Document or other information, report or statement delivered under any Transaction Document is not true when made or repeated, and:

(i)	in the case of the representations or warranties made under clause 7.1(ii) or (jj), the breach has a Material Adverse Effect; and

(ii)
in any other case, if in reasonable opinion of Westpac that failure can be remedied, the Seller or the Servicer does not remedy the failure within 14 days of receiving notice from Westpac requiring remedy or the Seller or the Servicer (if the Servicer as the Seller or an Associate of the Seller) first becoming aware of the relevant circumstances (whichever is first);

Receivables Purchase Agreement	Allens Arthur Robinson

(d)	(Insolvency Event) the occurrence of an Insolvency Event with respect to the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) or an Approved Originator;

(e)
(Cross default of Financial Indebtedness) the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) fails to pay any Financial Indebtedness in excess of $500,000 or any interest or premium on or any instalment of such Financial Indebtedness, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Financial Indebtedness other than a failure to pay contested in good faith;

(f)	(material adverse effect) any event or circumstance occurs which materially adversely affects:

(i)	the collectability of the Purchased Receivables;

(ii)
the ability of the Servicer to collect the Purchased Receivables or the Seller or the Servicer (if the Servicer is the Seller or Associate of the Seller) to perform its obligations under any Transaction Document; or

(iii)	the business, assets or financial condition of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller),

(g)	(change in policy) a material change occurs to the Credit and Collection Policy (other than any change reasonably required in the ordinary course of business) without the prior consent of Westpac;

(h)
(regulatory requirements) the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) fails to observe or comply with any law or official directive or request (including one with respect to reserve, liquidity, capital adequacy, special deposit or similar requirements) where that failure is reasonably likely to, wholly or partially render illegal, prevent or restrict the performance or effectiveness of the Transaction Documents or where that failure is reasonably likely to have a Material Adverse Effect and does not remedy that failure within 14 days of the Seller or the Servicer (as the case may be) becoming aware of that failure;

(i)
(dealing in shares) the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) deals with its share capital other than in accordance with its rules and the Corporations Act;

(j)
(Charge-Off Receivables) the Outstanding Balance of Purchased Receivables that are Charge-Off Receivables multiplied by the Purchased Interest at that time is at any time more than the Credit Reserve at that time;

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(k)
(Material Adverse Effect) any other event or series of events, whether related or not (including a material adverse change in the business, assets or financial condition of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) or the value of the Purchased Receivables occurs) which, in the reasonable opinion of Westpac, is reasonably likely to have a Material Adverse Effect;

(l)	(limit) either:

(i)	at any time, Westpac's Investment exceeds the Purchase Base; or

(ii)	at any time, the Net Pool Balance at any time is less than the sum of Westpac's Investment and the Required Reserves (each as at that time);

(m)	(Change of Control) A Change of Control occurs without Westpac's prior written consent; or

(n)	(Sufficient credit enhancement) on any Determination Date, the Cash Reserve is less than the Cash Reserve Requirement or the Reserves are less then the Required Reserves.

10.2	Remedies for Early Amortisation Events

(a)
(Commitment Termination Date) If an Early Amortisation Event has occurred and is subsisting, Westpac may, by notice to the Seller, declare the Commitment Termination Date to have occurred and shall terminate the RPA Commitment.

(b)	(Perfection) If an Early Amortisation Event has occurred and is subsisting, Westpac may give notice of any Purchase of any Receivables under any Future Agreement to the relevant Obligors.

(c)
(Additional remedies) Upon any termination of the RPA Commitment under this clause 10.2, each party shall, in addition to all other rights and remedies under any Transaction Document or otherwise, have all other rights and remedies provided under applicable laws, which rights shall be cumulative.  Without limitation, the occurrence of an Early Amortisation Event shall not deny to Westpac any remedy in addition to termination of the RPA Commitment to which Westpac may be otherwise appropriately entitled, whether at law or in equity.

10.3	Awareness of Early Amortisation Events

Westpac will be taken not to be aware of an Early Amortisation Event unless:

(a)	it receives notice in writing from another party stating that an Early Amortisation Event has occurred and describing it; or

(b)	its officers who have responsibility for the transaction become actually aware of it.

10.4	Review Event

A Review Event (whether or not it is in control of the Seller) will occur if a Financial Undertaking Breach occurs.

10.5	Consequences of Review Events

At any time after a Review Event, Westpac and the Seller shall negotiate in good faith in order to attempt to agree amendments to the Transaction Documents acceptable to each of them including without limitation, the Seller providing overcollateralisation in an amount equal to the Required Reserve at that time in lieu of Westpac having recourse to the Seller pursuant to the provisions of clause 11.1(g).  If no such agreement is achieved within 30 days of Westpac becoming actually aware of the occurrence of the Review Event, Westpac may:

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(a)	by 30 days notice to the Seller declare the Commitment Termination Date to have occurred and terminate the RPA Commitment; and

(b)	give notice of any Purchase of any Receivables under any Future Agreement to the relevant Obligors.

10.6	Event of Default

The occurrence and continuation of any one of the following events shall be an Event of Default (whether or not it is in the control of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller)):

(a)
(payments) the failure on the part of the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) to make any payments within 1 Business Day of becoming due under any Transaction Document, or 2 Business Days where the delay is the result of a failure by the banking system to remit funds within 1 Business Day;

(b)	(Insolvency Event) the occurrence of an Insolvency Event with respect to the Seller or the Servicer (if the Servicer is the Seller or an Associate of the Seller) or an Approved Originator; or

(c)
(cross default) Financial Indebtedness of an amount exceeding $1,000,000 of the Seller, the Servicer, an Approved Originator or an Associate of the Seller becomes due and payable or capable of being declared due and payable before its stated maturity or expiry.

10.7	Remedies for Events of Default

If an Event of Default has occurred and is subsisting, Westpac may in its absolute discretion declare the Commitment Termination Date to have occurred and enforce all its rights pursuant to this agreement.

10.8	Collection Account Letter

In the event an Early Amortisation Event occurs and is subsisting with respect to the Seller or the Servicer, or such an event is likely to occur (in the sole opinion of Westpac), Westpac may forward any Collection Account Letter to the Collection Bank noted in the Collection Account Letter empowering Westpac to control payments from the Collection Account.

11.	Indemnification

11.1	General indemnity

Without limiting any other rights which any such person may have under any Transaction Document or under applicable law, each of the Indemnifier and the Seller agrees severally to indemnify each Indemnified Party, on demand, from and against any and all Indemnified Amounts that each Indemnified Party may sustain or incur as a direct consequence of:

(a)
the breach of any representation or warranty made by the Seller or the Servicer (or any of their officers) under or in connection with any Transaction Document, any Determination Date Statement or any other information or report delivered by the Seller, an Approved Originator or the Servicer under any Transaction Document, which breach renders such representation or warranty false or incorrect when made or deemed made;

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(b)
the failure by Seller or an Approved Originator to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or the related Contract, or the non-conformity of any Purchased Receivable or the related Contract with any such applicable law, rule or regulation;

(c)
the failure by the Seller or an Approved Originator to vest and maintain vested in Westpac the beneficial interest in respect of the Purchased Receivables in, or purporting to be in respect of, the Purchased Receivables, free and clear of any Security Interest, other than a Security Interest arising solely as a result of an act of Westpac  (including, for the avoidance of doubt, a Permitted Security Interest), whether existing at the time of any Purchase or at any time after that;

(d)
any dispute, claim, offset (including the setting off of deposits against any amount owing and unpaid under any Obligor's Receivable), adjustment, non-cash reduction of any Purchased Receivable or defence of the Obligor to the payment of any Purchased Receivables (including a defence based on such Purchased Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, but excluding any recourse in respect of Overdue Receivables), or any exercise or enforcement by a supplier or any other person of a Supplier's Security Interest whether or not that Supplier's Security Interest is known to Westpac at any time, or other claim resulting from services related to such Purchased Receivable or the furnishing or failure to furnish such services;

(e)	any failure of the Seller or the Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of clause 8 or clause 9;

(f)
any cost attributable to goods and services or similar tax that an Indemnified Party may be required to pay in respect of any payment by that Indemnified Party under any Related Agreement, reduced by any Input Tax Credit or Reduced Input Tax Credit to which the Indemnified party is entitled in respect of that payment;

(g)	Westpac agreeing to any request from the Seller to increase the Purchase Base, as described in the definition thereof;

(h)	the connection and interfacing of Seller’s hardware or Seller’s software to the Platform;

(i)
the Seller's (and the term 'Seller' for the purposes of this sub clause (i) will be deemed to include a third party on behalf of the Seller) combination, operation or use of the Platform with equipment, data, software or other materials not supplied by Westpac;

(j)	unauthorised use of or access to the Platform to the extent that such unauthorised use or access is the direct result of:

(i)	the fraud, wilful default or negligence of the Seller; or

(ii)	the Seller's breach of this Agreement;

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(k)
any continued use of the Platform by the Seller after Westpac has advised the Seller to cease using it for any valid reason, for example, where Westpac reasonably believes that continued use would cause technical incapacity to, or undermine the stability of, the Platform; or

(l)	any third party claim against Westpac in relation to the Platform to the extent that such claim:

(i)	arises from the provision of the Platform to, or use of the Platform by, the Seller; or

(ii)	is the direct result of the fraud, wilful default or negligence of the Seller or the Seller's breach of this Agreement,

provided that neither the Indemnifier or the Seller indemnifies an Indemnified Party from and against any Indemnified Amounts:

(A)
to the extent caused by the fraud, wilful default, negligence or breach of an obligation under a Transaction Document of that Indemnified Party except to the extent that any such breach was caused or contributed to by the Indemnifier or the Seller; or

(B)
in the case of a successor, transferee or participant of an original party to this agreement, to the extent that the Indemnified Amount exceeds the Indemnified Amount which would have been suffered or incurred by the original party to this agreement had there been no succession, transfer or participation;

and provided that the Indemnifier and the Seller will in no circumstances be liable to an Indemnified Party for any special or consequential damages, losses, claims, liabilities or costs.

12.	Power of attorney

12.1	Seller Appointment

(a)
For valuable consideration and coupled with an interest, being Westpac’s absolute beneficial ownership of the Purchased Receivables, Related Agreements and Collections, the Seller irrevocably appoints each Authorised Officer of Westpac severally its attorney to do anything which:

(i)
the Seller and, if the Seller is the Servicer, the Servicer is obliged, authorised or empowered to do under or in relation to any Transaction Document or any Contract in respect of Purchased Receivables (including enforcing any Purchased Receivable);

(ii)
Westpac is authorised or empowered to do under any Transaction Document or any Contract in respect of Purchased Receivables or any law, but only at the times that Westpac would have been able to do it;

(iii)
is required to transfer the interest of the Seller in a Purchased Receivable to Westpac, including executing a legal transfer of such Purchased Receivable and giving notice of the assignment to the relevant Obligor; or

(iv)	it considers necessary to exercise the powers given to the attorney under this clause (including signing transfers, releases, instruments and other documents).

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(b)	An Attorney may only act under this power if an Early Amortisation Event is subsisting.

(c)	Without limitation, the Attorney may at any time delegate his powers (including delegation).

(d)	No Attorney appointed under this agreement may act inconsistently with this agreement.

12.2	Australian Approved Originator Appointments

(a)
The Seller shall procure that each Australian Approved Originator irrevocably appoints each Authorised Officer of the Seller and each Authorised Officer of Westpac severally its attorney to do anything which:

(i)
that Australian Approved Originator is obliged, authorised or empowered to do under or in relation to any Approved Originator Sale Notice relating to that Approved Originator, or any Contract (including enforcing any Purchased Receivable);

(ii)
the Seller and Westpac are authorised or empowered to do under any Originator Sale Notice relating to that Approved Originator, any Contract or any law but only at the times that the Seller and Westpac would have been able to do it;

(iii)
is required to transfer the interest of the Australian Approved Originator in a Purchased Receivable to the Seller and the Seller to Westpac, including executing a legal transfer of such Purchased Receivable and giving notice of the assignment to the relevant Obligor; or

(iv)	it considers necessary to exercise the powers given to the attorney under this clause (including signing transfers, releases, instruments and other documents).

(b)	An attorney may only act under this power if an Early Amortisation Event is subsisting.

(c)	Without limitation, the attorney may at any time delegate his powers (including delegation), or appoint a sub-attorney.

(d)	No attorney appointed under this agreement may act inconsistently with this agreement.

12.3	NZ Approved Originator Appointments

(a)	The Seller shall procure that each NZ Approved Originator irrevocably appoints the Seller and each Authorised Officer of the Seller severally its attorney to do anything which:

(i)
that NZ Approved Originator is obliged, authorised or empowered to do under or in relation to any Approved Originator Sale Notice relating to that NZ Approved Originator, or any Contract (including enforcing any Purchased Receivable);

(ii)
the Seller is authorised or empowered to do under any Originator Sale Notice relating to that Approved Originator, any Contract or any law but only at the times that the Seller would have been able to do it;

(iii)
is required to transfer the interest of the NZ Approved Originator in a Purchased Receivable to the NZ Approved Originator and the NZ Approved Originator to Westpac, including executing a legal transfer of such Purchased Receivable and giving notice of the assignment to the relevant Obligor;

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(iv)	it considers necessary to protect and/or perfect its security interest and its right, title and interest in any Purchased Receivable; or

(v)	it considers necessary to exercise the powers given to the attorney under this clause (including signing transfers, releases, instruments and other documents).

(b)	An attorney may only act under this power if an Early Amortisation Event is subsisting.

(c)	Without limitation, the attorney may at any time delegate his powers (including delegation), or appoint a sub-attorney.

(d)	No attorney appointed under this agreement may act inconsistently with this agreement.

(e)
The Seller irrevocably appoints each Authorised Officer of Westpac (each a Sub-Attorney) jointly and severally its sub-attorney to do anything which the Seller is obliged, authorised or empowered to do at any time under or in relation to any NZ Originator Power of Attorney.

(f)	The Seller covenants that:

(i)	it will not exercise any NZ Originator Power of Attorney without Westpac's consent;

(ii)	it will not revoke the sub-attorney granted under the clause 12.3(e); and

(iii)	it will ratify anything done by a Sub-Attorney under this agreement and any NZ Originator Power of Attorney.

13.	Assignment of Receivables

13.1	Restrictions on assignments

(a)	(Restriction) The Seller may not assign its rights under any Transaction Document without the prior written consent of Westpac.

(b)	(Westpac) Prior to the occurrence of an Early Amortisation Event, Westpac may not assign any Purchased Receivable to any person without the prior written consent of the Seller.

13.2	Rights of Assignee

Upon assignment by Westpac of any Purchased Receivable in accordance with this clause 13, the assignee receiving such assignment shall have all of the rights and, if applicable, the obligations of Westpac under any Transaction Document with respect to that Receivable.

14.	Interest on overdue amounts

14.1	Accrual

Interest accrues on each unpaid amount which is due and payable by the Seller or the Servicer under or in respect of any Transaction Document (including interest payable under this clause):

(a)
on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

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(b)	both before and after judgment (as a separate and independent obligation); and

(c)	at a rate equal to the aggregate of the Program Margin and 2.00% per annum.

This clause does not apply to the extent that the Collections on any Remittance Date are not sufficient to pay Westpac's Accrued Interest Cost and Retention Amount on that Remittance Date.

14.2	Payment

The relevant Seller or the Servicer (as the case may be) shall pay interest accrued under this clause on demand and on the last Business Day of each calendar month.

15.	Miscellaneous

15.1	Notices

Unless otherwise provided in this agreement, all notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this agreement:

(a)	must be in writing;

(b)	must be signed by an Authorised Officer of the sender; and

(c)	will be taken to be duly given or made:

(i)
(in the case of delivery in person or by post or facsimile transmission) when delivered, received or left at the address of the recipient shown in this agreement or to any other address which it may have notified the sender; or

(ii)	(in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

15.2	Severability clause

Any provisions of any Transaction Document which are prohibited or unenforceable in any jurisdiction is ineffective to the extent of the prohibition or unenforceability.  That does not invalidate the remaining provisions of that Transaction Document nor affect the validity or enforceability of that provision in any other jurisdiction.

15.3	Amendments

This agreement and the rights and obligations of the parties under this agreement may only be changed by an instrument in writing signed by each party to this agreement.

15.4	Governing Law and jurisdiction

Each Transaction Document is governed by the laws of New South Wales.  Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

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15.5	Survival of representations and indemnities

(a)	All representations and warranties in a Transaction Document survive the execution and delivery of the Transaction Documents.

(b)	Unless otherwise stated each indemnity reimbursement or similar obligation in any Transaction Document:

(i)	is a continuing obligation;

(ii)	is a separate and independent obligation;

(iii)	is payable on demand; and

(iv)	survives termination or discharge of this agreement and each Future Agreement.

15.6	Set-off

(a)
(Seller)  Subject to any mandatory laws to the contrary which cannot be contracted out of and except as permitted by clauses 2.1(h) and 4.8, the Seller irrevocably and unconditionally waives all right of set-off that it may have under contract, applicable law or otherwise with respect to any funds or monies of Westpac at any time held by or in the possession of the Seller.

(b)
(Application)  The Seller irrevocably authorises Westpac to apply following an Early Amortisation Event any credit balance in any of its accounts with any branch of such person towards satisfaction of any sum then due and payable by it to such person under and in relation to any Transaction Document.

(c)
(Indemnity)  If, notwithstanding clause 15.6(a), for any reason the Seller exercises, or is entitled to exercise, a right of set-off with respect to any funds or monies of Westpac, the Seller shall indemnify Westpac on demand and shall pay Westpac any moneys which it sets-off on demand.

15.7	Costs and expenses

(a)	(Costs and expenses) On demand the Seller shall reimburse Westpac for the reasonable expenses of Westpac in relation to:

(i)
the preparation, execution and completion of the Transaction Documents or any subsequent consent, approval, waiver or amendment (it being acknowledged that the parties have agreed in writing the expenses insofar as they relate to the preparation, execution and completion of the Transaction Documents);

(ii)
any actual or contemplated enforcement of any Transaction Document, the actual or contemplated exercise, preservation or consideration of any rights (other than any right of assignment conferred by clause 13), powers or remedies under any Transaction Document or in relation to the Purchased Receivables; and

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(iii)	any inquiry by a Governmental Agency concerning the Seller or the Servicer or a transaction or activity the subject of any Transaction Document, including expenses reasonably incurred in retaining consultants to evaluate matters of material concern to Westpac and administrative costs including time of its executives (whose time and costs are charged at reasonable rates), including in each case reasonable legal costs and expenses (including in house lawyers charged at their usual rates to the extent reasonable) on a full indemnity basis.

(b)	(Stamp duty)

(i)
In addition, the Seller shall, subject to this clause 15.7(b), pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable or determined to be payable in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

(ii)	Those Taxes include any Taxes payable by return and Taxes passed on to Westpac by a bank or financial institution but, for the avoidance of doubt, do not include GST.

(iii)
On demand the Seller shall indemnify Westpac against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by Westpac to pay any Tax after having been put in funds to do so by the Seller.

(iv)
The Seller is not obliged to pay any stamp, transaction, registration or similar Taxes (including fines and penalties) which may be payable or determined to be payable in relation to any assignment by Westpac pursuant to clause 13 of this agreement.

15.8	Waivers; remedies cumulative

(a)
No failure on the part of Westpac to exercise and no delay in exercising any right, power or remedy under any Transaction Document operates as a waiver.  Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to Westpac in the Transaction Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

15.9	Force Majeure

The parties to this agreement will not be liable for any loss or damage (whether direct or indirect), nor be in default under this agreement, for failure or delay to observe or perform any provision of this agreement for any reason or cause of whatever nature which could not with reasonable diligence be controlled or prevented by the parties including, without limitation, acts of God, acts of nature, acts of government or their agencies, fire, flood, storm, riots, power shortages or power failures, strikes, lockouts, labour disputes, sudden and unexpected system failure or disruption by war, sabotage or inability to obtain sufficient labour, raw materials, fuel or utilities, provided that the preceding provisions of this clause shall in no way excuse a failure by the Seller to make any payment required in accordance with the provisions of this agreement.

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16.	Confidentiality

16.1	Confidentiality

(a)
Each party to this agreement acknowledges that all parties regard the structure of the transactions contemplated by the Transaction Documents to be proprietary, and each such party severally agrees that:

(i)
subject to paragraph (ii), it will not disclose without the prior consent of the other parties (other than to the directors, employees, auditors, advisers, counsel, affiliates or Related Corporations (collectively, representatives) of such party, each of whom shall be informed by such party of the confidential nature of the information and of the terms of this clause 16):

(A)	any information regarding, or copies of, any Transaction Document or any transaction contemplated by any Transaction Document; or

(B)	any information supplied by a party in connection with the Transaction Documents; or

(C)
any information regarding a party which information is furnished by a party to such other party and which is designated by a party to such party in writing or otherwise as confidential or not otherwise available to the general public,

(the information referred to in paragraphs (A), (B) and (C) is collectively referred to as the Information);  and

(ii)	such party may disclose any such Information:

(A)	to any other party to this agreement for the purposes contemplated by this agreement;

(B)	as may be required by any Governmental Agency;

(C)
in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party (including, without limitation, any request or requirement of the Australian Stock Exchange); or

(D)
subject to clause 16.1(c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Information;

(iii)
it will use the Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by Transaction Documents and making any necessary business judgments with respect thereto; and

(iv)
it will, upon demand, return (and cause each of its representatives to return) to the relevant party all documents or other written material received from it in connection with paragraph (a)(i)(A) above and all copies thereof made by such party which contain the Information.

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(b)
Notwithstanding any provision in this agreement to the contrary, the Seller and the Servicer agree that Westpac may refer to the Seller or Servicer's name in connection with the issuance of any tombstone advertisement that refers to the securitisation contemplated by this agreement.

(c)
This clause 16 shall be inoperative as to such portions of the Information which are or become generally available to the public or such party on a non-confidential basis from a source other than Westpac, the Seller or Servicer (as the case may be) or were known to such party on a non-confidential basis prior to its disclosure by Westpac, the Seller or Servicer (as the case may be).

(d)
In the event that any party or anyone to whom such party or its representatives transmits the Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, such party will:

(i)
provide Westpac, the Seller or Servicer (as the case may be) with prompt written notice so that Westpac, the Seller or Servicer (as the case may be) may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this clause 16;

(ii)
unless Westpac, the Seller or Servicer (as the case may be) waives compliance by such party with the provisions of this clause 16, make a timely objection to the request or confirmation to provide such Information on the basis that such Information is confidential and subject to the agreements contained in this clause 16, provided that such party is not required to make such an objection if:

(A)	the objection has no reasonable prospect of success; or

(B)	that party is not indemnified to its satisfaction in respect of those costs by Westpac; and

(iii)	comply with any protective order or other appropriate remedy.

In the event that such protective order or other remedy is not obtained, or Westpac waives compliance with the provisions of this clause 16, such party will furnish only that portion of the Information which it is legally required to furnish and will exercise such party's best efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

(e)	This clause 16 shall survive termination of this agreement and the Transaction Documents.

16.2	Counterparts

This agreement may be executed in any number of counterparts.  All counterparts together will be taken to constitute one instrument.

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17.	GST

17.1	Interpretation

Words or expressions used in this clause 17 which are not defined in clause 1.1 of this agreement have the same meaning as in the GST Legislation.

17.2	Consideration is GST exclusive

Any consideration to be paid or provided to the Seller for a supply made by the Seller under or in connection with this agreement does not include an amount in respect of GST.

17.3	Gross up of consideration

If GST is payable by the Seller (or, if the Seller is in a GST group, the representative member of that GST group) in respect of any taxable supply made by the Seller under or in connection with this agreement:

(a)
the consideration payable or to be provided for that taxable supply under this agreement but for the application of this clause is increased by, and the recipient of the supply (Recipient) must also pay to the Seller, an amount (GST Amount) equal to the GST payable in respect of that taxable supply; and

(b)
the GST Amount must be paid to the Seller by the Recipient without set off, deduction or requirement for demand provided that the Seller has provided the Recipient with a valid tax invoice in respect of the relevant taxable supply.

17.4	Reimbursements (net down)

If a payment to a party under this agreement (except for any Instalment) is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any Input Tax Credit or Reduced Input Tax Credit to which that party (or, if that party is in a GST group, the representative member of that GST group) is entitled for that loss, cost or expense.

18.	Privacy

The Seller must, where reasonably practicable, make all disclosures Westpac would be required to make under the Privacy Act 1988 in order to use the Personal Information to perform Westpac's obligations under the Transaction Documents, the Purchased Receivables, the Contracts and the Related Agreements.

19.	Code of Banking Practice (2003)

The Code of Banking Practice (2003) does not apply to this agreement or any banking service provided under it.

20.	Electronic Presentment & Payment

20.1	Access to the Presentment & Payment System

Subject to the provisions of this agreement, Westpac will provide the Seller with access to the Platform from (and including) the date of the first Sale Notice to (and including) the Commitment Termination Date in accordance with the provisions set out in Annexure H.

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EXECUTED as an agreement

Each attorney executing this agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

SELLER and SERVICER

Signed for Moneytech Limited in the presence of:

/s/ Sonja Sandral	/s/ Hugh Evans
Witness Signature	Director Signature

Sonja Sandral	Hugh Evans
Print Name	Print Name

Witness Signature	Director/Secretary Signature

Print Name	Print Name

Signed for Moneytech Finance Pty Limited in the presence of:

/s/ Sonja Sandral	/s/ Hugh Evans
Witness Signature	Director Signature

Sonja Sandral	Hugh Evans
Print Name	Print Name

Witness Signature	Director/Secretary Signature

Print Name	Print Name

Receivables Purchase Agreement	Allens Arthur Robinson

Signed for Moneytech Services Pty Limited in the presence of:

/s/ Sonja Sandral	/s/ Hugh Evans
Witness Signature	Director Signature

Sonja Sandral	Hugh Evans
Print Name	Print Name

Witness Signature	Director/Secretary Signature

Print Name	Print Name

WESTPAC

Signed for Westpac Banking Corporation by its attorney under power of attorney in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure A – Part 1

Sale Notice from the Seller

TO:	Westpac Banking Corporation

Level 4

255 Elizabeth Street

SYDNEY NSW 2000

Fax: 02 9284 9366

Attention: [*]

FROM:	Moneytech Finance Pty Ltd

[*]

Dear Sirs

RECEIVABLES PURCHASE AGREEMENT

We refer to the receivables purchase agreement (the Receivables Purchase Agreement) between Moneytech Pty Limited (the Indemnifier), Moneytech Finance Pty Ltd (the Seller), Moneytech Servicing Pty Ltd (the Servicer) and Westpac Banking Corporation (Westpac) dated [*] as amended.

1.	Definitions and Interpretation

1.1	Definitions

Terms defined in the Receivables Purchase Agreement shall have the same meaning in this Notice unless the context otherwise requires except that:

Expiry Time means 11.00am on the third Business Day after the day on which Westpac receives this Notice;

Offered Receivables means all of the Seller's right, title, benefit and interest (present and future) in, to, under or derived from:

(a)           all the Receivables, which are

(i)	described in the attached [Computer File];

(ii)
originated by Seller or an Approved Originator (and in that case, acquired by the Seller) between the date the offer in this Sale Notice is accepted and the date another Sale Notice is given by the Seller to Westpac; and

(iii)	the Receivables notified to Westpac by the Seller from time to time by [Computer File];

Receivables Purchase Agreement	Allens Arthur Robinson

(b)	any Receivable arising under any Contract under which a Receivable referred to in paragraph (a) is provided;

(c)           any Related Agreement that relates to those Receivables; and

(d)           the Collections under or derived from all those Receivables.

A reference to any Clause is a reference to that clause in this Notice.

1.2	Interpretation

The provisions of the Receivables Purchase Agreement will apply to any contract formed if the offer contained in this Notice is accepted.

2.	Offer

Subject to the terms and conditions of this Notice, the Seller, as beneficial owner, offers to sell and assign the Offered Receivables to Westpac.

3.	Acceptance

(a)	The offer in clause 2 is irrevocable during the period up to and including the Expiry Time.

(b)
Westpac  may accept the offer contained in this Sale Notice at any time prior to the Expiry Time by, and only by, the payment by Westpac to the Seller (or as it directs) of the Instalment in immediately available funds to the following bank account: [*], or in accordance with clause 4.8(b).

(c)	Notwithstanding:

(i)	satisfaction of all relevant conditions precedent; or

(ii)	any negotiations undertaken between the Seller and Westpac prior to Westpac accepting the offer contained in this Sale Notice,

Westpac is not obliged to accept the offer contained in this Sale Notice and no contract for the sale or purchase of any Offered Receivables detailed in this Sale Notice will arise unless and until Westpac accepts the offer contained in the Sale Notice in accordance with this clause.

(d)	The offer contained in this Sale Notice may only be accepted in relation to all the Offered Receivables offered under this Sale Notice.

4.	Required Information

The following information is provided in relation to the Offered Receivables in the attached [Computer File][computer printout][Annexure]:

(a)	Offered Receivables: the Outstanding Balance of those Offered Receivables to be sold under this Sale Notice upon acceptance will be [$*].

Receivables Purchase Agreement	Allens Arthur Robinson

(b)	Instalment: the Instalment, notified by the Seller is [*].

(c)	Westpac's Investment: Westpac's Investment is [*].

(d)	Purchase Date: the Purchase Date will be [*] or such other time as agreed between the parties.

(e)	Purchase Base: [*]

(f)	Required Reserve: [*]

(g)	the next Collection Date: [*]

(h)	the Receivables Ineligible for Purchase

5.	Consideration

If Westpac accepts the offer of the sale of the Offered Receivables then Westpac shall pay the Instalment as consideration for the purchase of the Offered Receivables, and agrees to pay the balance of the purchase price in the manner contemplated in the Receivables Purchase Agreement.

6.	Acknowledgment

The Seller acknowledges, agrees and confirms to Westpac that:

(a)
(Receivables Purchase Agreement binding on it)  the Receivables Purchase Agreement is a valid and binding obligation of the Seller enforceable in accordance with its terms subject to any necessary stamping and registration and subject to laws affecting creditors' rights and to general principles of equity;

(b)	(repeat representations) the Seller repeats the representations and warranties made by it in Clause 7.1 of the Receivables Purchase Agreement in so far as they apply to the Offered Receivables;

(c)	(description of Receivables)

(i)	the description of the Offered Receivables in the attached [*] is true and correct in every respect;

(ii)	each Offered Receivable constitutes an Eligible Receivable;

(d)
(no default)  no Early Amortisation Event is subsisting as at the date of this Notice nor, if the offer is accepted, will there be any Early Amortisation Event subsisting at the date the offer is accepted or the date the Instalment is paid nor will any Early Amortisation Event result from the offer evidenced by this Notice or the transfer of the Offered Receivables;

(e)	(limits) the Purchase Limit will not be breached if Westpac agrees to purchase the Offered Receivables; and

(f)	(Authorisations) all necessary Authorisations for the offer evidenced by this Notice and the transfer of the Offered Receivables have been taken, or as the case may be, obtained.

The Seller will be deemed to acknowledge, agree and confirm the above statements on each date on which a Computer File is delivered by the Seller to Westpac, by reference to the facts and circumstances then existing and in relation to the Receivables referred to in that Computer File.

Receivables Purchase Agreement	Allens Arthur Robinson

7.	Governing Law

This Sale Notice is governed by the laws of New South Wales.

IN WITNESS the Seller has executed this Notice.

Authorised Officer of Moneytech Finance Pty Ltd

Seller

Print name

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure A – Part 2

Sale Notice from an Australian Approved Originator to the Seller

TO:	Moneytech Finance Pty Ltd

[*] (the "Seller")

FROM:	[*] (the "Originator")

Dear Sirs

RECEIVABLES PURCHASE AGREEMENT

We refer to the Receivables Purchase Agreement (the Receivables Purchase Agreement) between the Moneytech Pty Limited (the Indemnifier), Moneytech Finance Pty Ltd (the Seller), Moneytech Servicing Pty Ltd (the Servicer) and Westpac Banking Corporation (Westpac) dated [*] as amended.

1.	Definitions and Interpretation

1.1	Definitions

Terms defined in the Receivables Purchase Agreement shall have the same meaning in this Notice unless the context otherwise requires except that:

Expiry Time means 11.00 am on the third Business Day after the day on which the Seller receives this Notice;

Offered Receivables means all of the Originator's right, title, benefit and interest (present and future) in, to, under or derived from:

(a)           all the Receivables, which are

(i)	described in the attached [Computer File];

(ii)	originated by the Originator between the date the offer in this Sale Notice is accepted and the date another Sale Notice is given by the Originator to the Seller; and

(iii)	the Receivables notified to the Seller by the Originator from time to time by [Computer File];

(b)	any Receivable arising under any Contract under which a Receivable referred to in paragraph (a) is provided;

(c)           any Related Agreement that relates to those Receivables; and

(d)           the Collections under or derived from all those Receivables.

A reference to any Clause is a reference to that clause in this Notice.

Receivables Purchase Agreement	Allens Arthur Robinson

1.2	Interpretation

The provisions of the Receivables Purchase Agreement will apply to any contract formed if the offer contained in this Notice is accepted.

2.	Offer

Subject to the terms and conditions of this Notice, the Originator, as beneficial owner, offers to sell and assign the Offered Receivables to the Seller.

3.	Acceptance

(a)	The offer in clause 2 is irrevocable during the period up to and including the Expiry Time.

(b)
The Seller may accept the offer contained in this Sale Notice at any time prior to the Expiry Time by, and only by, the payment by the Seller to the Originator (or as it directs) of the Instalment in immediately available funds to the following bank account: [*].

(c)	Notwithstanding:

(i)	satisfaction of all relevant conditions precedent; or

(ii)	any negotiations undertaken between the Seller and the Originator prior to the Seller accepting the offer contained in this Sale Notice,

the Seller is not obliged to accept the offer contained in this Sale Notice and no contract for the sale or purchase of any Receivables detailed in this Sale Notice will arise unless and until the Seller accepts the offer contained in the Sale Notice in accordance with this clause.

(d)	The offer contained in this Sale Notice may only be accepted in relation to all the Offered Receivables offered under this Sale Notice.

4.	Required Information

The following information is provided in relation to the Offered Receivables in the attached [Computer File][computer printout][Annexure]:

(a)	Offered Receivables: the Outstanding Balance of those Offered Receivables to be sold under this Sale Notice upon acceptance will be [$*].

(b)	Instalment: the Instalment, notified by the Seller is [*].

(c)	Westpac's Investment: Westpac's Investment is [*].

(d)	Purchase Date: the Purchase Date will be [*] or such other time as agreed between the parties.

(e)	Purchase Base: [*]

(f)	Required Reserve: [*]

Receivables Purchase Agreement	Allens Arthur Robinson

5.	Consideration

If the Seller accepts the offer of the sale of the Offered Receivables then the Seller shall pay the Instalment as consideration for the purchase of the Offered Receivables, and agrees to pay the balance of the purchase price in the manner contemplated in the Receivables Purchase Agreement.

6.	Acknowledgment

The Originator acknowledges, agrees and confirms to the Seller that:

(a)	(representations) the Originator makes the representations and warranties in Clause 7.1 of the Receivables Purchase Agreement in so far as they apply to the Offered Receivables;

(b)	(description of Receivables)

(i)	the description of the Offered Receivables in the attached [*] is true and correct in every respect;

(ii)
each Offered Receivable constitutes an Eligible Receivable and was selected from those Receivables which satisfied the criteria to be Eligible Receivables in accordance with clause 2.1of the Receivables Purchase Agreement;

(c)
(no default)  no Early Amortisation Event is subsisting as at the date of this Notice nor, if the offer is accepted, will there be any Early Amortisation Event subsisting at the date the offer is accepted or the date the Instalment is paid nor will any Early Amortisation Event result from the offer evidenced by this Notice or the transfer of the Offered Receivables;

(d)	(Authorisations) all necessary Authorisations for the offer evidenced by this Notice and the transfer of the Offered Receivables have been taken, or as the case may be, obtained.

The Originator will be deemed to acknowledge, agree and confirm the above statements on each date on which a Computer File is delivered by the Originator to the Seller, by reference to the facts and circumstances then existing and in relation to the Receivables referred to in that Computer File.

7.	Governing Law

This Sale Notice is governed by the laws of New South Wales.

Receivables Purchase Agreement	Allens Arthur Robinson

IN WITNESS the Originator has executed this Notice.

Authorised Officer of [*] Originator

Print name

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure A – Part 3

Sale Notice from a NZ Approved Originator to the Seller

Sale Notice

TO:	Moneytech Finance Pty Ltd (ABN [*]) (the Seller)

[Insert address]

Attention: [*]

FROM:	[*] (Originator)

[*]

Attention: [*]

Dear Sirs

Sale of Receivables

1.	Definitions

Terms defined in the Receivables Purchase Agreement between Moneytech Pty Limited (the Indemnifier), Moneytech Finance Pty Ltd (the Seller), Moneytech Servicing Pty Ltd (the Servicer) and Westpac Banking Corporation (Westpac) dated [*] as amended (the Receivables Purchase Agreement) shall have the same meaning in this Sale Notice unless the context otherwise requires except that:

Collections means all funds which, after the date on which the offer in this Sale Notice is accepted, are received by the Seller, Servicer or the Originator from or on behalf of the related Obligors in payment of any amounts owed in respect of such Receivable or applied to such amounts owed by such Obligors (including any amounts paid under the Insurance Policy and including, without limitation, by set off, counterclaim, netting or any similar right or defence).

Contract means a contract (which need not be in writing) between the Originator and any person under which the Originator sells goods to that person, and that person is given a certain period of time in which to pay the relevant purchase price.

Credit and Collection Policy means those policies and procedures of the Originator relating to the operation of its business, including, without limitation, the policies and procedures:

(a)	for determining the creditworthiness of customers and the extension of credit to customers;

(b)           relating to the maintenance of accounts and collection of Receivables; and

(c)           relating to the writing off of bad debts,

in the form of the documents initialled by the Seller, Westpac and the Originator by way of identification (as amended from time to time and in the case of any material amendment with the prior approval of the Seller and Westpac such approval not to be unreasonably withheld or delayed).

Receivables Purchase Agreement	Allens Arthur Robinson

Expiry Time means 11:00 am on the Business Day after the day on which the Seller receives this Notice, or the list or notice given by the Originator under clause 4(b);

Obligor means, in relation to a Receivable, the person who is, or was at inception, obligated to pay that Receivable.

Offered Receivables means all of the Originator’s right, title, benefit and interest (present and future) in, to, under or derived from:

(a)	all the Receivables which are:

(i)	described in the attached [Computer File];

(ii)	originated by the Originator between the date the offer in this Sale Notice is accepted and the date another Sale Notice is given by the Originator to the Seller; and

(iii)	the Receivables notified to the Seller by the Originator from time to time by [Computer File];

(b)	any Receivable arising under any Contract under which a Receivable referred to in paragraph (a) is provided;

(c)	any Related Agreement that relates to those Receivables; and

(d)	the Collections under or derived from those Receivables.

Permitted Security Interest means any security interest in favour of the Seller and Westpac as a secured party group in respect of any Receivable.

Receivables means any right, title, benefit and interest (present or future) in, to, under or derived from a Contract, including the purchase price payable under that Contract.

Related Agreement means any guarantee, mortgage, charge, encumbrance, lien or other Agreement or arrangement of whatever character from time to time supporting or securing payment of each Offered Receivable whether pursuant to any Contract related to such Receivable or otherwise.

Westpac means Westpac Banking Corporation (ABN 33 007 457 141).

1.1	Interpretation

In this Sale Notice, the expressions “account receivable”, “chattel paper”, “financing statement”, “new value”, “personal property”, “possession”, “proceeds”, “purchase money security interest”, “secured party”, “security interest” and “transfer” have the respective meanings given to them under, or in the context of, the PPSA.

A reference to any Clause is a reference to that clause in this Sale Notice.

2.	Offer

Subject to the terms and conditions of this Notice, the Originator as legal and beneficial owner, offers to sell and assign the Offered Receivables to the Seller.

Receivables Purchase Agreement	Allens Arthur Robinson

3.	Acceptance

(a)	The offer in Clause 2 is irrevocable during the period up to and including the Expiry Time.

(b)
The Seller may accept the offer contained in this Sale Notice at any time prior to the Expiry Time by, and only by, the payment by the Seller to the Originator (or as it directs) of [here insert amount] in immediately available funds to the following bank account:

Bank:	[Westpac Banking Corporation]

Account Name:	[ ]

Account Number:	[ ]

Amount to Pay:	[ ]

(c)	Notwithstanding:

(i)	satisfaction of all relevant conditions precedent; or

(ii)	any negotiations undertaken between the Originator and the Seller prior to the Seller accepting the offer contained in this Sale Notice,

the Seller is not obliged to accept the offer contained in this Sale Notice and no contract for the sale or purchase of any Offered Receivables will arise unless and until the Seller accepts the offer contained in this Sale Notice in accordance with this Clause.

(d)	The offer contained in this Sale Notice may only be accepted in relation to all the Offered Receivables.

4.	Purchase Price

(a)
The amount referred to in clause 3(b) is an amount equal to the aggregate of the net present value of each Offered Receivable less the agreed discount to reflect [the time value of money], as agreed between the Originator, the Seller and Westpac. For the avoidance of doubt, the Seller shall not be entitled to pay the amount referred to in clause 3(b) in instalments, and must pay the entire amount in one payment.

(b)	From time to time the Originator may give the Seller either:

(i)
a list of all Receivables originated since the date of this Sale Notice, or since the last time the Originator gave the Seller a list under this clause and specify the face value of those Receivables; or

(ii)
a notice specifying the purchase price of all Receivables originated since the date of this Sale Notice, or since the last time Originator gave the Seller a list under this clause or a notice under clause 4(b)(i) and specify the face value of those Receivables.

(c)
If the Seller accepts the offer in clause 2 of this Sale Notice it will be taken to have agreed to purchase all the Receivables referred to in clause 4(b) of this Sale Notice at the face value specified in the list or notice given by the Originator under clause 4(b).  Accordingly it will pay the amount so specified on the date [specified by the Originator.].

(d)	The Originator and the Seller may agree from time to time to exclude any Receivable from the agreement formed by acceptance of this offer in this Sale Notice.

Receivables Purchase Agreement	Allens Arthur Robinson

5.	Consideration

If the Seller accepts the offer of the sale of the Offered Receivables then the Seller shall pay the amount specified in clause 3(b) as consideration for the purchase of the Offered Receivables.

6.	Representations, Warranties and Undertakings

(a)
The Originator represents and warrants in relation to the Receivables that the Credit and Collection Policy of the Originator, together with the Contract, contains all the contractual arrangements between the Originator and the relevant Obligor concerning the goods sold in accordance with that Credit and Collection Policy and the subject of the relevant Contract between the Originator and the relevant Obligor.

(b)	The Originator represents and warrants (which representations and warranties will be deemed to be repeated upon delivery of each list or notice as referred to in clause 4(b) to the Seller) that:

(i)
in relation to a Receivable, the purchase of that Receivable by the Seller constitutes a transfer of that Receivable under and in accordance with this Sale Notice, and, for the purposes, and in the context of the PPSA, will constitute a deemed security interest in favour of the Seller as secured party;

(ii)
in relation to a Receivable, the purchase of that Receivable by the Seller will constitute a valid sale, by way of equitable assignment of that Receivable to the Seller, enforceable against creditors of, and purchasers from the Originator but subject to the rights of any creditors of or to an Originator to the extent of each relevant Supplier's Security Interest;

(iii)
each Offered Receivable is owned by the Originator free and clear of any security interest (other than any Supplier's Security Interest or any security interest arising solely as the result of any action taken by or for the benefit of the Seller or Westpac including, for the avoidance of doubt, a Permitted Security Interest (if any)); and

(iv)
if the Seller accepts the offer contained in this Sale Notice, the Seller shall have acquired an equitable interest in each Offered Receivable free and clear of any security interest (other than any Supplier's Security Interest or any security interest arising solely as the result of any action taken by or for the benefit of the Seller or Westpac including, for the avoidance of doubt, a Permitted Security Interest (if any)).

(c)	The Originator will not:

(i)	change its name without first notifying Westpac of its new name not less than 21 days before the change takes effect; or

(ii)	relocate its principal pace of business outside New Zealand or change its place of incorporation.

Receivables Purchase Agreement	Allens Arthur Robinson

7.	New Value

So far as the Originator and the Seller are concerned, the purchase arrangements contemplated by this Sale Notice are intended to operate so that the Seller will at all times be able to prove that, in respect of each relevant Receivable that is an account receivable, the sale in equity of that Receivable constitutes a transfer for which new value was provided by the Seller for and in respect of the acquisition of that Receivable.

8.	Security

(a)
In respect of any Receivable that is transferred the Seller under and in accordance with this Sale Notice, the transfer is a deemed security interest under the PPSA, governed by the PPSA, which arises by virtue of the transfer to the Seller of that Receivable by the Originator under and in accordance with this Sale Notice.

(b)
The parties to this Sale Notice agree and acknowledge that the security interest  referred to in clause 8(a) will have been perfected by the registration by the Seller of a financing statement on the PPSR against the Originator in respect of all of the Originator’s present and after acquired accounts receivable and chattel paper.

(c)	the Seller will register a financing statement under the PPSA:

(i)	describing the collateral to which it relates as “All of the debtor’s present and after acquired accounts receivable and chattel paper”;

(ii)	describing the proceeds of that collateral as “All present and after acquired personal property being proceeds of the collateral described in this financing statement”; and

(iii)	with the secured party group being the Seller and Westpac and the debtor group being the Originator and the Seller.

9.	PPSA Provisions

(a)
The parties to this Sale Notice acknowledge that it is their intention that the provisions contained in Part 9 of the PPSA do not apply to the Receivables transferred to the Seller pursuant to this Sale Notice.  However, if at law this is not the case and in respect of any other security interest created by this Sale Notice:

(i)
any power to sell any of the Receivables, whether conferred by this Sale Notice or otherwise, may be exercised without the need to give the Originator any notice of the kind that is referred to in section 114 of the PPSA and, if any of the Receivables are sold at any time, the Seller is not required to give the Originator the statement referred to in section 116 of the PPSA; and

(ii)	the Originator acknowledges that it is not entitled by section 117 of the PPSA to any surplus amounts which may result from any sale at any time.

(b)
The Originator waives the right to receive a copy of the verification statement confirming registration of a financing statement or financing change statement relating to the security interest under this Sale Notice.

Receivables Purchase Agreement	Allens Arthur Robinson

10.	Acknowledgment

The Originator acknowledges, agrees and confirms to the Seller that:

(a)
(Due Power) It has the power to enter into and perform its obligations under the Sale Notice to which it is expressed to be a party to, to carry out the transactions contemplated by the Sale Notice and to carry on its business as now conducted or contemplated;

(b)	(Receivables) the description of the Offered Receivables in the attached list or as specified in the list or notice given by the Originator under clause 4(b) is true and correct in every respect;

(c)	(Authorisations) all necessary Authorisations for the offer evidenced by this Sale Notice and the transfer of the Offered Receivables have been taken, or as the case may be, obtained.

11.	Limited Recourse

(a)
The purchase by the Seller of any Receivable pursuant to this Sale Notice constitutes an equitable assignment by the Originator of that Receivable that is absolute and not by way of security.  Other than as specified in this clause 11, the Seller shall have no right of recourse to the Originator in the event of non-payment or delayed or late payment by any Obligor (for whatever reason) in respect of any Receivable which has been purchased by the Seller from the Originator.

(b)
The Originator agrees that in the event of non-payment by any Obligor (for whatever reason) in respect of any Receivable which has been purchased by the Seller from the Originator, it shall indemnify the Seller on demand for any such non-payment provided that the Originator shall on behalf of the Seller pursue such rights as are available under the relevant Contract and under applicable law against the Obligor in respect of that non-payment and provided further that, if subsequently such payment is recovered (recovery) by the Originator from that Obligor, then

(i)	in the case where a payment has been made by the Originator pursuant to the indemnity above, the Seller shall refund to the Originator in respect of each such indemnity payment, each such recovery; or

(ii)	in the case where payment has not been made by the Originator pursuant to the indemnity above, the Originator shall hold each recovery on trust for the Seller.

12.	Counterparts

This Sale Notice may be executed in any number of counterparts.  All counterparts together will be taken to constitute one instrument.

13.	Governing Law

This Sale Notice is governed by the laws of New Zealand.

Receivables Purchase Agreement	Allens Arthur Robinson

EXECUTED as an agreement.

MONEYTECH LIMITED by its attorney in the presence of:

Signature of attorney

Signature of witness	Name of attorney

Occupation

City/town of residence

[NZ APPROVED ORIGINATOR] by its attorney in the presence of:

Signature of attorney

Signature of witness	Name of attorney

Occupation

City/town of residence

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure B

Verification Certificate (Clause 6.1(a))

To:  Westpac Banking Corporation

RECEIVABLES PURCHASE AGREEMENT

I [name] am a [director] of [*] [to be prepared for the Seller and the Servicer] (the Company).

I refer to the Receivables Purchase Agreement (the Agreement) dated [*] 2004 between Moneytech Pty Limited and Westpac Banking Corporation.

Definitions in the Agreement apply in this Certificate except where the context otherwise requires.

I CERTIFY as follows.

2.	Attached to this Certificate are complete and up to date copies of:

(a)	the constitution of [*] and certificate of incorporation (marked A); and

(b)
power of attorney granted by [*] for the execution of each Transaction Document to which it is expressed to be a party (marked B).  That power of attorney has not been revoked or suspended by [*] and remains in full force and effect.

3.
The following are signatures of the Authorised Officers of [*] and the persons who have been authorised to sign each Transaction Document to which it is expressed to be a party and to give notices and communications under or in connection with the Transaction Documents.

Authorised Officers
Name	Position	Signature
•	*
•	*
•	*

Receivables Purchase Agreement	Allens Arthur Robinson

Signatories

Name	Position	Signature
•	*
•	*
•	*

4.	Attached to this Certificate are complete and up to date copies of the constitution and certificate of incorporation of:

(a)	[*] (marked C);

(b)	[*] (marked D); and

(c)	[*] (marked E),

each an Approved Originator.

Signed:
Director

Print Name
DATED

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure C

Determination Date Statement

Please see attached.

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure D

Instalment Notice

To:          Westpac Banking Corporation

Level 8

255 Elizabeth Street

Sydney NSW 2000

Fax: 02 9284 9366

Attention: [*]

RECEIVABLES PURCHASE AGREEMENT

I [*] am an [authorised officer] of Moneytech Limited (the Seller) of [*].

I refer to the Receivables Purchase Agreement (the Agreement) between the Seller and Westpac Banking Corporation dated [*].

Under Clause 2.3(a) of the Receivables Purchase Agreement:

(1)	we request payment of the following Instalment $[ ] on [ ];

[NOTE:  Date is to be a Business Day and amount is to comply with the limits in Clause 2.2.]

(2)	the requested duration of the initial Yield Period for this Instalment is [*];

(3)	we represent and warrant that:

(a)
[(except as disclosed in paragraph (e)] the representations and warranties in Clause 7.1 of the Receivables Purchase Agreement are true as of the date of this notice in respect of the facts and circumstances then subsisting;

(b)	no event has occurred and is subsisting or would result from the payment of the requested Instalment that constitutes an Early Amortisation Event;

(c)	after giving effect to the requested Instalment Westpac's Investment will not exceed the Purchase Limit or Purchase Base;

(d)	the Commitment Termination Date has not occurred; and

(e)	details of the exceptions to paragraph (a) are as follows: [[*], and we [have taken/proposed] the following remedial action [*];]

[NOTE:  Inclusion of a statement under paragraph (e) shall not prejudice the conditions precedent in the Receivables Purchase Agreement.]

Receivables Purchase Agreement	Allens Arthur Robinson

Definitions in the Receivables Purchase Agreement apply when used in this notice.

Please confirm your agreement to this by making payment to the following bank account or into a bank account as otherwise directed by the Seller:

Bank:	[*]

BSB #:	[*]

Account Name:	[*]

Account #:	[*]

Signed on behalf of the Seller:
Authorised Officer Moneytech Limited

Print Name

DATED

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure E

Form of Director's Certificate

TO:                          Westpac Banking Corporation

AND TO:                 [     ]

I, [*], a director of [insert name of NZ Approved Originator] (the Originator), certify as follows:

1.	Board Resolutions

1.1	The board of directors of the Originator (the Board) has passed all necessary resolutions to:

(a)	approve the transactions (the Transactions) contemplated by the documents listed in the Annexure (the Documents), and the Documents themselves;

(b)	authorise signing of the Documents by or on behalf of the Originator in the manner in which they have actually been signed; and

(c)	authorise the persons specified in paragraph 10 to give any notices and other communications, and take any other action required, under or in connection with the Documents on behalf of the Originator.

1.2	The resolutions were duly passed {

OPTION I: #<in writing signed by [a majority/all] of the directors of the Originator. >#

OPTION 2: #<at a meeting of the Board which was properly convened and in respect of which all quorum requirements were duly observed. >#}

1.3	The resolutions remain in full force and effect.

2.            Directors' Self Interested Transactions

2.1
{OPTION I: #<To the best of my knowledge and belief after making due enquiry [of each other director (as that term is defined in section 126 of the Companies Act 1993 ("Act")) of the Originator], none of the directors (as so defined) of the Originator has an interest (as that term is defined in section 139 of the Act) in the Transactions.>#

OPTION 2: #<After making due enquiry' it has been determined that one or more of the Originator's directors (as that term is defined in section 126 of the Companies Act 1993 ("Act")) is, or may be, interested (as that term is defined in section 139 of the Act) in the Transactions and such interests have been entered in the interests register accordingly. The Transactions have been disclosed to all shareholders of the Originator.

All of the Originator's entitled persons have agreed in writing (pursuant to section 107(3) of the Act) to the Originator's entry into and performance of the Documents and the Transactions (so that nothing in sections 140 and 141 of the Act will apply to the Transactions). >#}

2.2	In approving the Documents and the Transactions, the Board, after taking into account all relevant factors, is of the view that the Originator is receiving or will receive fair value under them.

Receivables Purchase Agreement	Allens Arthur Robinson

3.             Corporate Benefit

In approving the Documents and the Transactions, the Board, after taking into account all relevant factors, is of the view

{OPTION 1: #<that the Originator's entry into and performance of the Document[s] and the Transactions is in the best interests of the Originator.>#

OPTION 2: #<(pursuant to an express provision in the constitution of the Originator) that the Originator's entry into and performance of the Document[s] and the Transactions is in the best interests of the Originator's holding Westpac [ and as the Originator is not a wholly owned subsidiary of the Originator's holding Westpac the prior agreement to the Originator's entry into and performance of the Document{s) and the Transactions has been obtained from all of the Originator's shareholders, other than that holding company].>#}

4.            Shareholder Resolutions

{OPTION 1: #<It has been determined that the Transactions are a "Major Transaction" for the purposes of section 129 of the Act. Accordingly [all of] the shareholders of the Originator have by special resolution:

(a)           approved the Document[s] and the Transactions; and

(b)           confirmed, approved and ratified the resolutions of the Board referred to above.

OPTION 2: #<It has been determined that the Transactions do not constitute a "Major Transaction" for the purpose of section 129 of the Act.>#}

5.             Due Execution

Each of the Documents has been properly signed by the Originator.

6.            Solvency

6.1	I am not aware of any liquidation proceedings which have been commenced against the Originator by any person, or which are intended or anticipated by the Originator.

6.2
Having taken into account all relevant factors the Board is of the view that the value of the consideration or benefit received, or to be received, by the Originator under the Transactions is not less than the value of the consideration provided, or to be provided, by the Originator.

Receivables Purchase Agreement	Allens Arthur Robinson

7.             Financial Assistance

The Transactions do not include or involve any provision by the Originator (directly or indirectly) of financial assistance in connection with the acquisition of a share issued or to be issued by the Originator or its holding company.

8.             Constitution

The copy of the constitution of the Originator held on its records as maintained at the office of the Registrar of Companies at [place] as at the date of this certificate is complete and includes all alterations to date.

9.             Authorisations

{OPTION 1: #<All consents and other authorisations required by the Originator in connection with the entry into, execution and performance of the Documents and the Transactions have been obtained on an unconditional and unqualified basis and remain in full force and effect.>#

OPTION 2: #<No consents or other authorisations are required by the Originator in connection with the entry into, execution and performance of the Documents or the Transactions.>#}

10.           Authorised Signatories

The following are the true signatures of the persons who have been authorised ([any one of them acting alone]/[any two of them acting together]) to give any notices and other communications, and to take any other action required, under or in connection with the Documents on behalf of the Originator.

Name	Position	Signature

Receivables Purchase Agreement	Allens Arthur Robinson

Signed on behalf of the Originator:
Director

Print Name

DATED

ANNEXURE OF DOCUMENTS

1.	Sale Notice between the Originator and Moneytech Limited.

2.	NZ Seller Power of Attorney given by the Originator to Moneytech Limited.

3.	Guarantee given by the Originator to Westpac Banking Corporation.

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure F

Form of Australian Power of Attorney for each Australian Approved Originator

Date

Parties	Deed Poll by:

[*] (ABN [*], (the Principal).

IT IS DECLARED as follows:

1.	Interpretation

Terms defined in:

(a)	the Receivables Purchase Agreement between Moneytech Limited, Moneytech Finance Pty Limited, Moneytech Services Pty Limited, and Westpac Banking Corporation (Westpac) dated [*] 2005 (the RPA); and

(b)	the Sale Notice between the Principal and Moneytech Finance Pty Limited dated on or around the date of this Deed, as amended (the Sale Notice),

have the same meaning when used in this deed.

In the event of any conflict between the provisions of the RPA and the Sale Notice, the Sale Notice shall prevail.

2.             Appointment

The Principal irrevocably appoints each Authorised Officer of Westpac (each an Attorney) severally as the Principal’s attorney.

3.            Powers

(a)	Each Attorney may do anything in the Principal’s name or in its own name as the act of the Principal which:

(i)	the Principal is obliged, authorised or empowered to do under or in relation to any Sale Notice relating to the Principal, or any Contract (including enforcing any Purchased Receivable);

Receivables Purchase Agreement	Allens Arthur Robinson

(ii)	Westpac is authorised or empowered to do under any Sale Notice relating to the Principal, any Contract or any law but only at the times that Westpac would have been able to do it;

(iii)
is required to transfer the interest of the Principal in a Receivable to the Seller or Westpac, including executing a legal transfer of such Receivable and giving notice of the assignment to the relevant Obligor;

(iv)	it considers necessary to protect and/or perfect its security interest and its right, title and interest in any Receivable; and

(v)	it considers necessary to exercise the powers given to the Attorney under this clause (including signing transfers, releases, instruments and other documents).

(b)	An Attorney may only act under this power if an Early Amortisation Event is subsisting.

(c)           Without limitation, each Attorney may at any time appoint sub-attorneys.

(d)	No Attorney appointed under this Deed may act inconsistently with this deed and the RPA.

3.             Ratification

The Principal shall ratify anything done by an Attorney under this deed.

4.             Delegation

This deed applies to a sub-attorney.  An Attorney may execute any document on behalf of the Principal even if it contains a power of attorney or other delegation.

5.             Conflict of Interest

An Attorney may execute a document or do anything (and that document or thing will be valid) even if the Attorney is in any way:

(a)           interested in the document or thing; or

(b)           connected with a person who is in any way interested in the document or thing.

6.             Indemnity

The Principal shall indemnify each Attorney against any loss, cost, charge, liability or expense the Attorney may sustain or incur as a direct or indirect consequence of the exercise of any power under this deed.

7.             Revocation

This power of attorney is irrevocable until all moneys owing in respect of the Receivables have been paid in full.

Receivables Purchase Agreement	Allens Arthur Robinson

8.             Personal Liability and No Warranty

An Attorney’s exercise of any power under this deed does not involve on the part of the Attorney, any partner of the Attorney or any entity of which the Attorney is an employee:

(a)           any personal liability in connection with that exercise or its consequences; or

(b)	an express or implied warranty as to the validity of this deed or the Attorney’s authority to exercise the power.

9.             Governing Law

This deed is governed by the laws of New South Wales.

EXECUTED as a deed.

Signed Sealed and Delivered by [*]

Director Signature	Director Signature

Print Name	Print Name

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure F

Form of NZ Power of Attorney for each NZ Approved Originator

NZ Originator Power of Attorney

Receivables Purchase Agreement	Allens Arthur Robinson

Date

Parties	Deed Poll by:

[NZ Originator] Limited (the Principal).

IT IS DECLARED as follows.

1.	Interpretation

Terms defined in:

(a)	the Receivables Purchase Agreement between Moneytech Pty Limited (the Seller) and Westpac Banking Corporation (Westpac) dated on or around the date of this deed, as amended (the RPA); and

(b)	the Sale Notice between the Principal and the Seller dated on or around the date of this deed, as amended (the Sale Notice);

have the same meaning when used in this deed.

In the event of any conflict between the provisions of the RPA and the Sale Notice, the Sale Notice shall prevail.

2.	Appointment

The Principal irrevocably appoints each Authorised Officer of the Seller (each an Attorney) severally as the Principal's attorney.

3.	Powers

(a)	Each Attorney may do anything in the Principal's name or in its own name as the act of the Principal which:

(i)	the Principal is obliged, authorised or empowered to do under or in relation to the Sale Notice, and any Contract (including enforcing any Receivable);

(ii)	the Seller is authorised or empowered to do under the Sale Notice, any Contract or any law but only at the times that the Seller would have been able to do it;

(iii)
is required to transfer the interest of  the Principal in a Receivable to the Seller, including executing a legal transfer of such Receivable and giving notice of the assignment to the relevant Obligor;

(iv)	it considers necessary to protect and/or perfect its security interest and its right, title and interest in any Receivable; and

(v)	it considers necessary to exercise the powers given to the Attorney under this clause (including signing transfers, releases, instruments and other documents).

Receivables Purchase Agreement	Allens Arthur Robinson

(b)	An Attorney may only act under this power if an Early Amortisation Event is subsisting.

(c)	Without limitation, each Attorney may at any time appoint sub-attorneys.

(d)	No Attorney appointed under this deed may act inconsistently with this deed.

4.	Ratification

The Principal shall ratify anything done by an Attorney under this deed.

5.	Delegation

This deed applies to a sub-attorney. An Attorney may execute any document on behalf of the Principal even if it contains a power of attorney or other delegation.

6.	Conflict of Interest

An Attorney may execute a document or do anything (and that document or thing will be valid) even if the Attorney is in any way:

(a)	interested in the document or thing; or

(b)	connected with a person who is in any way interested in the document or thing.

7.	Indemnity

The Principal shall indemnify each Attorney against any loss, cost, charge, liability or expense the Attorney may sustain or incur as a direct or indirect consequence of the exercise of any power under this deed.

8.	Revocation

This power of attorney is irrevocable until all moneys owing in respect of the Receivables have been paid in full or until the Principal does not owe any money to the Seller under the Sale Notice.

9.	Personal Liability and No Warranty

An Attorney's exercise of any power under this deed does not involve on the part of the Attorney, any partner of the Attorney or any entity of which the Attorney is an employee:

(a)	any personal liability in connection with that exercise or its consequences; or

(b)	an express or implied warranty as to the validity of this deed or the Attorney's authority to exercise the power.

10.	Governing Law

This deed is governed by the laws of New Zealand.

Receivables Purchase Agreement	Allens Arthur Robinson

EXECUTED as a deed.

Signed by [NZ Originator] Limited:

Director Signature	Director Signature

Print Name	Print Name

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure G

Credit and Collections Policies

Annexure H

Presentment and Payment Platform

These are the terms for Westpac's provision, and the Seller's use, of the Platform referred to in clause 20 of the Agreement.

1.	Description of the Platform

The Platform enables the Seller and Servicer to process payment instructions in relation to Authorised Users of Moneytech Limited.

2.	Definitions

Terms defined in the Agreement have the same meaning when used here unless stated otherwise or otherwise defined in this annexure.

Account means the bank account for acceptance of credit and debit entries under this Platform and for related purposes.

Clause means a clause of this Annexure.

Payment means any amount remitted from an Authorised User to the Seller or from Westpac to an Authorised User.

Transaction means the making of a Payment in relation to an electronically delivered invoice via the Platform through the Presentment and Payment Website.

3.	Service information

3.1	Provisions of Access to Platform

The Seller acknowledges that:

(a)	Seller's access to the Platform is provided on the terms and conditions contained in this Annexure and the Documentation;

(b)	Westpac provides access to the Platform partly through Qvalent and other third party service providers, including Carriers;

(c)	the Platform is hosted on behalf of Westpac by a third party; and

(d)	accordingly, as Westpac is reliant on third parties to provide access to the Platform there may be circumstances where the Platform is unavailable due to circumstances outside of Westpac's control.

Receivables Purchase Agreement	Allens Arthur Robinson

4.	Westpac Obligations

4.1	Access

The Seller acknowledges that:

(a)	Subject to the Seller complying with its obligations under this agreement, Westpac will provide the Seller with access to the Platform on the terms of this annexure and the Documentation.

(b)	The Platform will:

(i)	receive payment instructions from the Authorised Users;

(ii)	process purchase and funding requests from the Seller; and

(iii)	report data to Westpac, the Seller and Servicer,

pursuant to the Solution Description.

(c)
Westpac will provide support services comprising the training services described in clause 7, the Maintenance Service described in clause 4, and access to the Westpac Support Centre and support personnel described in clause 4.

4.2	Preparation

Westpac will provide the Seller with the information reasonably necessary to carry out the preparations required to obtain access to the Platform.

4.3	Performance of the Platform

(a)	By executing this agreement, the Seller and Servicer confirm to Westpac that the Platform operates as set out in the Solution Documentation on the date of this Agreement.

(b)	Westpac will use its best endeavours to ensure that the Platform performs as set out in the Solution Description and this Agreement.

5.	Obligations of the Seller

5.1	Seller's hardware and software

The Seller is responsible for procuring the Seller's hardware and the Seller's software and ensuring that such items meet the minimum system requirements in Attachment A to this annexure.

5.2	Data security

The Seller is wholly responsible for the security and back up of its data on the Platform.

5.3	Internet connection

The Seller is responsible for providing its own access to the Internet and procuring sufficient bandwidth to and from the Seller’s location to enable access to the Platform.

Receivables Purchase Agreement	Allens Arthur Robinson

6.	Use of the Platform

6.1	Use

(a)	The Seller may only use the Platform:

(i)	through its Authorised Users;

(ii)	to carry out the functions specified in the Documentation;

(iii)	for its own business purposes; and

(iv)	otherwise in accordance with Westpac's directions (from time to time) and the Documentation.

(b)	The Seller must not:

(i)
decompile, disassemble, reverse engineer, modify, enhance or alter the whole or any part of the Platform or the Documentation, except to the extent that the Seller is legally authorised to do so by the Copyright Act 1968 (Cth); or

(ii)	copy, or allow a third party to copy,

the Platform  except to the extent reasonably necessary for backup purposes.

(c)	Prior to enabling an Authorised User to access the Platform, the Seller must make the Authorised User aware of the terms and conditions which apply to such access.

7.	Training

7.1	Training in use of the Platform

(a)	At the request of the Seller, Westpac (itself or via a third party) will provide training in the use of the Platform to the Authorised Users employed by Moneytech Limited as follows:

(i)	during one training session which will take place as soon as reasonably practicable after access to the Platform is provided; and

(ii)	if the Seller requires any additional training, such training will be provided at the Seller’s cost and on Westpac's then current terms and charges.

(b)	The Seller must bear all travelling, accommodation and other expenses incurred by Westpac personnel in providing the Training.

(c)	The Seller must ensure that only:

(i)	Authorised Users of Moneytech Limited who have received the training referred to in this clause 7 of this annexure; and

(ii)	other Authorised Users who confirm to Moneytech that they agree to the terms of use of the Platform,

are granted access to the Platform.

Receivables Purchase Agreement	Allens Arthur Robinson

8.	Operation of the Platform

8.1	Access

(a)	The Seller must not, and must use its best endeavours to ensure that the Authorised Users are unable to, access the Platform by any means other than through the Seller’s hardware.

(b)	The Seller must:

(i)	do everything reasonably necessary to prevent any unauthorised operation, modification or use of the Platform; and

(ii)	do everything reasonably necessary to protect the Platform from misuse.

(c)	Westpac may charge the Seller for:

(i)
any work done that relates to the Seller’s hardware or Seller’s software in which Westpac performs work requested by the Seller in connection with the installation or connection of the Seller’s hardware or the Seller’s software;

(ii)	any work required in relation to the operation of the Seller’s hardware or Seller’s software when connected to the Platform; and

(iii)	any other information including any analysis or reports requested by the Seller.

except where the requirement for work or information arises from a fault in the operation of the Platform.

8.2	No third party use without approval

The Seller must not allow any third party to access or use the Platform without Westpac's prior written approval.  So long as an Obligor is approved by Moneytech Limited to hold a DealerCard, Westpac approves that Obligor as an Authorised User.

9.	Transactions

9.1	No responsibility for Transactions

(a)	Westpac takes no responsibility for Payments by Obligors or the obligation to make those payments.

(b)	The Seller is responsible for ensuring that the Contract details are accurate.

10.	Proprietary rights

10.1	Seller no proprietary rights

(a)
All rights, title and interests (including all Intellectual Property Rights) in and to the Platform, any software developed by Westpac for the Seller, the Documentation and any enhancements or modifications to any of them, are owned by Westpac (or, where appropriate, its licensors), and nothing in this agreement assigns or transfers any rights of Westpac or its licensors to the Seller.

(b)	The Seller must not:

Receivables Purchase Agreement	Allens Arthur Robinson

(i)	remove, deface or obscure any identification or copyright notices on the Platform; or

(ii)	copy the Documentation,

without the express written consent of Westpac.

(c)	The Seller must not change any screen available on the Presentment and Payment Website (including any information displayed on such screen).

(d)
Westpac acknowledges that the Documentation represents, as a whole, a unique selling and marketing proposition developed by Moneytech Limited and will not replicate that selling and marketing proposition other than for the benefit of Moneytech Limited.

11.	Use of Data

11.1	Collection and privacy

(a)
The Seller acknowledges and agrees that Westpac may collect information about the Seller, including Personal Information, and Transaction information. The Seller agrees that Westpac may use this information for planning, product development and research purposes.  Westpac will not disclose this information to any third party without the Seller’s consent except as otherwise permitted under this agreement or as required by law.  Where relevant, Westpac will comply with the requirements of the Privacy Act 1988 (Cth) when collecting, using and disclosing any Personal Information belonging to the Seller.

(b)	The Seller agrees to inform Obligors that Westpac may collect Personal Information about the Obligors during their use of the Platform.

(c)
The Seller agrees that Westpac may use information about the Transactions for administration and internal reporting and may use such information alone or with other data to create and disseminate trend analyses, statistical reports and similar information (Reports), provided that such Reports do not disclose the identity of the Seller or the Obligors.

(d)	Westpac’s privacy policy is available for review on the Westpac web-site at www.westpac.com.au.

(e)
The Platform is hosted on third party hardware. The Seller’s information may become known to the host, and the host is obligated to keep Seller’s information confidential.  Westpac will ensure that the Platform host complies with its confidentiality obligations as they apply to the Seller, the Servicer, Moneytech Limited and any Obligor.

12.	New Releases

12.1	New Release

(a)	Westpac may provide the Seller with an enhancement or modification to the Platform (New Release). The Seller must, as soon as practicable after it receives the New Release, install the New Release.

Receivables Purchase Agreement	Allens Arthur Robinson

(b)	Westpac will provide the Documentation reasonably necessary for the Seller to use a New Release.

(c)
Westpac will not charge the Seller for New Releases of the Platform which it generally makes available to other customers. Westpac may charge the Seller for supplying or installing other new releases or related services requested by the Seller, if Westpac agrees to provide such new releases or related services.

(d)	New Releases and other software upgrades provided by Westpac may require hardware upgrades for satisfactory performance. The Seller is responsible for the cost of any such hardware upgrades.

13.	Maintenance Services

13.1	Maintenance that Westpac will provide

Subject to clause 13.6 of this annexure, Westpac will provide maintenance services for the Platform through the Westpac Support Centre and in accordance with the Service Levels (Maintenance Services).

13.2	Seller's obligations for maintenance

(a)
The Seller must notify the Westpac Support Centre promptly (and in any event within 2 business days of discovery) of any Defects in the operation of the Platform which materially affect the Seller’s use of the Platform.

(b)	The Seller must maintain records of all Defects and make those records available to Westpac on request.

(c)	The Seller must not perform or allow any third party to perform maintenance or repair work, alterations or modifications of any nature whatsoever to the Platform.

(d)	Westpac may charge the Seller for Maintenance Services required because of any:

(i)	neglect or fault of the Seller or any third party authorised by the Seller to use or access the Platform; or

(ii)	defect or malfunction in any Seller’s hardware or Seller’s software.

13.3	Maintenance exclusions

The Seller agrees that Maintenance Services do not include:

(a)	any service other than those provided at Westpac’s own locations;

(b)	consumables;

(c)	maintenance of any attachments or associated equipment (whether or not supplied by Westpac) which do not form part of Westpac’s own hardware;

(d)	any maintenance services for Seller’s hardware and Seller’s software; or

(e)	any maintenance services provided outside Business Hours, at the Seller's request.

Receivables Purchase Agreement	Allens Arthur Robinson

13.4	Chargeable items

Westpac may charge the Seller its then current rate of charges for:

(a)	goods and services not included in the Maintenance Services but which Westpac agrees to supply to the Seller; and

(b)	any other maintenance services for which Westpac is entitled to charge the Seller pursuant to this Annexure.

13.5	Support

Westpac will provide, in accordance with clause 13.6 of this annexure:

(a)	a telephone help desk (via the Westpac Support Centre) staffed by personnel of Westpac capable of providing technical and functional assistance in the use of the Platform; and

(b)	assistance from support personnel capable of providing assistance in the use of the Platform.

13.6	Service Levels

(a)	The service processes and Service Levels are set out in Attachment B to the Annexure.

(b)
Notwithstanding any other provision in this Annexure, the Seller agrees that a failure by Westpac to meet or observe the Priority Levels and Resolution Targets (set out in Attachment B of this Annexure) does not constitute a breach of the terms set out in this annexure or the agreement.

13.7	Planned Outages

So far as possible, Planned Outages will occur:

(a)	outside Business Hours;

(b)	for the shortest possible time on each occasion; and

(c)	at a time that will minimise any inconvenience to Seller.

14.	Suspension of Access

14.1	Westpac's right to suspend Access

(a)	Westpac may, at any time without notice to the Seller, suspend for an indefinite period or cancel the Seller’s access to the Platform:

(i)	if the Seller breaches or Westpac reasonably believes that the Seller is in breach of its obligations under this agreement;

(ii)	if the Seller’s connection to the Platform will cause technical incapacity to the Platform and that such incapacity would continue unless access or use is suspended; and

(iii)
otherwise, for any other reason (although it will use reasonable endeavours to provide notice where practicable), if for example, Westpac needs to carry out urgent repairs to its network, or where it is obliged to comply with an order, instruction or request of any Governmental Agency.

Receivables Purchase Agreement	Allens Arthur Robinson

14.2	No objection by the Seller

Westpac will use all reasonable endeavours to act promptly to restore access when it is reasonably satisfied that the cause of the suspension has been removed.

15.	Exclusion of Warranties and Liability

(a)
Access to the Platform is provided on an 'as is' basis and without any representation or warranty to the Seller that the Platform will perform free of errors or defects, or as to the availability or performance of the Platform.

(b)	The Seller acknowledges that the Seller has no claim against Westpac if the Seller’s software or Seller's hardware fails to function satisfactorily or to be compatible with the Platform.

(c)
Where legislation implies in this agreement any condition or warranty, and that legislation avoids or prohibits provisions in a contract excluding or modifying the application of or exercise of or liability under such condition or warranty, the condition or warranty will be deemed to be included into this agreement. However the liability of Westpac for any breach of such condition or warranty will be limited, at the option of Westpac, to one or more of the following:

(i)	if the breach relates to goods:

(A)	the replacement of the goods or the supply of equivalent goods;

(B)	the repair of such goods;

(C)	the payment of the cost of replacing the goods or acquiring equivalent goods; or

(D)	the payment of the costs of having the goods repaired; and

(ii)	if the breach relates to services:

(A)	the supplying of the services again; or

(B)	the payment of the cost of having the services supplied again.

(d)
Subject to clause 15(c) of this annexure and to the extent permitted by law, Westpac excludes any and all liability (howsoever arising or caused, including due to Westpac's wilful, reckless, negligent acts or omissions or breach of contract) to the Seller for any loss arising directly or indirectly from the Seller's use of the Platform and the Services.

Receivables Purchase Agreement	Allens Arthur Robinson

ATTACHMENT A

to

PRESENTMENT AND PAYMENT PLATFORM

HARDWARE (minimum requirement) – IBM P630 1 Gig CPU, 1 Gig RAM

MODEM/CONNECTIVITY (minimum requirement) – Internet Connection using SSL Certs

SOFTWARE (minimum requirement) – Java J2E 1.3 AIX 5.1

Receivables Purchase Agreement	Allens Arthur Robinson

ATTACHMENT B

to

PRESENTMENT AND PAYMENT PLATFORM

SERVICE LEVELS

1.	Westpac Support Centre - Hours of Operations

(a)	Subject to paragraphs (b) and (c) below, support will be available between the hours of 7.00am and 7.00pm Australian Eastern Standard Time (AEST) Monday to Friday.

(b)	Public holiday support will be available for days that are not national Australian holidays. That is, support will be available on:

(i)	Queen’s Birthday public holiday (June); and

(ii)	NSW Labour Day (October).

(c)	Public holidays where support is not available are:

(i)	Australia Day (26th January);

(ii)	ANZAC Day (25th April);

(iii)	Good Friday;

(iv)	Easter Monday;

(v)	Christmas Day (25th December);

(vi)	Boxing Day (26th December); and

(vii)	New Years Day (1 January).

2.	General service provisions

Westpac will:

(a)	co-ordinate and resolve any difficulties the Seller may have in accessing the Presentment and Payment Website.

(b)
ensure that all identified problems reported to the Westpac Support Centre by the Seller are immediately logged and escalated and forwarded to the appropriate personnel as referred to in this Service Level Standard; and

Westpac does not support software sourced from third parties unless it is an integral part of the Presentment and Payment Platform.  To avoid doubt, the Presentment and Payment Platform does not constitute third party software.

Receivables Purchase Agreement	Allens Arthur Robinson

3.	Seller's hardware and software

The Seller will be responsible for all service issues associated with Seller’s hardware and the Seller’s software, Westpac will charge the Seller for time spent in servicing the Seller’s hardware and the Seller’s software.  The Seller is responsible for ensuring the Seller’s personnel are aware of the appropriate contact numbers for servicing of Seller’s hardware and Seller’s software.

4.	Purpose

The Westpac Support Centre has been set up in Sydney, Australia to provide application and technical support for authorised customers using the Platform.

The Westpac Support Centre will not support the following:

(a)	Seller’s hardware or connectivity;

(b)	Seller’s software, including Internet browser functionality; or

(c)	third party back office functionality.

5.	Method of contact

Sellers will be able to log support issues via the Internet using a web support tool or by phoning the Westpac Support Centre.  Westpac recommends all Priority P1 issues are logged via the phone and all other priority calls should be logged via the web support tool.

Via email

A customer should complete the ‘Web Form’ form and will be given a reference number that should be referred to when further information on the call is required.

Via telephone

All Priority P1 calls should be referred immediately to the Westpac Support Centre (see Paragraph 7 - "Priority Levels and Resolution Targets" for details).  Sellers can call Qvalent Customer Care 1300 301 444 (which is available Monday to Friday 7:00 am to 6:00 pm AEST on a Business Day) to speak to a Support Specialist.

Via web interface

A customer will be able to complete the web form as an alternate to using the phone or sending an email. It is recommended that this form be completed for all faults and enquiries other than Priority P1.

6.	Service Levels

Westpac will ensure that all calls will be responded to in accordance with the Priority Levels and Resolution Targets table. The Service Levels are provided on the basis that the events described are not caused by Seller’s hardware or Seller’s software or any software not supported by Westpac.

Receivables Purchase Agreement	Allens Arthur Robinson

7.	Priority Levels and Resolutions Targets

The priority of a problem determines the targeted initial response times by Westpac..  Westpac will determine the priority of each case.  All response times are during the Business Hours of operations (see Method of Contact). It may not be possible to resolve a problem during the stated resolution times.  For example, this happens when additional information is needed or different expertise is required to resolve the problem. In these instances, the Support Specialist will update the Seller periodically in accordance with the following table, and Westpac will work to resolve the problem during Business Hours of operation.

Priority	Import	Definitions	Response	Resolution	Update

System is down or fails to function. No work around is possible.
P1	Critical	A Seller has complete loss of service and work cannot reasonably continue. Or a Seller experiences data loss or corruption. Or a Seller is unable to use an essential part of the application.	1 hours	1 day	2 hours

Selected features are missing or fail to perform.
P2	Major	A problem affects the functionality of the system but can be circumvented so that the system can be used.	4 hours	2 days	8 hours

P3	Average	Selected features perform slowly or incorrectly. A Seller can circumvent the problem and use the system with only slight inconvenience.	8 hours	3 days	12 hours

General questions on functionality or training or cosmetic defects.
P4	Minor	A Seller notes a condition that does not affect functionality of the system or impede the use of the system in a slow way.	8 hours	4 days	1 day

If a Seller believes there is a problem with currently functionality it should be investigated as a possible application “bug”.
P5	Bug	If a Seller believes an enhancement could be made to existing or new functionality.	8 hours	Will be advised after investigation	5 days

Receivables Purchase Agreement	Allens Arthur Robinson

Annexure I

Form of Insurance Policy